    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 27, 2002



                                                      REGISTRATION NO. 333-89530


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                         PRE-EFFECTIVE AMENDMENT NO. 1

                                 ---------------

                          PRUCO LIFE INSURANCE COMPANY

                           (EXACT NAME OF REGISTRANT)

                                     ARIZONA

 -------------------------------------------------------------------------------
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                    22-194455

                     (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                        C/O PRUCO LIFE INSURANCE COMPANY

                              213 WASHINGTON STREET

                          NEWARK, NEW JERSEY 07102-2992

                                 (973) 802-7333

 -------------------------------------------------------------------------------
          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                                THOMAS C. CASTANO

                               ASSISTANT SECRETARY

                          PRUCO LIFE INSURANCE COMPANY

                              213 WASHINGTON STREET

                          NEWARK, NEW JERSEY 07102-2992

                                 (973) 802-4708

 -------------------------------------------------------------------------------
           (NAME, ADDRESS, AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                COPIES TO:

                  C. CHRISTOPHER SPRAGUE
                  VICE PRESIDENT, CORPORATE COUNSEL
                  THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
                  213 WASHINGTON STREET
                  NEWARK,  NEW JERSEY 07102-2992

================================================================================

Approximate date of commencement of proposed sale to the public--January 3, 2003

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box ........................[x]


                                                  CALCULATION OF REGISTRATION FEE

                     TITLE OF EACH             AMOUNT            PROPOSED            PROPOSED           AMOUNT OF
                  CLASS OF SECURITIES           TO BE        MAXIMUM OFFERING    MAXIMUM AGGREGATE    REGISTRATION
                   TO BE REGISTERED          REGISTERED*      PRICE PER UNIT*     OFFERING PRICE          FEE**
               -----------------------   -----------------  ------------------   -----------------    ------------
               Market-value adjusted

               annuity contracts            $500,000,000                           $500,000,000        $ 46,000


----------
*   Securities are not issued in predetermined units


Prudential Investment Management Services LLC, the principal underwriter of these contracts under a "best efforts" arrangement, will be reimbursed by Price Life Insurance Company for its costs and expenses incurred in connection with the sale of these contracts.



The risk factors section appears on page 6 of the prospectus.

STRATEGIC PARTNERS(SM)

HORIZON ANNUITY

--------------------------------------------------------------------------------

PROSPECTUS: OCTOBER 4, 2002



THIS PROSPECTUS DESCRIBES A MARKET VALUE ADJUSTED INDIVIDUAL ANNUITY CONTRACT OFFERED BY PRUCO LIFE INSURANCE COMPANY (PRUCO LIFE). PRUCO LIFE IS A WHOLLY OWNED SUBSIDIARY OF THE PRUDENTIAL INSURANCE COMPANY OF AMERICA. PRUCO LIFE IS LOCATED AT 213 WASHINGTON STREET, NEWARK, NJ 07102-2992, AND CAN BE CONTACTED BY CALLING (973) 367-1730. PRUCO LIFE ADMINISTERS THE STRATEGIC PARTNERS HORIZON ANNUITY CONTRACTS AT THE PRUDENTIAL ANNUITY SERVICE CENTER, P.O. BOX 7960, PHILADELPHIA, PA 19101. YOU CAN CONTACT THE PRUDENTIAL ANNUITY SERVICE CENTER BY CALLING, TOLL-FREE, (888) PRU-2888.


PLEASE READ THIS PROSPECTUS
------------------------------------------------------------


Please read this prospectus before purchasing a Strategic Partners Horizon Annuity contract and keep it for future reference.



 THE SEC HAS NOT DETERMINED THAT THIS CONTRACT IS A GOOD INVESTMENT, NOR HAS THE SEC DETERMINED THAT THIS PROSPECTUS IS COMPLETE OR ACCURATE. IT IS A CRIMINAL OFFENSE TO STATE OTHERWISE. INVESTMENT IN A MARKET VALUE ADJUSTED ANNUITY CONTRACT IS SUBJECT TO RISK, INCLUDING THE POSSIBLE LOSS OF YOUR MONEY. AN INVESTMENT IN STRATEGIC PARTNERS HORIZON ANNUITY IS NOT A BANK DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.


 ORD01009

CONTENTS
--------------------------------------------------------------------------------


                 PART I: STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS
                 ------------------------------------------------------------

                 SUMMARY
                 ------------------------------------------------------------
                          Glossary...........................................      4
                          Summary............................................      5
                          Risk Factors.......................................      6

                 PART II: STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS
                 ------------------------------------------------------------
                     Section 1: What is the Strategic Partners Horizon
                      Annuity?...............................................     10
                          Short Term Cancellation Right or "Free Look".......     10
                     Section 2: What Guarantee Periods Can I Choose?.........     11
                          Guarantee Periods..................................     11
                          Market Value Adjustment............................     12
                     Section 3: What Kind of Payments Will I Receive During
                      the Income Phase? (Annuitization)......................     13
                          Payment Provisions.................................     13
                              Option 1: Annuity Payments for a Fixed
                               Period........................................     13
                              Option 2: Life Annuity with 120 Payments (10
                               Years)........................................     13
                              Option 3: Interest Payment Option..............     13
                              Option 4: Other Annuity Options................     13
                              Tax Considerations.............................     14
                     Section 4: What is the Death Benefit?...................     15
                          Beneficiary........................................     15
                          Calculation of the Death Benefit...................     15
                          Joint Ownership Rules..............................     15
                     Section 5: How Can I Purchase a Strategic Partners
                      Horizon Annuity Contract?..............................     16
                          Purchase Payment...................................     16
                          Allocation of Purchase Payment.....................     16
                     Section 6: What are the Expenses Associated with the
                      Strategic Partners Horizon Annuity Contract?...........     17
                          Withdrawal Charge..................................     17
                          Waiver of Withdrawal Charge for Critical Care......     18
                          Taxes Attributable to Premium......................     18
                     Section 7: How Can I Access My Money?...................     19
                          Automated Withdrawals..............................     19
                     Section 8: What are the Tax Considerations Associated
                      with the Strategic Partners Horizon Annuity
                      Contract?..............................................     20
                          Contracts Owned by Individuals (Not Associated with
                          Tax Favored Retirement Plans)......................     20
                          Contracts Held by Tax Favored Plans................     21
                     Section 9: Other Information............................     27
                          Pruco Life Insurance Company.......................     27
                          Sale and Distribution of the Contract..............     27
                          Assignment.........................................     28
                          Householding.......................................     28
                          Litigation.........................................     28
                          Management's Discussion and Analysis of Financial
                          Condition and Results of Operations ...............     29
                          Quantitative and Qualitative Disclosure about
                          Market Risk........................................     45
                          Directors and Officers.............................     51
                          Executive Compensation.............................     53
                          Selected Financial Data............................     53
                          Company Financial Information......................     54
                          Experts............................................     93
                          Indemnification....................................     93
                          Market-Value Adjustment Formula....................     94
                          IRA Disclosure Statement...........................     97

PART I SUMMARY
--------------------------------------------------------------------------------

STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS

                                                                          PART I


STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SUMMARY


GLOSSARY
--------------------------------------------------------------------------------
WE HAVE TRIED TO MAKE THIS PROSPECTUS AS EASY TO READ AND UNDERSTAND AS POSSIBLE. BY THE NATURE OF THE CONTRACT, HOWEVER, CERTAIN TECHNICAL WORDS OR TERMS ARE UNAVOIDABLE. WE HAVE IDENTIFIED THE FOLLOWING AS SOME OF THE KEY WORDS OR TERMS. OTHER DEFINED TERMS ARE SET FORTH IN YOUR CONTRACT.

ACCUMULATION PHASE

The period that begins with the contract date (see below definition) and ends when you start receiving income payments or earlier if the contract is terminated through a full withdrawal or payment of a death benefit.

ADJUSTED CONTRACT VALUE

When you begin receiving income payments, the value of your contract minus any charge we impose for premium taxes.

ANNUITANT

The person whose life determines the amount of income payments that will be paid. If, upon the death of the annuitant, there is no surviving co-annuitant, and the owner is not the annuitant, then the owner becomes the annuitant.

ANNUITY DATE

The date when income payments are scheduled to begin.

BENEFICIARY

The person(s) or entity you have chosen to receive a death benefit.

CO-ANNUITANT

The person shown on the contract data pages who becomes the annuitant upon the death of the annuitant before the annuity date. No co-annuitant may be designated if the owner is a non-natural person.

CONTRACT DATE

The date we receive your purchase payment and all necessary paperwork in good order at the Prudential Annuity Service Center. Contract anniversaries are measured from the contract date. A contract year starts on the contract date or on a contract anniversary.

CONTRACT OWNER, OWNER OR YOU

The person entitled to the ownership rights under the contract.

CONTRACT SURRENDER VALUE

This is the total value of your contract adjusted by any market-value adjustment, minus any withdrawal charge(s) and premium taxes.

CONTRACT VALUE

The total value of the amount in a contract allocated to a guarantee period as of a particular date.

DEATH BENEFIT

If the sole owner or first to die of the joint owners dies, the designated person(s) or the beneficiary will receive the contract value as the death benefit. If the contract is owned by an entity (e.g. a corporation or trust), rather than by an individual, then we will pay the death benefit upon the death of the annuitant. See "What is the Death Benefit?" on page 25.

GUARANTEE PERIOD

A period of time during which your invested purchase payment earns interest at the declared rate. We currently make available guarantee periods equal to any or all of the following: 1 year (currently available only as a renewal option), 3 years, 5 years, 7 years, and 10 years.

INCOME OPTIONS

Options under the contract that define the frequency and duration of income payments. In your contract, these are referred to as payout or annuity options.

INVESTED PURCHASE PAYMENT

Your purchase payment (which we define below) less any deduction we make for any premium or other tax charge. In addition to the initial invested purchase payment, we allow you to make additional purchase payments during the 30 days preceding the end of a guarantee period.

JOINT OWNER

The person named as the joint owner, who shares ownership rights with the owner as defined in the contract. Joint owners may be spouses, but are not required to be spouses.

PRUDENTIAL ANNUITY SERVICE CENTER

For general correspondence: P.O. Box 7960, Philadelphia, PA, 19101. For express overnight mail: 2101 Welsh Road, Dresher, PA 19025. The phone number is (888) PRU-2888. Prudential's Web site is www.prudential.com.

PURCHASE PAYMENT

The amount of money you pay us to purchase the contract, as well as any additional payment you make.

TAX DEFERRAL

This is a way to increase your assets without currently being taxed. You do not pay taxes on your contract earnings until you take money out of your contract.

                                                                          PART I

STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SUMMARY


SUMMARY OF SECTIONS 1-9
--------------------------------------------------------------------------------

FOR A MORE COMPLETE DISCUSSION OF THE FOLLOWING TOPICS, SEE THE CORRESPONDING
SECTION IN THE PROSPECTUS.


SECTION 1
WHAT IS THE STRATEGIC PARTNERS HORIZON ANNUITY?


This market value adjusted annuity contract, offered by Pruco Life, is a contract between you, as the owner, and us. The contract is intended for retirement savings or other long-term investment purposes and provides a death benefit and guaranteed income options.

   While your money remains in the contract for the full guarantee period, your principal amount is guaranteed and the interest amount that your money will earn is guaranteed by us to always be at least 3%. Payments allocated to the contract are held as a separate pool of assets, but the income, gains or losses experienced by these assets are not directly credited or charged against the contracts. As a result, the strength of our guarantees under the contract are based on the overall financial strength of Pruco Life.

   The contract, like all deferred annuity contracts, has two phases: the accumulation phase and the income phase. During the accumulation phase, earnings grow on a tax-deferred basis and are taxed as income when you make a withdrawal. The income phase starts when you begin receiving regular payments from your contract. The amount of money you are able to accumulate in your contract during the accumulation phase will help determine the amount of the payments you will receive during the income phase. Other factors will affect the amount of your payments such as age, gender and the payout option you selected.


   Free Look. If you change your mind about owning Strategic Partners Horizon Annuity, you may cancel your contract within 10 days after receiving it (or whatever time period is required in the state where the contract was issued).


SECTION 2
WHAT GUARANTEE PERIODS CAN I CHOOSE?

You can allocate your initial purchase payment to one of the guarantee periods available under the contract. We have the right under the contract to offer one or more of the following guarantee periods: 1 year (currently available only as a renewal option), 3 years, 5 years, 7 years, or 10 years, and we may offer other guarantee periods in the future. At any time, we may offer any or all of these guarantee periods. You may not allocate your purchase payment to more than one guarantee period.

SECTION 3
WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE INCOME PHASE? (ANNUITIZATION)

If you want to receive regular income from your annuity, you can choose one of several options, including guaranteed payments for the annuitant's lifetime. Once you begin receiving regular payments, you cannot change your payment plan.

SECTION 4
WHAT IS THE DEATH BENEFIT?

If the sole owner or the first of the joint owners dies, the designated person(s) or the beneficiary will receive the contract value as the death benefit. If the contract is owned by an entity (e.g., a corporation or trust), rather than by an individual, then we will pay the death benefit upon the death of the annuitant.


SECTION 5
HOW CAN I PURCHASE A STRATEGIC PARTNERS HORIZON ANNUITY CONTRACT?


You can purchase this contract, under most circumstances, with a minimum purchase payment of $5,000. We allow you to make additional purchase payments only during the 30 days immediately preceding the end of a guarantee period. Your representative can help you fill out the proper forms.

SUMMARY OF SECTIONS 1-9 CONTINUED
--------------------------------------------------------------------------------

                                                                          PART I

STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SUMMARY



SECTION 6
WHAT ARE THE EXPENSES ASSOCIATED WITH THE STRATEGIC PARTNERS HORIZON ANNUITY CONTRACT?


There are a few states/jurisdictions that assess a premium tax when you begin receiving regular income payments from your annuity. In those states, we will impose the required premium tax charge which can range up to 3.5%.

   During the accumulation phase, if you withdraw money, you may have to pay a withdrawal charge on all or part of the withdrawal. The withdrawal charge that we impose depends on the guarantee period from which you are withdrawing your money. The withdrawal charge ranges from 0% to 7%. You also will be subject to a market value adjustment if you make a withdrawal prior to the end of a guarantee period.

SECTION 7
HOW CAN I ACCESS MY MONEY?

You may take money out at any time during the accumulation phase. If you do so, however, you may be subject to income tax and, if you make a withdrawal prior to age 59 1/2, an additional tax penalty as well. Each contract year after the first, you may withdraw without charge an amount equal to the interest you earned (but did not withdraw) during the contract year immediately preceding the withdrawal. Withdrawals greater than that amount will be subject to a withdrawal charge. A market-value adjustment may also apply.


SECTION 8
WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC PARTNERS HORIZON ANNUITY CONTRACT?


Your earnings are not taxed until withdrawn. If you take money out during the accumulation phase, earnings are withdrawn first and are taxed as ordinary income. If you are younger than age 59 1/2 when you take money out, you may be charged a 10% federal tax penalty on the earnings in addition to ordinary taxation. A portion of the payments you receive during the income phase is considered partly a return of your original investment. As a result, that portion of each payment is not taxable as income. Generally, all amounts withdrawn from IRA contracts (excluding Roth IRAs) are fully taxable and subject to the 10% penalty if withdrawn prior to age 59 1/2.

SECTION 9
OTHER INFORMATION

This contract is issued by Pruco Life, a subsidiary of The Prudential Insurance Company of America and sold by registered representatives. Section 9 of the prospectus provides a detailed discussion of Pruco Life's operations and assets.

RISK FACTORS


There are various risks associated with the purchase of the Strategic Partners Horizon Annuity annuity that we summarize below.



   ISSUER RISK. Your Horizon Annuity annuity is issued by Pruco Life, and thus is backed by the financial strength of that company. If Pruco Life were to experience significant financial adversity, it is possible that Pruco Life's ability to pay interest and principal under the Horizon Annuity annuity could be impaired.



   RISKS RELATED TO CHANGING INTEREST RATES. You do not participate directly in the investment experience of the bonds and other instruments that Pruco Life holds to support the Horizon Annuity annuities. Nonetheless, the market value adjustment formula (which is detailed in the appendix to this prospectus) reflects the effect that prevailing interest rates have on those bonds and other instruments. If you need to withdraw your money during a period in which prevailing interest rates have risen above their level when you made your purchase, you will experience a "negative" market value adjustment. When we impose this market value adjustment, it could result in the loss of both the interest you have earned and a portion of your purchase payments. Thus, before you commit to a particular guarantee period, you should consider carefully whether you have the ability to remain in the contract throughout the guarantee period. In addition, we cannot, of course, assure you that the Strategic Partners Horizon Annuity annuity will perform better than another investment that you might have made.

--------------------------------------------------------------------------------

                                                                          PART I

STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SUMMARY


   RISKS RELATED TO THE WITHDRAWAL CHARGE. We impose withdrawal charges that range as high as 7%. If you anticipate needing to withdraw your money prior to the end of a guarantee period, you should be prepared to pay the withdrawal charge that we will impose.

   A more comprehensive discussion of the risks inherent in Pruco Life's operations appears in Section 9 under "Quantitative and Qualitative Disclosures About Market Risk."

                       This page intentionally left blank

PART II SECTIONS 1-9
--------------------------------------------------------------------------------

STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS

                                                                         PART II


STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9


        1:

WHAT IS THE STRATEGIC PARTNERS HORIZON


        ANNUITY?

--------------------------------------------------------------------------------


THE STRATEGIC PARTNERS HORIZON ANNUITY IS A CONTRACT BETWEEN YOU, THE OWNER, AND US, THE INSURANCE COMPANY, PRUCO LIFE INSURANCE COMPANY (PRUCO LIFE, WE OR US).


Under our contract or agreement, in exchange for your payment to us, we promise to pay you a guaranteed income stream that can begin any time after the second contract anniversary. This time period may differ in certain states. Your annuity is in the accumulation phase until you decide to begin receiving annuity payments. The date you begin receiving annuity payments is the annuity date. On the annuity date, your contract switches to the income phase.

   This annuity contract benefits from tax deferral. Tax deferral means that you are not taxed on earnings or appreciation on the assets in your contract until you withdraw money from your contract.


   Strategic Partners Horizon Annuity allows you to allocate a purchase payment to one of several guarantee periods that we offer at the time. As the owner of the contract, you have all of the decision-making rights under the contract. You will also be the annuitant unless you designate someone else. The owner is the person upon whose death during the accumulation phase, the death benefit generally is payable. The annuitant is the person whose life is used to determine the amount of annuity payments and how long the payments will continue. On and after the annuity date, the annuitant may not be changed.


   The beneficiary is the person(s) or entity designated to receive any death benefit if the owner (or first to die of joint owners) dies during the accumulation phase. You may change the beneficiary any time prior to the annuity date by making a written request to us. Your request becomes effective when we approve it.

SHORT TERM CANCELLATION RIGHT OR "FREE LOOK"


If you change your mind about owning Strategic Partners Horizon Annuity, you may cancel your contract within 10 days after receiving it (or whatever period is required by applicable law). You can request a refund by returning the contract either to the representative who sold it to you, or to the Prudential Annuity Service Center at the address shown on the first page of this prospectus. You will receive, depending on applicable state law:


-  Your full purchase payment; or

-  The amount your contract is worth as of the day we receive your request.

We impose neither a withdrawal charge nor any market value adjustment if you cancel your contract under this provision.

                                                                         PART II

STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9


        2:
WHAT GUARANTEE PERIODS

        CAN I CHOOSE?
--------------------------------------------------------------------------------

THE CONTRACT GIVES YOU THE CHOICE OF ALLOCATING YOUR PURCHASE PAYMENT TO ONE OF THE GUARANTEE PERIODS THAT WE ARE OFFERING AT THE TIME.

GUARANTEE PERIODS


Under each Strategic Partners Horizon Annuity contract, we have the right to offer one or more of several guarantee periods. These guarantee periods are 1 year (currently available only as a renewal option), 3 years, 5 years, 7 years, or 10 years in length. In the future, we may offer other guarantee periods on substantially the same terms as described in this prospectus. We are not obligated to offer more than one guarantee period at any time. We will apply your purchase payment to the guarantee period you have chosen. You must allocate all of your initial purchase payment to a single guarantee period.


   We declare the interest rate for each available guarantee period periodically, but we guarantee that we will declare no less than 3% interest with respect to any guarantee period. You will earn interest on your invested purchase payment at the rate that we have declared for the guarantee period you have chosen.

   In addition to the basic interest, we also may pay additional interest with respect to guarantee periods other than the one year and three year periods. The amount of the additional interest varies according to the amount of your purchase payment. Specifically, we will pay additional interest equal to 0.50% annually for a purchase payment of $25,000 to $74,999, and 1.00% annually for a purchase payment of $75,000 or more.

   If we grant additional interest to you, you will earn that interest only during the first year of your contract (and during the first year of the initial renewal guarantee period, other than the one and three year periods). We are not obligated to offer this additional interest continuously, meaning that we reserve the right to offer additional interest only during limited time periods of our choosing. We also reserve the right to change the amount of the additional interest.

   We express interest rates as annual rates, although we credit interest within each guarantee period on a daily basis. The daily interest that we credit is equal to the pro rated portion of the interest that would be earned on an annual basis. We credit interest from the business day on which your purchase payment is received in good order at the Prudential Annuity Service Center until the earliest to occur of any of the following events: (a) full surrender of the Contract, (b) commencement of annuity payments or settlement, (c) cessation of the guarantee period, or (d) death of the first to die of the owner and joint owner (or annuitant, for entity-owned contracts).


   During the 30 day period immediately preceding the end of a guarantee period, we allow you to do any of the following, without the imposition of the withdrawal charge or market value adjustment: (a) surrender the contract, in whole or in part, (b) allocate the contract value to another guarantee period available at that time (provided that the new guarantee period ends prior to the contract anniversary next following the annuitant's 95th birthday and that you reinvest at least $2,000), or (c) apply the adjusted contract value to the annuity or settlement option of your choice. If we do not receive instructions from you concerning the disposition of the contract value in your maturing guarantee period, we will reinvest the contract value in a guarantee period having the same duration as the guarantee period that matured (provided that the new guarantee period ends prior to the contract anniversary next following the annuitant's 95th birthday and that you reinvest at least $2,000). If any available new guarantee period would end on or after the contract anniversary next following the annuitant's 95th birthday, or if the annuitant is 91 years old at the end of the guarantee period, then we will make only the one year guarantee period available as the renewal period. We will not impose a withdrawal charge on amounts you withdraw from the one year guarantee period described in the immediately preceding sentence, although such a withdrawal would be subject to a market value adjustment.

        2:
WHAT GUARANTEE PERIODS CAN I CHOOSE? CONTINUED

--------------------------------------------------------------------------------

                                                                         PART II

STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9


MARKET VALUE ADJUSTMENT

When you allocate a purchase payment to a guarantee period, we use that money to buy and sell securities and other instruments to support our obligation to pay interest. Generally, we buy bonds for this purpose. The duration of the bonds and other instruments that we buy with respect to a particular guarantee period is influenced significantly by the length of the guarantee period. Thus, for example, we typically would acquire longer-duration bonds with respect to the 10 year guarantee period than we do for the 3 year guarantee period. The value of these bonds is affected by changes in interest rates, among other factors. The market value adjustment that we assess against your contract value if you withdraw prior to the end of a guarantee period involves our attributing to you a portion of our investment experience on these bonds and other instruments. For example, if you make a full withdrawal when interest rates have risen since the time of your investment, the bonds and other investments in the guarantee period likely would have decreased in value, meaning that we would impose a "negative" market value adjustment on you (i.e., one that results in a reduction of the withdrawal proceeds that you receive). For a partial withdrawal, we would deduct a negative market value adjustment from your remaining contract value. Conversely, if interest rates have decreased, the market value adjustment would be positive.

   Other things you should know about the market value adjustment include the following:

- We determine the market value adjustment according to a mathematical formula, which is set forth at the end of this prospectus under the heading "Market-Value Adjustment Formula." In that section of the prospectus, we also provide hypothetical examples of how the formula works.

- A negative market value adjustment could cause you to lose not only the interest you have earned but also a portion of your principal. However, the laws of certain states provide for an absolute limit or "floor" on the amount of a negative market value adjustment. This floor operates regardless of how much interest rates have risen since you made your purchase payment.


- You may withdraw, without the imposition of any market value adjustment, an amount equal to the interest earned under your contract during the immediately preceding contract year.


- In addition to imposing a market value adjustment on withdrawals, we also will impose a market value adjustment on the contract value you apply to an annuity or settlement option, except if you annuitize during the 30 day period preceding the end of a guarantee period (See Section 3 for details). The laws of certain states may prohibit us from imposing a market value adjustment on the annuity date.

   YOU SHOULD REALIZE, HOWEVER, THAT APART FROM THE MARKET VALUE ADJUSTMENT, THE VALUE OF THE BENEFITS UNDER YOUR CONTRACT DOES NOT DEPEND ON THE INVESTMENT PERFORMANCE OF THE BONDS AND OTHER INSTRUMENTS THAT WE HOLD WITH RESPECT TO YOUR GUARANTEE PERIOD. APART FROM THE EFFECT OF ANY MARKET VALUE ADJUSTMENT, WE DO NOT PASS THROUGH TO YOU THE GAINS OR LOSSES ON THE BONDS AND OTHER INSTRUMENTS THAT WE HOLD IN CONNECTION WITH A GUARANTEE PERIOD.

                                                                         PART II

STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9


        3:

WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE

        INCOME PHASE? (ANNUITIZATION)
--------------------------------------------------------------------------------

PAYMENT PROVISIONS

We can begin making annuity payments any time after the second contract anniversary. (This time period may differ in certain states.) Annuity payments must begin no later than the contract anniversary next following the annuitant's 95th birthday. If you begin annuity payments or commence Option 3 at a time other than the 30 day period prior to the end of a guarantee period, then:

- We will impose both a withdrawal charge and a market value adjustment if you choose an annuity option with a fixed period of fewer than 10 years or Option
   3. (If your adjusted contract value is allocated to the one year guarantee period, we will impose only a market value adjustment).

- We will impose a market value adjustment if you choose a life annuity or an annuity option with a fixed period of at least 10 years.

   We make the income plans described below available before the annuity date. These plans are called annuity options. You must choose an annuity option at least 30 days in advance of the annuity date. If you do not, we will select Option 2 below on your behalf unless prohibited by applicable law. During the income phase, all of the annuity options under this contract are fixed annuity options. GENERALLY, ONCE THE ANNUITY PAYMENTS BEGIN, THE ANNUITY OPTION CANNOT BE CHANGED AND YOU CANNOT MAKE WITHDRAWALS.

   If the annuitant dies or assigns the contract, and the new annuitant is older than the original annuitant, then the annuity date will be based on the new annuitant's age. If the annuitant dies or assigns the contract, and the new annuitant is younger than the original annuitant, then the annuity date will remain unchanged. In no event, however, may an original or revised annuity date be later than the contract anniversary next following the annuitant's 95th birthday.

OPTION 1
ANNUITY PAYMENTS FOR A FIXED PERIOD

Under this option, we will make equal payments for the period chosen, up to 25 years (but no less than 5 years). The annuity payments may be made monthly, quarterly, semi-annually, or annually for as long as the annuitant is alive. If the annuitant dies during the income phase, a lump sum payment generally will be made to the beneficiary. The amount of the lump sum payment is determined by calculating the present value of the unpaid future payments. This is done by using the interest rate used to compute the actual payments. The interest rate used will always be at least 3.0% a year.

OPTION 2
LIFE ANNUITY WITH 120 PAYMENTS (10 YEARS)

Under this option, we will make annuity payments monthly, quarterly, semi-annually, or annually as long as the annuitant is alive. If the annuitant dies before we have made 10 years worth of payments, we will pay the beneficiary the present value of the remaining annuity payments in one lump sum unless we were specifically instructed that the remaining annuity payments continue to be paid to the beneficiary. The present value of the remaining annuity payments is calculated by using the interest rate used to compute the amount of the original payments. The interest rate used will always be at least 3.0% a year.

OPTION 3
INTEREST PAYMENT OPTION


Under this option, we will credit interest on the adjusted contract value until you request payment of all or part of the adjusted contract value. We can make interest payments on a monthly, quarterly, semiannual, or annual basis or allow the interest to accrue on your contract assets. Under this option, we will pay you interest at an effective rate of at least 1.50% a year. This option may not be available in all states, and is not available if you hold your contract in an IRA.


OPTION 4
OTHER ANNUITY OPTIONS

We currently offer a variety of other annuity options not described above. At the time annuity payments are chosen, we may make available to you any of the fixed annuity options that are offered at your annuity date.

        3:

WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE INCOME PHASE? (ANNUITIZATION) CONTINUED
--------------------------------------------------------------------------------

                                                                         PART II

STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9


TAX CONSIDERATIONS


If your contract is held under a tax-favored plan, as discussed on page 21, you should consider the minimum distribution requirements mentioned on page 24 when selecting your annuity option.


   For certain contracts held in connection with "qualified" retirement plans (such as a Section 401(k) plan), please note that if you are married at the time your payments commence, you may be required by federal law to choose an income option that provides at least a 50 percent joint and survivor annuity to your spouse, unless your spouse waives that right. Similarly, if you are married at the time of your death, federal law may require all or a portion of the death benefit to be paid to your spouse, even if you designated someone else as your beneficiary. For more information, consult the terms of your retirement arrangement.

                                                                         PART II

STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9


        4:

WHAT IS THE

        DEATH BENEFIT?
--------------------------------------------------------------------------------

THE DEATH BENEFIT FEATURE PROTECTS THE VALUE OF THE CONTRACT FOR THE
BENEFICIARY.

BENEFICIARY

The beneficiary is the person(s) or entity you name to receive any death benefit. The beneficiary is named at the time the contract is issued, unless you change it at a later date. Unless an irrevocable beneficiary has been named, you can change the beneficiary at any time before the owner or last surviving owner dies.

CALCULATION OF THE DEATH BENEFIT

If the owner (or first to die of the owner and joint owner) dies during the accumulation phase, we will, upon receiving appropriate proof of death and any other needed documentation ("due proof of death"), pay a death benefit to the beneficiary designated by the contract owner. If the contract is owned by an entity (e.g., a corporation or trust), rather than by an individual, then we will pay the death benefit upon the death of the annuitant. We require due proof of death to be submitted promptly. The beneficiary will receive a death benefit equal to the contract value as of the date that due proof of death is received in good order at the Prudential Annuity Service Center.

   Instead of asking us to pay a death benefit, the surviving spouse may opt to continue the contract, as discussed below. Generally, we impose no withdrawal charge or market value adjustment when we pay the death benefit.

JOINT OWNERSHIP RULES

   If the contract has an owner and a joint owner and they are spouses, then upon the first to die of the owner and joint owner, the surviving spouse has the choice of the following:

- The contract can continue, with the surviving spouse as the sole owner of the contract; or

- The surviving spouse can receive the death benefit and the contract will end. If the surviving spouse wishes to receive the death benefit, he or she must make that choice within the first 60 days following our receipt of due proof of death. Otherwise, the contract will continue with the surviving spouse as the sole owner.

   If the contract has an owner and a joint owner, and they are not spouses, the contract will not continue. Instead, the beneficiary will receive the death benefit.

   The payout options are:

   Choice 1. Lump sum.


   Choice 2. Payment of the entire death benefit within 5 years of the date of death of the first to die. Under this choice, we will impose a market value adjustment upon any withdrawal made during the 5 year period (unless the withdrawal is made during the 30 day period immediately preceding the end of a guarantee period).


   Choice 3. Payment under an annuity or settlement option over the lifetime of the beneficiary or over a period not extending beyond the life expectancy of the beneficiary with distribution beginning within one year of the date of death of the first to die.


   This contract is subject to special tax rules that govern the required distributions upon the death of the owner or joint owner. See "What are the Tax Considerations Associated with the Strategic Partners Horizon Annuity Contract?" section beginning on page 20.

                                                                         PART II

STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9


        5:


HOW CAN I PURCHASE A STRATEGIC PARTNERS


        HORIZON ANNUITY CONTRACT?

--------------------------------------------------------------------------------

PURCHASE PAYMENT

A purchase payment is the amount of money you give us to purchase the contract. The minimum initial purchase payment is $5,000. You must get our prior approval for any purchase payment over $5 million. You can allocate subsequent purchase payments to a guarantee period only during the 30 day period immediately preceding the end of a guarantee period, provided that any such purchase payment is at least $1,000.

   Generally, your initial purchase payment consists of a single sum. However, with respect to an exchange or roll-over, your purchase payment can consist of multiple sums that you identify at the time of application. With respect to the latter:

- we will aggregate each sum for purposes of computing the amount of any additional interest that we pay on each sum; and

- each sum will earn interest only from the business day on which it is received in good order at the Prudential Annuity Service Center until the end of the guarantee period.

   We will sell you a contract only if the eldest of the owner, any joint owner, annuitant, and any co-annuitant is 85 or younger on the date that the application is signed.

ALLOCATION OF PURCHASE PAYMENT


When you purchase a contract, we will allocate your invested purchase payment to the guarantee period of your choosing, provided that we are offering that guarantee period at the time. You must allocate all of your initial purchase payment to a single guarantee period. Likewise, any subsequent purchase payment you make during the 30 day period immediately preceding the end of a guarantee period will be consolidated with your existing contract value, and the total will be allocated to a single guarantee period of your choosing.

                                                                         PART II

STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9


        6:
WHAT ARE THE EXPENSES ASSOCIATED WITH THE STRATEGIC PARTNERS

        HORIZON  ANNUITY  CONTRACT?

--------------------------------------------------------------------------------

THERE ARE CHARGES ASSOCIATED WITH THE CONTRACT THAT MAY REDUCE THE RETURN ON YOUR INVESTMENT. THESE CHARGES AND EXPENSES ARE DESCRIBED BELOW.

WITHDRAWAL CHARGE

The withdrawal charge is for the payment of the expenses involved in selling and distributing the contracts, including sales commissions, printing of prospectuses, sales administration, preparation of sales literature and other promotional activities.

   You may surrender your contract in whole or in part while the guarantee period remains in effect. If you do so, however, you will be subject to (a) a possible withdrawal charge, (b) a market value adjustment (which we discussed in Section 2 above) and (c) possible tax penalties. After the first contract year, you may withdraw, without the imposition of any withdrawal charge or market value adjustment, an amount equal to the interest earned under your contract during the immediately preceding contract year. When we calculate the withdrawal charge and market value adjustment, we first take into account any available charge-free amount. We impose a withdrawal charge and market value adjustment only after that amount has been exhausted. In addition, we do not impose either a withdrawal charge or a market value adjustment on amounts you withdraw to satisfy Internal Revenue Service minimum distribution requirements.

   If you make a full withdrawal, we will deduct the withdrawal charge from the proceeds that we pay to you. If you make a partial withdrawal, we will deduct the withdrawal charge from the contract value remaining in the guarantee period. We calculate the withdrawal charge after we have given effect to any market value adjustment.


   The withdrawal charge that we impose is equal to a specified percentage of the contract value withdrawn that is in excess of the charge-free amount described above. With respect to the initial guarantee period, the withdrawal charge is based on the number of contract anniversaries that have elapsed since the contract date. If permitted by state law, these withdrawal charges are reinstated during your first, renewal guarantee period, and the contract anniversaries set out in the table below also refer to contract anniversaries within the first, renewal guarantee period. No withdrawal charges apply to any guarantee period that you choose subsequent to your first, renewal guarantee period. Moreover, we impose no withdrawal charge on withdrawals from any one year guarantee period. The withdrawal charge is equal to the following, if the contract is issued (or the initial renewal guarantee period is selected) by an owner who is 84 or younger at that time:



NUMBER OF CONTRACT ANNIVERSARIES SINCE
  CONTRACT DATE (AND START OF FIRST
      RENEWAL GUARANTEE PERIOD)         WITHDRAWAL CHARGE
--------------------------------------  -----------------
                   0                           7%
                   1                           7%
                   2                           7%
                   3                           6%
                   4                           5%
                   5                           5%
                   6                           4%
                   7                           3%
                   8                           2%
                   9                           1%
                  10                           0%



   As specified in the contract, we reduce withdrawal charges (from what is depicted above) if the owner is 85 or older. There is a separate withdrawal charge schedule applicable to each of ages 85, 86, 87, 88, 89 and 90. With certain exceptions, the withdrawal charge at any contract anniversary declines by 1% from one age to the next successive age, at such older ages. Some or all of the guarantee periods that we offer at any given time will be shorter than the time periods indicated immediately above. As such, the length of the guarantee period that you have selected, in and of itself, may prevent you from taking advantage of the decreasing withdrawal charges depicted above. For example, if you choose a three year guarantee period, you would not be able to take advantage of the lower withdrawal charges that would have been available in subsequent contract years. If a withdrawal is effective

        6:


WHAT ARE THE EXPENSES ASSOCIATED WITH THE STRATEGIC PARTNERS HORIZON ANNUITY CONTRACT? CONTINUED

--------------------------------------------------------------------------------

                                                                         PART II

STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9


on the day before a contract anniversary, the withdrawal charge percentage will be that as of the next following contract anniversary.

WAIVER OF WITHDRAWAL CHARGE FOR CRITICAL CARE

We will allow you to withdraw money from the contract, and will waive any withdrawal charge and market value adjustment, if the owner or joint owner (if applicable) becomes confined to an eligible nursing home or hospital for a period of at least three consecutive months after the contract was purchased. You would need to provide us with proof of the confinement. If a physician has certified that the owner or joint owner is terminally ill (has twelve months or less to live) there will be no charge imposed for withdrawals nor any market value adjustment. Critical Care Access is not available in all states.

TAXES ATTRIBUTABLE TO PREMIUM

There are federal, state and local premium based taxes applicable to your purchase payment. We are responsible for the payment of these taxes and may make a deduction from the value of the contract to pay some or all of these taxes. Some of these taxes are due when the contract is issued, others are due when the annuity payments begin. It is our current practice not to deduct a charge for state premium taxes until annuity payments begin. In the states that impose a premium tax, the current rates range up to 3.5%. It is also our current practice not to deduct a charge for the federal deferred acquisition costs paid by us that are based on premium received. However, we reserve the right to charge the contract owner in the future for any such deferred acquisition costs and any federal, state or local income, excise, business or any other type of tax measured by the amount of premium received by us.

                                                                         PART II

STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9


        7:

HOW CAN I ACCESS

        MY MONEY?
--------------------------------------------------------------------------------

You can take money out at any time during the accumulation phase. If you do so, however, you may be subject to income tax and, if the withdrawal is prior to your attaining age 59 1/2, an additional tax penalty. You will need our consent to make a partial withdrawal if the requested withdrawal is less than $250. During the accumulation phase, we generally have the right to terminate your contract and pay you the contract value if the current contract value is less than $2,000 and certain other conditions apply.

   INCOME TAXES, TAX PENALTIES, AND CERTAIN RESTRICTIONS MAY APPLY TO ANY WITHDRAWAL YOU MAKE. FOR A MORE COMPLETE EXPLANATION, SEE SECTION 8 OF THIS PROSPECTUS.

AUTOMATED WITHDRAWALS

We offer an automated withdrawal feature. This feature enables you to receive periodic withdrawals in monthly, quarterly, semiannual, or annual intervals. We will process your withdrawal at the end of the business day at the intervals you specify. We will continue at these intervals until you tell us otherwise. We reserve the right to cease paying automated withdrawals if paying any such withdrawal would cause the contract value to be less than $2,000.

   The minimum automated withdrawal amount you can make is $100. Withdrawal charges, and a market value adjustment, may apply to any automated withdrawal you make.

   INCOME TAXES, TAX PENALTIES, AND CERTAIN RESTRICTIONS MAY APPLY TO AUTOMATED WITHDRAWALS. FOR A MORE COMPLETE DISCUSSION, SEE SECTION 8 OF THIS PROSPECTUS.

                                                                         PART II

STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9



        8:

WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC PARTNERS

HORIZON ANNUITY CONTRACT?

--------------------------------------------------------------------------------


The tax considerations associated with the Strategic Partners Horizon Annuity contract vary depending on whether the contract is (i) owned by an individual and not associated with a tax-favored retirement plan, or (ii) held under a tax-favored retirement plan. We discuss the tax considerations for these categories of contracts below. The discussion is general in nature and describes only federal income tax law (not state or other tax laws). It is based on current law and interpretations, which may change. It is not intended as tax advice. A tax adviser should be consulted for complete information and advice.


CONTRACTS OWNED BY INDIVIDUALS (NOT ASSOCIATED WITH TAX FAVORED RETIREMENT
PLANS)

TAXES PAYABLE BY YOU

We believe the contract is an annuity contract for tax purposes. Accordingly, as a general rule, you should not pay any tax until you receive money under the contract.

   Generally, annuity contracts issued by the same company (and affiliates) to you during the same calendar year must be treated as one annuity contract for purposes of determining the amount subject to tax under the rules described below.

TAXES ON WITHDRAWALS AND SURRENDER

If you make a withdrawal from your contract or surrender it before annuity payments begin, the amount you receive will be taxed as ordinary income, rather than as return of purchase payments, until all gain has been withdrawn. You will generally be taxed on any withdrawal from a contract while you are alive even if the withdrawal is paid to someone else.

   If you assign or pledge all or part of your contract as collateral for a loan, the part assigned will be treated as a withdrawal. Also, if you elect the interest payment option, you will be treated, for tax purposes, as surrendering your contract.

   If you transfer your contract for less than full consideration, such as by gift, you will trigger tax on the gain in the contract. This rule does not apply if you transfer the contract to your spouse or under most circumstances if you transfer the contract incident to divorce.

TAXES ON ANNUITY PAYMENTS

A portion of each annuity payment you receive will be treated as a partial return of your purchase payments and will not be taxed. The remaining portion will be taxed as ordinary income. Generally, the nontaxable portion is determined by multiplying the annuity payment you receive by a fraction, the numerator of which is your purchase payments (less any amounts previously received tax-free) and the denominator of which is the total expected payments under the contract.

   After the full amount of your purchase payments have been recovered tax-free, the full amount of the annuity payments will be taxable. If annuity payments stop due to the death of the annuitant before the full amount of your purchase payments have been recovered, a tax deduction may be allowed for the unrecovered amount.

TAX PENALTY ON WITHDRAWALS AND ANNUITY PAYMENTS

Any taxable amount you receive under your contract may be subject to a 10 percent tax penalty. Amounts are not subject to this tax penalty if:

-  the amount is paid on or after you reach age 59 1/2 or die;

-  the amount received is attributable to your becoming disabled;

- the amount paid or received is in the form of level annuity payments not less frequently than annually under a lifetime annuity; and

- the amount received is paid under an immediate annuity contract (in which annuity payments begin within one year of purchase).

   If you modify the lifetime annuity payment stream (other than as a result of death or disability) before you reach age 59 1/2 (or before the end of the five year period beginning with the first payment and ending after you reach age
59 1/2), your tax for the year of modification will be increased by the penalty tax that

--------------------------------------------------------------------------------

                                                                         PART II

STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9


would have been imposed without the exception, plus interest for the deferral.

TAXES PAYABLE BY BENEFICIARIES

The death benefit is subject to income tax to the extent the distribution exceeds the adjusted basis in the contract and the full value of the death benefit is included in the owner's estate.

   Generally, the same tax rules apply to amounts received by your beneficiary as those set forth above with respect to you. The election of an annuity payment option instead of a lump sum death benefit may defer taxes. Certain minimum distribution requirements apply upon your death, as discussed further below.

REPORTING AND WITHHOLDING ON DISTRIBUTIONS

Taxable amounts distributed from your annuity contracts are subject to federal and state income tax reporting and withholding. In general, we will withhold federal income tax from the taxable portion of such distribution based on the type of distribution. In the case of an annuity or similar periodic payment, we will withhold as if you are a married individual with 3 exemptions unless you designate a different withholding status. In the case of all other distributions, we will withhold at a 10% rate. You may generally elect not to have tax withheld from your payments. An election out of withholding must be made on forms that we provide.

   State income tax withholding rules vary and we will withhold based on the rules of your State of residence. Special tax rules apply to withholding for nonresident aliens, and we generally withhold income tax for nonresident aliens at a 30% rate. A different withholding rate may be applicable to a nonresident alien based on the terms of an existing income tax treaty between the United States and the nonresident alien's country.

   Regardless of the amount withheld by us, you are liable for payment of federal and state income tax on the taxable portion of annuity distributions. You should consult with your tax advisor regarding the payment of the correct amount of these income taxes and potential liability if you fail to pay such taxes.

ANNUITY QUALIFICATION

   REQUIRED DISTRIBUTIONS UPON YOUR DEATH -- Upon your death (or the death of a joint owner, if earlier), certain distributions must be made under the contract. The required distributions depend on whether you die on or before you start taking annuity payments under the contract or after you start taking annuity payments under the contract.

   If you die on or after the annuity date, the remaining portion of the interest in the contract must be distributed at least as rapidly as under the method of distribution being used as of the date of death.

   If you die before the annuity date, the entire interest in the contract must be distributed within 5 years after the date of death. However, if an annuity payment option is selected by your designated beneficiary and if annuity payments begin within 1 year of your death, the value of the contract may be distributed over the beneficiary's life or a period not exceeding the beneficiary's life expectancy. Your designated beneficiary is the person to whom benefit rights under the contract pass by reason of death, and must be a natural person in order to elect an annuity payment option based on life expectancy or a period exceeding five years.

   If any portion of the contract is payable to (or for the benefit of) your surviving spouse, such portion of the contract may be continued with your spouse as the owner.

   CHANGES IN THE CONTRACT -- We reserve the right to make any changes we deem necessary to assure that the contract qualifies as an annuity contract for tax purposes. Any such changes will apply to all contractowners and you will be given notice to the extent feasible under the circumstances.

ADDITIONAL TAX CONSIDERATIONS


For additional information about the requirements of federal tax law applicable to tax favored plans, see the "IRA Disclosure Statement" on page 97.


CONTRACTS HELD BY TAX FAVORED PLANS

Currently, the contract may be purchased for use in connection with individual retirement accounts and

        8:


TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC PARTNERS HORIZON ANNUITY CONTRACT CONTINUED

--------------------------------------------------------------------------------

                                                                         PART II

STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9


annuities ("IRAs") which are subject to Sections 408(a), 408(b) and 408A of the Internal Revenue Code of 1986, as amended (Code). At some future time we may allow the contract to be purchased in connection with other retirement arrangements which are also entitled to favorable federal income tax treatment ("tax favored plans"). These other tax favored plans include:

-  Simplified employee pension plans ("SEPs") under Section 408(k) of the Code;

- Saving incentive match plans for employees-IRAs ("SIMPLE-IRAs") under Section 408(p) of the Code; and

-  Tax-deferred annuities ("TDAs") under Section 403(b) of the Code.

   This description assumes that (i) we will be offering this to both IRA and non-IRA tax favored plans, and (ii) you have satisfied the requirements for eligibility for these products.

   YOU SHOULD BE AWARE THAT TAX FAVORED PLANS SUCH AS IRAS GENERALLY PROVIDE TAX DEFERRAL REGARDLESS OF WHETHER THEY INVEST IN ANNUITY CONTRACTS. THIS MEANS THAT WHEN A TAX FAVORED PLAN INVESTS IN AN ANNUITY CONTRACT, IT GENERALLY DOES NOT RESULT IN ANY ADDITIONAL TAX DEFERRAL BENEFITS.

TYPES OF TAX FAVORED PLANS


   IRAs If you buy a contract for use as an IRA, we will provide you a copy of the prospectus and the contract. The "IRA Disclosure Statement" on page 97 contains information about eligibility, contribution limits, tax particulars and other IRA information. In addition to this information (some of which is summarized below), the IRS requires that you have a "free look" after making an initial contribution to the contract. During this time, you can cancel the contract by notifying us in writing, and we will refund all of the purchase payments under the contract (or, if greater, the amount credited under the contract, calculated as of the date that we receive this cancellation notice).


   Contributions Limits/Rollovers: Because of the way the contract is designed, you may only purchase a contract for an IRA in connection with a "rollover" of amounts from a qualified retirement plan or transfer from another IRA. The minimum payment under the contract ($5,000) is greater than the maximum amount of the annual contribution currently allowed by law for an IRA. For 2002 to 2004, the IRA contribution limit is $3,000; increasing for 2005 to 2007, to $4,000; and for 2008, $5,000. After 2008 the contribution amount will be indexed for inflation. The tax law also provides for a catch-up provision for individuals who are age 50 and above. These taxpayers will be permitted to contribute an additional $500 in years 2002 to 2005 and an additional $1,000 in 2006 and years thereafter). The "rollover" rules under the Code are fairly technical; however, an individual (or his or her surviving spouse) may generally "roll over" certain distributions from tax favored retirement plans (either directly or within 60 days from the date of these distributions) if he or she meets the requirements for distribution. Once you buy the contract, you can make regular IRA contributions under the contract (to the extent permitted by law). However, if you make such regular IRA contributions, you should note that you will not be able to treat the contract as a "conduit IRA," which means that you will not retain possible favorable tax treatment if you subsequently "roll over" the contract funds originally derived from a qualified retirement plan or TDA into another Section 401(a) plan or TDA.

   Required Provisions: Contracts that are IRAs (or endorsements that are part of the contract) must contain certain provisions:

- You, as owner of the contract, must be the "annuitant" under the contract (except in certain cases involving the division of property under a decree of divorce);

-  Your rights as owner are non-forfeitable;

-  You cannot sell, assign or pledge the contract, other than to Pruco Life;

- The annual premium you pay cannot be greater than the maximum amount allowed by law, including catch-up contributions if applicable (which does not include any rollover amounts);

- The date on which annuity payments must begin cannot be later than the April 1st of the calendar year after the calendar year you turn age 70 1/2; and

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                                                                         PART II

STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9


- Death and annuity payments must meet "minimum distribution requirements" (described below).

   Usually, the full amount of any distribution from an IRA (including a distribution from this contract) which is not a rollover is taxable. As taxable income, these distributions are subject to the general tax withholding rules described earlier. In addition to this normal tax liability, you may also be liable for the following, depending on your actions:

-  A 10% "early distribution penalty" (described below);

- Liability for "prohibited transactions" if you, for example, borrow against the value of an IRA; or

-  Failure to take a minimum distribution (also generally described below).

   SEPs SEPs are a variation on a standard IRA, and contracts issued to a SEP must satisfy the same general requirements described under IRAs (above). There are, however, some differences:

- If you participate in a SEP, you generally do not include in income any employer contributions made to the SEP on your behalf up to the lesser of (a) $40,000 in 2002 or (b) 25% of the employee's earned income (not including the employer contribution amount as "earned income" for these purposes). However, for these purposes, compensation in excess of certain limits established by the IRS will not be considered. In 2002, this limit is $200,000.

- SEPs must satisfy certain participation and nondiscrimination requirements not generally applicable to IRAs; and

- Some SEPs for small employers permit salary deferrals up to $11,000 in 2002 with the employer making these contributions to the SEP. However, no new "salary reduction" or "SAR-SEPs" can be established after 1996. Individuals participating in a SARSEP who are age 50 or above by the end of the year will be permitted to contribute an additional $1,000 in 2002, increasing in $1,000 increments per year until reaching $5,000 in 2006. Thereafter the amount is indexed for inflation.

   You will also be provided the same information, and have the same "free look" period, as you would have if you were purchasing the contract for a standard IRA.

   SIMPLE-IRAs SIMPLE-IRAs are another variation on the standard IRA, available to small employers (under 100 employees, on a "controlled group" basis) that do not offer other tax favored plans. SIMPLE-IRAs are also subject to the same basic IRA requirements with the following exceptions:

- Participants in a SIMPLE-IRA may contribute up to $7,000 in 2002, as opposed to the usual IRA contribution limit, and employer contributions may also be provided as a match (up to 3% of your compensation); and

- Beginning in 2002, individuals age 50 or above by the end of the year will be permitted to contribute an additional $500 in 2002, increasing in $500 increments per year until reaching $2,500 in 2006. Thereafter the amount is indexed for inflation.

-  SIMPLE-IRAs are not subject to the SEP nondiscrimination rules.

   ROTH IRAs Congress amended the Code in 1997 to add a new Section 408A, creating the "Roth IRA" as a new type of individual retirement plan. Like standard IRAs, income within a Roth IRA accumulates tax-deferred, and contributions are subject to specific limits. Roth IRAs have, however, the following differences:

-  Contributions to a Roth IRA cannot be deducted from your gross income;

- "Qualified distributions" (generally, held for 5 tax years and payable on account of death, disability, attainment of age 59 1/2, or first time-homebuyer) from Roth IRAs are excludable from your gross income; and

- If eligible, you may make contributions to a Roth IRA after attaining age 70 1/2, and distributions are not required to begin upon attaining such age or at any time thereafter.


   The annual contribution allowed by law for Roth IRAs increases in the same manner as the increases for traditional IRAs as described on page 22). The Code permits persons who meet certain income limitations


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(generally, adjusted gross income under $100,000), and who receive certain qualifying distributions from such non-Roth IRAs, to directly rollover or make, within 60 days, a "rollover" of all or any part of the amount of such distribution to a Roth IRA which they establish. This conversion triggers current taxation (but is not subject to a 10% early distribution penalty). Once the contract has been purchased, regular Roth IRA contributions will be accepted to the extent permitted by law.

   TDAs You may own TDAs generally if you are either an employer or employee of a tax-exempt organization (as defined under Code Section 501(c)(3)) or a public educational organization. You may make contributions to a TDA so long as the employee's rights to the annuity are nonforfeitable. Contributions to a TDA, and any earnings, are not taxable until distribution. You may also make contributions to a TDA under a salary reduction agreement, generally up to a maximum of $11,000 in 2002. Individuals participating in a TDA who are age 50 or above by the end of the year will be permitted to contribute an additional $1,000 in 2002, increasing in $1,000 increments per year until reaching $5,000 in 2006. Thereafter the amount is indexed for inflation. Further, you may roll over TDA amounts to another TDA or an IRA. Beginning in 2002, TDA amounts may also be rolled over to a qualified retirement plan, a SEP and a 457 government plan.

   A contract may only qualify as a TDA if distributions (other than "grandfathered" amounts held as of December 31, 1988) may be made only on account of:

-  Your attainment of age 59 1/2;

-  Your severance of employment;

-  Your death;

-  Your total and permanent disability; OR

- Hardship (under limited circumstances, and only related to salary deferrals and any earnings attributable to these amounts).

In any event, you must begin receiving distributions from your TDA by April 1st of the calendar year after the calendar year you turn age 70 1/2 or retire, whichever is later.

   These distribution limits do not apply either to transfers or exchanges of investments under the contract, or to any "direct transfer" of your interest in the contract to another TDA or to a mutual fund "custodial account" described under Code Section 403(b)(7).

   Employer contributions to TDAs are subject to the same general contribution, nondiscrimination, and minimum participation rules applicable to "qualified" retirement plans.

MINIMUM DISTRIBUTION REQUIREMENTS AND PAYMENT OPTION

If you hold the contract under an IRA (or other tax-favored plan), IRS minimum distribution requirements must be satisfied. This means that payments must start by April 1 of the year after the year you reach age 70 1/2 and must be made for each year thereafter. The amount of the payment must at least equal the minimum required under the IRS rules. Several choices are available for calculating the minimum amount, permitted under IRS regulations released in April 2002. More information on the mechanics of this calculation is available on request. Please contact us a reasonable time before the IRS deadline so that a timely distribution is made. Please note that there is a 50% IRS penalty tax on the amount of any minimum distribution not made in a timely manner.

   You can use the Minimum Distribution option to satisfy the IRS minimum distribution requirements for this contract without either beginning annuity payments or surrendering the contract. We will send you a check for this minimum distribution amount, less any other partial withdrawals that you made during the year. Please note that the Minimum Distribution option may need to be modified to satisfy recently announced changes in IRS rules.

PENALTY FOR EARLY WITHDRAWALS

You may owe a 10% tax penalty on the taxable part of distributions received from an IRA, SEP, SIMPLE-IRA (which may increase to 25%), Roth IRA, TDA or qualified retirement plan before you attain age 59 1/2.

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There are only limited exceptions to this tax, and you should consult your tax adviser for further details.

WITHHOLDING

Unless a distribution is an eligible rollover distribution that is "directly" rolled over into another qualified plan, IRA (including the IRA variations described above) SEP, 457 government plan, or TDA, we will withhold at the rate of 20%. This 20% withholding does not apply to distributions from IRAs and Roth IRAs. For all other distributions, unless you elect otherwise, we will withhold federal income tax from the taxable portion of such distribution at an appropriate percentage. The rate of withholding on annuity payments where no mandatory withholding is required is determined on the basis of the withholding certificate that you file with us. If you do not file a certificate, we will automatically withhold federal taxes on the following basis:

- For any annuity payments not subject to mandatory withholding, you will have taxes withheld by us as if you are a married individual, with 3 exemptions; and

-  For all other distributions, we will withhold at a 10% rate.

   We will provide you with forms and instructions concerning the right to elect that no amount be withheld from payments in the ordinary course. However, you should know that, in any event, you are liable for payment of federal income taxes on the taxable portion of the distributions, and you should consult with your tax advisor to find out more information on your potential liability if you fail to pay such taxes.

ERISA DISCLOSURE/REQUIREMENTS

ERISA (the "Employee Retirement Income Security Act of 1974") and the Code prevents a fiduciary and other "parties in interest" with respect to a plan (and, for these purposes, an IRA would also constitute a "plan") from receiving any benefit from any party dealing with the plan, as a result of the sale of the contract. Administrative exemptions under ERISA generally permit the sale of insurance/annuity products to plans, provided that certain information is disclosed to the person purchasing the contract. This information has to do primarily with the fees, charges, discounts and other costs related to the contract, as well as any commissions paid to any agent selling the contract.


   Information about any applicable fees, charges, discounts, penalties or adjustments may be found under "What Are the Expenses Associated with the Strategic Partners Select Contract" starting on page 17.



   Information about sales representatives and commissions may be found under "Other Information" and "Sale and Distribution of the Contract" on page 27.


   In addition, other relevant information required by the exemptions is contained in the contract and accompanying documentation. Please consult your tax advisor if you have any additional questions.

SPOUSAL CONSENT RULES FOR RETIREMENT PLANS--QUALIFIED CONTRACTS

If you are married at the time your payments commence, you may be required by federal law to choose an income option that provides survivor annuity income to your spouse, unless your spouse waives that right. Similarly, if you are married at the time of your death, federal law may require all or a portion of the death benefit to be paid to your spouse, even if you designated someone else as your beneficiary. A brief explanation of the applicable rules follows. For more information, consult the terms of your retirement arrangement.

   Defined Benefit Plans, Money Purchase Pension Plans, and ERISA 403(b) Annuities. If you are married at the time your payments commence, federal law requires that benefits be paid to you in the form of a "qualified joint and survivor annuity" ("QJSA"), unless you and your spouse waive that right, in writing. Generally, this means that you will receive a reduced payment during your life and, upon your death, your spouse will receive at least one-half of what you were receiving for life. You may elect to receive another income option if your spouse consents to the election and waives his or her right to receive the QJSA. If your

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                                                                         PART II

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spouse consents to the alternative form of payment, your spouse may not receive any benefits from the plan upon your death. Federal law also requires that the plan pay a death benefit to your spouse if you are married and die before you begin receiving your benefit. This benefit must be available in the form of an annuity for your spouse's lifetime and is called a "qualified pre-retirement survivor annuity" ("QPSA"). If the plan pays death benefits to other beneficiaries, you may elect to have a beneficiary other than your spouse receive the death benefit, but only if your spouse consents to the election and waives his or her right to receive the QPSA. If your spouse consents to the alternate beneficiary, your spouse will receive no benefits from the plan upon your death. Any QPSA waiver prior to your attaining age 35 will become null and void on the first day of the calendar year in which you attain age 35, if still employed.

   Defined Contribution Plans (including 401(k) Plans). Spousal consent to a distribution is generally not required. Upon your death, your spouse will receive the entire death benefit, even if you designated someone else as your beneficiary, unless your spouse consents in writing to waive this right. Also, if you are married and elect an annuity as a periodic income option, federal law requires that you receive a QJSA (as described above), unless you and your spouse consent to waive this right.

   IRAs, non-ERISA 403(b) Annuities, and 457 Plans. Spousal consent to a distribution is not required. Upon your death, any death benefit will be paid to your designated beneficiary.

ADDITIONAL INFORMATION


For additional information about the requirements of federal tax law applicable to tax favored plans, see the "IRA Disclosure Statement" on page 97. The following additional tax considerations also may be of interest.


ENTITY OWNERS.

Where a contract is held by a non-natural person (e.g., a corporation), other than as an agent or nominee for a natural person (or in other limited circumstances), the contract will not be taxed as an annuity and increases in the value of the contract will be subject to tax.

PURCHASE PAYMENTS MADE BEFORE AUGUST 14, 1982.

If your contract was issued in exchange for a contract containing purchase payments made before August 14, 1982, favorable tax rules may apply to certain withdrawals from the contract. Generally, withdrawals are treated as a recovery of your investment in the contract first until purchase payments made before August 14, 1982 are withdrawn. Moreover, any income allocable to purchase payments made before August 14, 1982, is not subject to the 10% tax penalty.

GENERATION-SKIPPING TRANSFERS.

If you transfer your contract to a person two or more generations younger than you (such as a grandchild or grandniece) or to a person that is more than 37 1/2 years younger than you, there may be generation-skipping transfer tax consequences.

 26
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STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9


        9:

OTHER

        INFORMATION
--------------------------------------------------------------------------------

PRUCO LIFE INSURANCE COMPANY

Pruco Life Insurance Company ("Pruco Life") is a stock life insurance company, organized in 1971 under the laws of the State of Arizona. It is licensed to sell life insurance and annuities in the District of Columbia, Guam, and in all states except New York. Pruco Life's primary competitors are other insurers that sell fixed and variable insurance products. Pruco Life currently has no employees.

   Pruco Life is a wholly-owned subsidiary of The Prudential Insurance Company of America ("Prudential"), a New Jersey stock life insurance company that has been doing business since 1875. Prudential is an indirect wholly-owned subsidiary of Prudential Financial, Inc. ("Prudential Financial"), a New Jersey insurance holding company. As Pruco Life's ultimate parent, Prudential Financial exercises significant influence over the operations and capital structure of Pruco Life and Prudential. However, neither Prudential Financial, Prudential, nor any other related company has any legal responsibility to pay amounts that Pruco Life may owe under the contract.

   Pruco Life publishes annual and quarterly reports that are filed with the SEC. These reports contain financial information about Pruco Life that is annually audited by independent accountants. Pruco's Life annual report for the year ended December 31, 2001, together with subsequent periodic reports that Pruco Life files with the SEC, are incorporated by reference into this prospectus. You can obtain copies, at no cost, of any and all of this information, including the Pruco Life annual report that is not ordinarily mailed to contractholders, the more current reports and any subsequently filed documents at no cost by contacting us at the address or telephone number listed on the cover. You may read and copy any filings made by Pruco Life with the SEC at the SEC's Public Reference Room at 450 Fifth Street, Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

SALE AND DISTRIBUTION OF THE CONTRACT

Prudential Investment Management Services LLC ("PIMS"), 100 Mulberry Street, Newark, New Jersey 07102-4077, acts as the distributor of the contracts under a "best efforts" underwriting agreement with Pruco Life under which PIMS is reimbursed for its costs and expenses. PIMS is an indirect wholly-owned subsidiary of Prudential Financial, Inc. and is a limited liability corporation organized under Delaware law in 1996. It is a registered broker-dealer under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc. We pay the broker-dealer whose registered representatives sell the contract either:


-  a commission of up to 5.0% of your purchase payments; or


- a combination of a commission on purchase payments and a "trail" commission -- which is a commission determined as a percentage of your contract value that is paid periodically over the life of your contract.


The commission amount quoted above is the maximum amount which is paid. In most circumstances, the registered representative who sold the contract will receive significantly less. The broker-dealer who sells a contract to you will deliver or make available to you a copy of the prospectus for the Strategic Partners Horizon Annuity.


   From time to time, Prudential or its affiliates may offer and pay non-cash compensation to registered representatives who sell the contract. For example, Prudential or an affiliate may pay for a training and education meeting that is attended by registered representatives of both Prudential-affiliated broker-dealers and independent broker-dealers. Prudential and its affiliates retain discretion as to which broker-dealers to offer non-cash (and cash) compensation arrangements, and will comply with NASD rules and other pertinent laws in making such offers and payments. Our payment of cash or non-cash

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                                                                         PART II

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compensation in connection with sales of the contract does not result directly in any additional charge to you.

ASSIGNMENT

You can assign the contract at any time during your lifetime. We will not be bound by the assignment until we receive written notice. We will not be liable for any payment or other action we take in accordance with the contract if that action occurs before we receive notice of the assignment. An assignment, like any other change in ownership, may trigger a taxable event.

   If the contract is issued under a qualified plan, there may be limitations on your ability to assign the contract. For further information please speak to your financial professional.

HOUSEHOLDING

To reduce costs, we now send only a single copy of prospectuses and shareholder reports to each consenting household, in lieu of sending a copy to each contractholder that resides in the household. If you are a member of such a household, you should be aware that you can revoke your consent to householding at any time, and begin to receive your own copy of prospectuses and shareholder reports, by calling 1-877-778-5008.

LITIGATION

We are subject to legal and regulatory actions in the ordinary course of our businesses, including class actions. Pending legal and regulatory actions include proceedings specific to our practices and proceedings generally applicable to business practices in the industries in which we operate. In certain of these lawsuits, large and/or indeterminate amounts are sought, including punitive or exemplary damages.

   Beginning in 1995, regulatory authorities and customers brought significant regulatory actions and civil litigation against Pruco Life and Prudential involving individual life insurance sales practices. In 1996, Prudential, on behalf of itself and many of its life insurance subsidiaries, including Pruco Life, entered into settlement agreements with relevant insurance regulatory authorities and plaintiffs in the principal life insurance sales practices class action lawsuit covering policyholders of individual permanent life insurance policies issued in the United States from 1982 to 1995. Pursuant to the settlements, the companies agreed to various changes to their sales and business practices controls, to a series of fines, and to provide specific forms of relief to eligible class members. Virtually all claims by class members filed in connection with the settlements have been resolved and virtually all aspects of the remediation program have been satisfied.


   As of June 30, 2002 Prudential and/or Pruco Life remained a party to approximately 40 individual sales practices actions filed by policyholders who "opted out" of the class action settlement relating to permanent life insurance policies issued in the United States between 1982 and 1995. In addition, there were 17 sales practices actions pending that were filed by policyholders who were members of the class and who failed to "opt out" of the class action settlement. Prudential and Pruco Life believed that those actions are governed by the class settlement release and expects them to be enjoined and/or dismissed. Additional suits may be filed by class members who "opted out" of the class settlements or who failed to "opt out" but nevertheless seek to proceed against Prudential and/or Pruco Life. A number of the plaintiffs in these cases seek large and/or indeterminate amounts, including punitive or exemplary damages. Some of these actions are brought on behalf of multiple plaintiffs. It is possible that substantial punitive damages might be awarded in any of these actions and particularly in an action involving multiple plaintiffs.


   Prudential has indemnified Pruco Life for any liabilities incurred in connection with sales practices litigation covering policyholders of individual permanent life insurance policies issued in the United States from 1982 to 1995.

   Pruco Life's litigation is subject to many uncertainties, and given the complexity and scope, the outcomes cannot be predicted. It is possible that the results of operations or the cash flow of Pruco Life in a particular quarterly or annual period could be materially affected by an ultimate unfavorable resolution of

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                                                                         PART II

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pending litigation and regulatory matters. Management believes, however, that the ultimate outcome of all pending litigation and regulatory matters should not have a material adverse effect on Pruco Life's financial position.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL POSITION AND RESULTS OF OPERATIONS

The following analysis should be read in conjunction with the Notes to Consolidated Financial Statements.

   Pruco Life (the "Company") sells interest-sensitive individual life insurance and variable life insurance, term life insurance, individual variable and fixed annuities, and a non-participating guaranteed interest contract ("GIC") called Prudential Credit Enhanced ("PACE") primarily through Prudential's sales force in the United States. These markets are subject to regulatory oversight with particular emphasis placed on company solvency and sales practices. These markets are also subject to increasing competitive pressure as the legal barriers, which have historically segregated the markets of the financial services industry, have been changed through both legislative and judicial processes. Regulatory changes have opened the insurance industry to competition from other financial institutions, particularly banks and mutual funds that are positioned to deliver competing investment products through large, stable distribution channels. The Company also marketed individual life insurance through its branch office in Taiwan. The Taiwan branch was transferred to an affiliated Company on January 31, 2001, as described in the Notes to the Financial Statements.

   Generally, policyholders who purchase the Company's products have the option of investing in the Separate Accounts, segregated funds for which investment risks are borne by the customer, or the Company's portfolio, referred to as the General Account. The Company earns its profits through policy fees charged to Separate Account annuity and life policyholders and through the interest spread for the GIC and General Account annuity and life products. Policy charges and fee income consist mainly of three types, sales charges or loading fees on new sales, mortality and expense charges ("M&E") assessed on fund balances, and mortality and related charges based on total life insurance in-force business. Policyholder fund values are affected by net sales (sales less withdrawals), changes in interest rates and investment returns. The interest spread represents the difference between the investment income earned by the Company on its investment portfolio and the amount of interest credited to the policyholders' accounts. Products that generate spread income primarily include the GIC product, general account life insurance products, fixed annuities and the fixed-rate option of variable annuities. The majority of the fund balances and new sales, except for the GIC product, are in the Separate Accounts.

   In accordance with a profit sharing agreement with Prudential that was in effect through December 31, 2000, the Company received fee income from policyholder account balances invested in the Prudential Series Funds ("PSF"). PSF are a portfolio of mutual fund investments related to the Company's Separate Account products. These revenues were recorded as "Asset management fees" in the Consolidated Statements of Operations and Comprehensive Income. The Company was charged an asset management fee by Prudential Global Asset Management ("PGAM") and Jennison Associates LLC ("Jennison") for managing the PSF portfolio. These fees were a component of "general, administrative and other expenses."

   On September 29, 2000, the Board of Directors for the Prudential Series Fund, Inc. ("PSFI") adopted resolutions to terminate the existing management agreement between PSFI and Prudential, and has appointed another subsidiary of Prudential as the fund manager for the PSF. The change was approved by the shareholders of PSFI during early 2001 and was effective as of January 1, 2001. Therefore as of January 1, 2001, the Company no longer receives fees associated with the PSF or incurs asset management expenses from PGAM and Jennison associated with the PSF. This transaction resulted in a decrease in net income from the prior year of $34.2 million.

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                                                                         PART II

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   On January 31, 2001, the Company transferred all of its assets and liabilities associated with the Company's Taiwan branch including Taiwan's insurance book of business to an affiliated Company, Prudential Life Insurance Company of Taiwan Inc. ("Prudential of Taiwan"), a wholly owned subsidiary of Prudential.

   The mechanism used to transfer this block of business in Taiwan is referred to as a "full acquisition and assumption" transaction. Under this mechanism, the Company is jointly liable with Prudential of Taiwan for two years from the giving of notice to all obligees for all matured obligations and for two years after the maturity date of not-yet-matured obligations. Prudential of Taiwan is also contractually liable, under indemnification provisions of the transaction, for any liabilities that may be asserted against the Company. The transfer of the insurance related assets and liabilities was accounted for as a long-duration coinsurance transaction under accounting principles generally accepted in the United States. Under this accounting treatment, the insurance related liabilities remain on the books of the Company and an offsetting reinsurance recoverable is established.

   As part of this transaction, the Company made a capital contribution to Prudential of Taiwan in the amount of the net equity of the Company's Taiwan branch as of the date of transfer. In July 2001, the Company dividended its interest in Prudential of Taiwan totaling $45.8 million to Prudential.

   Beginning February 1, 2001 Taiwan's net income is not included in the Company's results of operations. The Taiwan branch had net income of $1.8 million ($97.8 million in revenues and $96.0 million in expenses) in 2000.

   On December 28, 2001, the Company paid to Prudential an extraordinary dividend which was approved by the Insurance Department of Arizona. The dividend was $108 million and was paid with cash of $26 million and fixed maturities of $82 million.

   In connection with Prudential's demutualization, qualified annuity contract holders were given increases to their policy values in the form of policy credits. The policy credits of $128.0 million are reflected as a reduction of retained earnings.

CRITICAL ACCOUNTING POLICIES

The preparation of financial statements in conformity with generally accepted accounting principles ("GAAP") requires the application of accounting policies that often involve a significant degree of judgment. Management, on an ongoing basis, reviews critical estimates and assumptions. If management determines, as a result of its consideration of facts and circumstances, that modifications in assumptions and estimates are appropriate, results of operations and financial position as reported in the Consolidated Financial Statements may change significantly.

   The following sections discuss accounting policies applied in preparing our financial statements that Management believes are most dependent on the application of estimates and assumptions.

VALUATION OF INVESTMENTS

The major portion of our investments are recorded at fair value in the statement of financial position. Fair values are based on quoted market prices or estimates from independent pricing services, when available. However, when such information is not available, for example, with respect to private placement fixed maturity securities, fair value is estimated, typically by using a discounted cash flow model, which considers current market credit spreads for publicly traded issues with similar terms by companies of comparable credit quality. Consequently, changes in estimated future cash flows or in our assessment of the issuer 's credit quality will result in changes in carrying value. For fixed maturities and equity securities classified as available for sale, the impact of such changes is recorded in "Accumulated other comprehensive income (loss)," a separate component of equity. However, the carrying value of these securities is written down to estimated fair value when a decline in value is considered to be other than temporary, and we record the corresponding impairment loss in "Realized investment losses, net," in the Consolidated Statements of Operations and Comprehensive Income. The factors we consider to

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determine if an impairment loss is warranted are discussed more fully in Note 2 to the Consolidated Financial Statements. The level of impairment losses can be expected to increase when economic conditions worsen and decrease when economic conditions improve.

POLICYHOLDER LIABILITIES AND DEFERRED POLICY ACQUISITION COSTS

The liability for future policy benefits is primarily comprised of the present value of estimated future payments to holders of life insurance and annuity products where the timing and amount of payment depends on policyholder mortality surrender or retirement experience. For life insurance and annuity products, expected mortality is generally based on the Company 's historical experience or standard industry tables. Interest rate assumptions are based on factors such as market conditions and expected investment returns. Although mortality and interest rate assumptions are "locked-in" upon the issuance of new insurance or annuity business with fixed and guaranteed terms, significant changes in experience or assumptions may require us to provide for expected future losses on a product by establishing premium deficiency reserves.

   Our liability for Unpaid claims and claim adjustment expenses includes estimates of claims that we believe have been incurred, but have not yet been reported ("IBNR"), as of the balance sheet date. These estimates, and estimates of the amounts of loss we will ultimately incur on reported claims, which are based in part on our historical experience, are regularly adjusted to reflect actual claims experience. When actual experience differs from our previous estimate, the resulting difference will be included in our reported results for the period of the change in estimate.

   For most life insurance and annuity products that we sell, we defer costs that vary with and are related primarily to the production of new business to the extent these costs are deemed recoverable from future profits, and we record these costs as an asset known as deferred policy acquisition costs or "DAC" in the statements of financial position. We amortize this DAC asset over the expected lives of the contracts, based on the level and timing of either estimated profits or premiums, depending on the type of contract. For products with amortization based on future premiums, the amortization rate is locked-in when the product is sold. However, for products with amortization based on estimated profits, the amortization rate is periodically updated to reflect current period experience or changes in assumptions that affect future profitability, such as lapse rates, investment returns, mortality experience, expense margins and surrender charges. These changes result in adjustments to DAC balances in the period that we change our assumptions as well as changes in prospective DAC amortization. For example, adverse market conditions in 2001 resulted in declines in the market values of assets supporting our variable life insurance and annuity products, which in turn resulted in lower expectations regarding our estimated future gross profits from fee-based income. As a result, we recorded a higher level of DAC amortization in 2001 for these products. DAC is also subject to periodic recoverability testing.

RESERVES FOR CONTINGENCIES AND LITIGATION

A contingency is an existing condition that involves a degree of uncertainty that will ultimately be resolved upon the occurrence of future events. Under GAAP, reserves for contingencies are required to be established when the future event is probable and its impact can be reasonably estimated. An example is the establishment of a reserve for losses in connection with an unresolved legal matter. The initial reserve reflects management 's best estimate of the probable cost of ultimate resolution of the matter and is revised accordingly as facts and circumstances change and, ultimately, when the matter is brought to closure. In situations in which the Company is to be indemnified by Prudential, as with the sales practices actions, a reserve for contingencies would not need to be established in the Company's financial statements.

OTHER SIGNIFICANT ESTIMATES

In addition to the items discussed above, the application of GAAP requires management to make other

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estimates and assumptions. One example is the recognition of deferred tax assets, which depends on management's assumption that future earnings will be sufficient to realize the deferred benefit. This is discussed in Note 8 to the Consolidated Financial Statements.

   The Company's Changes in Financial Position and Results of Operations are described below.

CHANGES IN FINANCIAL POSITION

2001 VERSUS 2000

From December 31, 2000 to December 31, 2001 there was a decrease of $966 million in total assets from $23.059 billion to $22.093 billion, the majority of which relates to a $1.310 billion decrease in Separate Accounts primarily from stock market declines, as described below. The fixed maturity portfolio increased $139 million resulting from unrealized appreciation from declining interest rates and from positive cash inflows. The transfer of the Company's Taiwan branch accounted for using coinsurance accounting required the establishment of reinsurance recoverable of $260.6 million, and the inclusion of the Taiwan branch future policy reserve liabilities on the Company's balance sheet. The Company also reclassified held-to-maturity securities, amounting to $324.5 million at January 1, 2001 to the available-for-sale category.

   During the year, liabilities decreased by $784 million from $21.226 billion to $20.442 billion. Separate account liabilities decreased $1.310 billion as a result of net investment losses of $1.388 billion, expense disbursements and other changes of $244 million offset by net sales of $322 million. Current year net sales of $322 million ($1.540 billion of contributions less $1.218 billion of surrenders and withdrawals) are $918 million lower than the same period prior year sales of $1.240 billion ($2.376 billion of contributions less $1.136 billion of surrenders and withdrawals). The primary reason for the decrease is declines in Discovery Select annuity product ("Discovery Select") exchange sales resulting from the discontinuation of the Exchange Program on May 1, 2000. The Exchange Program had provided the contract holders of older Prudential or Pruco Life annuity products an opportunity to convert to the Discovery Select product. Annuity product net sales declined $1.118 billion while variable life insurance sales grew $200 million from the prior year.

   Policyholder account balances increased by $301 million from interest credited and positive cash inflows for the PACE product and the general account life and annuity products. Future policy benefit liabilities increased by $105 million resulting from sales of term insurance, additional extended term insurance, and increases to Taiwan branch reserves. Other liabilities increased by $108 million as a result of policy credits granted to Separate Account qualified annuity contract holders related to the demutualization.

   Total equity declined $181 million from $1.832 billion at December 31, 2000 to $1.651 billion at December 31, 2001. The largest factor in this decrease is the payment of two dividends, which are discussed above, to Prudential totaling $153.8 million. One dividend consisted of an extraordinary dividend approved by the Insurance Department of Arizona for $108 million. The other dividend of $45.8 million represented the Company's net investment in its Taiwan branch, which was contributed to a sister company, Prudential Life Insurance Company of Taiwan, and subsequently dividended to Prudential. Refer to Note 14 for more information on the Taiwan dividend. Equity was also reduced by $128.0 million for policy credits to be made to eligible policyholders. In connection with Prudential's demutualization, qualified annuity contract holders were given increases to their policy values in the form of policy credits. In addition, equity was increased by net income of $67.6 million, net unrealized investment gains of $30.0 million and net foreign currency translation adjustments of $3.2 million.

2000 VERSUS 1999

Total assets increased from $21.768 billion at December 31, 1999 to $23.059 billion at December 31, 2000, an increase of $1.291 billion, primarily from increases in investments and cash and cash equivalents of $945 million, and Separate Accounts of $198 million. Investments increased due to

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positive insurance cash inflows and unrealized appreciation of fixed maturities.
A discussion of Separate Account balances and net sales follows.

   Although there were positive Separate Account net sales of $1.240 billion (contributions of $2.376 billion less withdrawals of $1.136 billion), growth in the Separate Accounts was minimized by expense disbursements and other changes of $384 million, and in particular, investment losses from stock value declines of $658 million. This was in contrast to the prior year which experienced investment gains of $2.164 billion. However, the average Separate Account fund value during the current year, which is more indicative of fee income, was approximately $3 billion higher than the prior year, due to beginning of the year 2000 balances being substantially higher than the prior year. The majority of the net sales were from the Discovery Select annuity product ("Discovery Select"), which had net sales of $1.115 billion. This was significantly lower than net sales of Discovery Select of $2.646 billion in 1999 due primarily to the termination of the Exchange program in May 2000. Surrenders also increased due to the aging of the business and since exchange assets are not subject to surrender charges.

   Total liabilities increased from $20.099 billion at December 31, 1999 to $21.226 billion at December 31, 2000, an increase of $1.127 billion. The increase was primarily due to increases to policyholder account balances of $522 million, securities lending liabilities of $181 million, Separate Account liabilities of $198 million, and an increase to future policy reserves of $73 million. The increase in policyholders' account balances from $3.125 billion at December 31, 1999 to $3.647 billion at December 31, 2000 was primarily due to increases of $315 million from sales of the PACE product, and an increase of $175 million, mainly due to exchanges and sales of the Discovery Select product for the General Account. Future policy benefits increased by $73 million from $630 million at December 31, 1999 to $703 million at December 31, 2000 primarily the result of increased sales and in-force business at the Taiwan branch.

RESULTS OF OPERATIONS

2001 VERSUS 2000

NET INCOME

Consolidated net income was $35.9 million lower for the year ended December 31, 2001 than for the year ended December 31, 2000. Economic and market downturns resulted in increased realized investment losses for impairments and sales of fixed maturities of $39.8 million. In addition, there was increased amortization of deferred policy acquisition costs ("DAC") of $35.2 million for domestic life and annuity products, resulting from a decline in expected future profits. Net asset management fee revenue declined $34.2 million ($63.3 million in revenues less $29.1 million of expenses). The Company ceased receiving fee income or paying asset management fee expenses related to the Prudential Series Fund ("PSF") as of January 1, 2001, as described in the Notes to Consolidated Financial Statements. Policyholder benefits were $8.0 million higher as increases to domestic individual life product reserves, death benefits, and surrender benefits offset decreases in the Taiwan branch's policyholder benefits. Tax expense for the current year is lower than the prior year by $79.7 million due to reduced income from operations before income taxes and a refinement of the estimated benefits from nontaxable investment income.

REVENUES

Consolidated revenues decreased by $110.6 million, from $987.7 million to $877.1 million. As discussed above, the elimination of PSF asset management fees reduced revenues by $63.3 million. Premiums decreased by $31.0 million from the prior year. The ceding of premiums pursuant to the transfer of the Company's Taiwan branch caused an $80.6 million decline in premiums. This was partially offset by higher term insurance sales of the Term Essential and Term Elite products, as those products were not launched until late 2000, and an increase in premiums related to extended term policy conversions. As an option in the event of a lapse, individual variable life insurance policies provide policyholders with additional extended

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STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9


term or reduced paid-up life insurance based on the amount that can be purchased with the remaining cash value of the contract (if the policyholder does not elect to receive the remaining cash value as a cash distribution). The application of the remaining cash value to purchase such coverage is recorded as premium revenue in the Statement of Operations. Future policy benefit reserves are also increased by the amount of these premiums.

   Realized investment losses increased by $39.8 million from the prior year as recognized writedowns on fixed maturities with other than temporary impairments increased by $41.2 million in 2001. In addition, a realized loss of $29.2 million was recorded on the sale of Enron fixed maturities in 2001. Partially offsetting these investment declines were gains on sales of fixed maturities of $21.8 million in 2001(excluding Enron) compared to losses of $22.3 million in 2000 as interest rates declined in 2001 increasing the fair value of the bonds. The sales in 2000 were made in the early part of the year before rates substantially declined. Derivative instruments and other investment gains were $13.5 million less than in 2000. This was mainly the result of the Company's net short position in futures during 2001, versus a net long position in 2000, as interest rates were generally declining in both years.

   These decreases were partially offset by increases in policy charges and fee income and net investment income. Policy charges and fee income, consisting primarily of mortality and expense ("M&E"), loading and other insurance charges assessed on General and Separate Account policyholder fund balances, increased by $15.3 million. The increase was a result of a $29.0 million increase for domestic individual life products offset by a $13.7 million decrease for annuity products. Mortality and sales based loading charges for life products increased as a result of growth in the in-force business and higher new sales. The in-force business grew from $53.214 billion at December 31, 2000 to $58.743 billion at December 31, 2001, an increase of 10.3%. In contrast, annuity fees are mainly asset based fees which are dependent on the fund balances which are affected by net sales as well as asset depreciation or appreciation on the underlying investment funds in which the customer has the option to invest. Annuity fund balances have declined as a result of unfavorable valuation changes in the securities market and lower sales due to the discontinuation of the Exchange program.

   Net investment income increased by $5.7 million from the prior year as income from fixed maturities rose as a result of a higher average asset base from reinvestment of proceeds from GIC sales, and general account annuity life deposits. Partially offsetting this increase was a decline in short term investments and cash equivalent income mainly as a result of lower interest rates.

   Other income increased $2.5 million due to an increase in the modal premium charge for policyholders who pay other than annual premiums, as a result of the growth of the term insurance business.

BENEFITS AND EXPENSES

Policyholder benefits increased by $8.0 million from increases in domestic individual life product reserves, death benefits, and surrender benefits; offset by decreases in Taiwan's policyholder benefits. Death benefits increased $29.0 million due mainly to the increased in force business, with $11.6 million of the increase specifically related to the September 11 terrorist attacks. Domestic individual life reserves increased $32.6 million as a result of sales of term insurance and extended term premiums. There were also increased benefits paid on surrenders of reduced paid up policies of $8.3 million. Offsetting these were decreases in reserve provisions and benefits for the Company's Taiwan branch of $61.6 million.

   Interest credited to policyholder account balances increased by $25.0 million as policyholder account balances grew by $301.0 million from December 2000 mainly as a result of GIC and general account life and annuity sales, as mentioned above.

   General, administrative, and other expenses decreased $28.0 million from the prior year. Commission and distribution expenses after

 34
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                                                                         PART II

STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9


capitalization, excluding the Taiwan branch, are $33.2 million lower resulting from a change in the allocation of distribution expenses to a market based pricing arrangement as of April 1, 2000 and higher capitalization of commissions from new sales. The elimination of asset management expenses lowered expenses by $29.1 million. The transfer of the Company's Taiwan branch resulted in an expense reduction of $25.2 million.

   Partially offsetting these decreases was an increase in DAC amortization of domestic life and annuity products of $35.2 million from increases in deferrable expenses as a result of sales, and increased amortization associated with a decline in expected future profits from stock market declines. There was also an additional $24.3 million of expenses, excluding the Taiwan branch, driven by higher allocations charged to the Company for salary, consulting, and data processing costs. The Company is assuming a larger share of allocated costs as allocations are based on new sales of which the Company has a higher percentage than in the previous year.

2000 VERSUS 1999

NET INCOME

Net income for the year ended December 31, 2000 was $103.5 million; an increase of $47.9 million from $55.6 million earned in the year ended December 31, 1999. The increase reflects a $168.2 million, or 20.5% increase in revenues, offset in part by a $95.8 million, 13.1% increase in expenses. Income taxes increased by $24.5 million corresponding with the income increase.

REVENUES

Policy charges and fee income increased by $60.4 million, to $474.9 million in 2000 from $414.4 million in 1999. In addition, asset management fees, primarily representing fees collected from the Pru Series Funds ("PSF") increased by $10.8 million from the prior year. Although the Separate Account fund balances as of December 31, 2000 are only slightly higher than the prior year end due to stock market declines, (especially in the fourth quarter) the average fund balance during the year was $3 billion higher than the prior year, as is described in the "Changes In Financial Position" section. Strong securities market conditions contributed to significant appreciation in Separate Account asset values during 1999 which had a carryover effect on 2000 income, as beginning of the year balances were substantially higher than in the previous year. Policy charges for annuity and life products were $37.4 million and $23.0 million higher, respectively, than the prior year. Most of the annuity increase came from higher M&E charges from Discovery Select, as net sales of this product were approximately $1.1 billion. The increase in life policy fees is also due to a higher average fund balance than in the previous year.

   Premiums increased $22.9 million to $121.9 million for the year ended December 31, 2000. The increase was primarily due to continued growth at the Company's Taiwan branch, which sells traditional life insurance products. New sales for the Taiwan branch grew by 21% and gross insurance in force increased by 17%. Premiums from annuitizations of Discovery Select contracts also contributed somewhat to the growth in premiums.

   Net investment income increased by $61.1 million to $337.9 million in 2000. The increase was primarily the result of higher income from fixed maturities of $45.8 million, and $10.4 million from short-term and cash equivalents, as the asset base increased. Investment of cash inflows from the PACE product was the primary cause of the increase in the asset base.

   Realized investment losses, net were $20.7 million in 2000 compared to realized losses of $32.5 million for the prior year. This improvement of $11.8 million came primarily from derivative gains in 2000 of $15.0 million versus losses of $1.6 million in 1999. Partially offsetting this were realized losses on fixed maturities that were $5.7 million higher than in 1999, as most of the sales were made in early 2000, when interest rates were higher and writedowns for impairments deemed other than temporary were $12.3 million, an increase of $1.1 million from 1999.

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STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9


BENEFITS AND EXPENSES

Policyholders' benefits including changes in reserves were $248.1 million for the year ended December 31, 2000, an increase of $43.0 million from the prior year. Increases to reserves were $31.0 million higher than the prior year of which $14.8 million is related to continued business expansion in the Company's Taiwan branch. Discovery Select annuitizations of $7.7 million, and higher life reserves for extended term insurance and disability reserves of $8.5 million also contributed to the reserve increases. Policyholder benefits were $12.0 million higher mainly due to an increase in death claims of $9.8 million and increased annuity and Taiwanese policyholder benefits due to the growth in business.

   Interest credited to policyholder account balances for the year ended December 31, 2000 was $171.0 million, an increase of $34.2 million from 1999. Interest credited for the PACE product increased by $25.8 million as the PACE policyholder account balances increased $315 million. Interest credited on annuity products increased by $7.5 million as the General Account fund balances increased and there were higher new money rates due to higher incentive rates for Discovery Select.

   General, administrative and other expenses, net of capitalization increased $18.6 million to $410.7 million in 2000. The largest factor in this increase is amortization of deferred policy acquisition costs ("DAC") of $129.0 million, which is $32.6 million higher than the prior year. Annuity DAC amortization increased $39.3 million to $72.8 million, due to growth in profitability of Discovery Select, and accelerated amortization associated with a decline in expected future gross profits as a result of unfavorable market conditions in 2000. Amortization of life products declined by $10.2 million due to prior year write-offs of DAC for policies that were rescinded as a result of the Company's policyholder remediation program, as described in the Notes to the financial statements. The Taiwan branch DAC amortization increased by $3.5 million due to growth in the business.

   Commission and distribution expenses, net of capitalization are lower by $1.1 million due mainly to two offsetting factors. Growth in trail commissions on Discovery Select exchanges, which are nondeferable, increased expenses by $8.0 million. This was offset by a change in the allocation of distribution expenses to reflect a market based pricing arrangement. This decreased year over year expenses (net of capitalization) by $8.9 million.

   Other general and administrative expenses were down $16.1 million from the prior year due to decreases in consulting fees, salary expenses, and charges to the reserve for unbeknownst modified endowment contracts ("UMEC"). Consulting and external contracted services charges were lower in 2000 by $7.9 million as the prior year had contracted external programmers for Year 2000 system preparation and data integrity projects. Decreases in staffing levels from the prior year resulted in reductions in salary expense and employee benefits of $4.1 million. Provisions made to UMEC were $6.3 million in 2000 which is $3.9 million less than the prior year. Offsetting these decreases slightly was an increase of $3.2 million for asset management fees, asset based charges for managing Separate Account investment portfolios, due to the increase in the average Separate Account balance.

INVESTMENT PORTFOLIO AND INVESTMENT STRATEGIES

The Company's investment portfolio supports its insurance and annuity liabilities and other obligations to customers for which it assumes investment related risks. The portfolio was comprised of total investments amounting to $5.207 billion at December 31, 2001, versus $5.048 billion at December 31, 2000. A diversified portfolio of publicly traded bonds, private placements, commercial loans on real estate and equity investments is managed under strategies intended to maintain a competitive asset mix consistent with current and anticipated cash flow requirements of the related obligations. The risk tolerance reflects the Company's aggregate capital position, exposure to business risk, liquidity and rating agency considerations.

   The asset management strategy for the portfolio is in accordance with an investment policy statement

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STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9


developed and coordinated within the Company by the Asset Liability and Risk Management Group, agreed to by senior management, and approved by the Board of Directors. In managing the investment portfolio, the long-term objective is to generate favorable investment results through asset-liability management, strategic and tactical asset allocation and asset manager selection. Asset management strategies take into account the need to match asset structure to product liabilities, considering the underlying income and return characteristics of investment alternatives and seeking to closely approximate the interest rate sensitivity of the asset portfolio with the estimated interest rate sensitivity of the product liabilities. Asset management strategies also include broad diversification across asset classes, issuers and sectors; effective utilization of capital while maintaining liquidity believed to be adequate to satisfy cash flow requirements; and achievement of competitive performance. The major categories of invested assets, quality across the portfolio, and recent activities to manage the portfolio are discussed below.

FIXED MATURITIES

The fixed maturity portfolio is diversified across maturities, sectors and issuers. The Company has classified all publicly traded securities as available for sale ("AFS"). As of December 31, 2001 all privately placed securities were classified as AFS compared to approximately 78% in 2000. The remainder of privately placed fixed maturities in 2000 was classified as held to maturity ("HTM"). AFS securities are carried in the Consolidated Statement of Financial Position at fair value, with unrealized gains and losses (after certain related adjustments) recognized by credits and charges to equity capital. HTM securities are carried at amortized cost, and unrealized gains or losses on these securities are not recognized in the financial statements. At December 31, 2001 the fixed maturities portfolio totaled $4.025 billion, an increase of $143 million, based on fair value, compared to December 31, 2000. This increase in fixed maturities reflected growth in the overall portfolio due to positive cash flow from insurance operations during 2000, appreciation arising from a lower interest rate environment, as well as reinvestment of net investment income, offset by dividends paid in the form of fixed maturities. The following table displays a public/private breakout of this year's net unrealized appreciation in the fixed income portfolio versus during 2001.


---------------------------------------------------------------------------------------------------------------------------------
                                                              2001                                       2000
                                             ----------------------------------------------------------------------------
                                                                          NET                                      NET
                                             AMORTIZED    ESTIMATED    UNREALIZED     AMORTIZED    ESTIMATED    UNREALIZED
                                                COST      FAIR VALUE     GAINS           COST      FAIR VALUE   GAINS(LOSSES)
FIXED MATURITIES (In Thousands)
---------------------------------------------------------------------------------------------------------------------------------
   Publicly traded                           $2,638,917   $2,695,135     $56,218      $2,385,108   $2,393,919      $8,811
   Privately placed                           1,296,555    1,329,758      33,203       1,491,682    1,488,236      (3,446)
---------------------------------------------------------------------------------------------------------------------------------
TOTAL                                        $3,935,472   $4,024,893     $89,421      $3,876,790   $3,882,155      $5,365


   At December 31, 2001, the net unrealized capital gains/(losses) on the "available for sale" fixed maturity portfolio totaled $89.4 million compared to $9.3 million ($5.4 million including HTM) at December 31, 2000. The increase in the net unrealized capital gain position is primarily due to the effect of lower interest rates in 2001 versus 2000.

   Gross investment income on fixed maturities increased by $16.1 million from 2000 to 2001 as a result of a higher asset base in 2001, offset by reinvestment and new purchases at lower rates. Realized losses of $60.9 million were $26.3 million greater than December 31, 2000. This variance is attributed to higher impairments taken in 2001 of $41.2 million, primarily relating to asset-backed

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                                                                         PART II

STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9


securities, and losses on sale of Enron holdings of $29.2 million, offset by higher trading gains of $44.1 million, occurring mainly in the first half of the year.

   The table below summarizes fixed maturity investment results:


                                       YEAR ENDED DECEMBER 31
                                       ----------------------
                                          2001          2000
 (IN THOUSANDS)
  Gross Investment Income                $279,477     $263,325
  Yield(1)                                  7.32%        7.53%
  Realized Capital Losses                ($60,924)    ($34,812)

(1) YIELDS ARE DETERMINED BY DIVIDING GROSS INVESTMENT INCOME BY THE AVERAGE OF YEAR-END ASSET CARRYING VALUES, EXCLUDING UNREALIZED GAINS AND LOSSES, LESS ONE-HALF OF GROSS INVESTMENT INCOME.

CREDIT QUALITY

The following table describes the credit quality of the fixed maturity portfolio, based on ratings assigned by the National Association of Insurance Commissioners ("NAIC") or Moody's Corporation, an independent rating agency:

--------------------------------------------------------------------------------------------------------------------
                                       DECEMBER 31, 2001                           DECEMBER 31, 2000
                           -----------------------------------------------------------------------------------------
NAIC       MOODY'S         AMORTIZED             ESTIMATED             AMORTIZED             ESTIMATED
                              COST        %      FAIR VALUE     %         COST        %      FAIR VALUE     %
--------------------------------------------------------------------------------------------------------------------
                                                              (In Thousands)
 1    AAA to AAA-          $1,889,567    48.0%   $1,930,014    48.0%   $1,811,068    46.7%   $1,835,642    47.3%
 2    BBB+ to BBB-          1,727,161    43.9%    1,778,254    44.2%    1,794,309    46.3%    1,784,694    46.0%
 3    BB+ to BB-              198,945     5.1%      201,466     5.0%      118,652     3.0%      117,793     3.1%
 4    B+ to B-                 81,558     2.1%       77,436     1.9%      113,050     2.9%      106,699     2.7%
 5    CCC or lower             20,782     0.5%       20,786     0.5%       22,093     0.6%       20,067     0.5%
 6    In or near default       17,459     0.4%       16,937     0.4%       17,618     0.5%       17,260     0.4%
--------------------------------------------------------------------------------------------------------------------
      TOTAL                $3,935,472   100.0%   $4,024,893   100.0%   $3,876,790   100.0%   $3,882,155   100.0%

   The fixed maturity portfolio consists largely of investment grade assets (rated "1" or "2" by the NAIC). Based on fair value, these investments accounted for 92% and 93% of the portfolio as of December 31, 2001 and 2000, respectively. As of December 31, 2001 and 2000, less than 1% of the fixed maturities portfolio was rated "6" by the NAIC, defined as public and private placement securities which are currently non-performing or believed to be subject to default in the near-term.

   The Company maintains separate monitoring processes for public and private fixed maturities and create watch lists to highlight securities, which require special scrutiny and management. Our public fixed maturity asset managers formally review all public fixed maturity holdings on a monthly basis and more frequently when necessary to identify potential credit deterioration whether due to ratings downgrades, unexpected price variances, and/or industry specific concerns. We classify public fixed maturity securities of issuers that have defaulted as loans not in good

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STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9


standing and all other public watch list assets as closely monitored.

   Our private fixed maturity asset managers conduct specific servicing tests on each investment on an ongoing basis to determine whether the investment is in compliance or should be placed on the watch list or assigned an early warning classification. We assign early warning classification to those issuers that have failed a servicing test or experienced a minor covenant default, and we continue to monitor them for improvement or deterioration. We assign closely monitored status to those investments that have been recently restructured or for which a restructuring is a possibility due to substantial credit deterioration or material covenant defaults. We classify as not in good standing securities of issuers that are in more severe conditions, for example, bankruptcy or payment default.

-------------------------------------------------------------------------------------------------------------------
                                                                 DECEMBER 31, 2001           DECEMBER 31, 2000

                                                              ----------------------------------------------
                                                              BOOK VALUE   % OF TOTAL   BOOK VALUE   % OF TOTAL
(IN THOUSANDS)
-------------------------------------------------------------------------------------------------------------------
Performing                                                    $3,903,871     99.2%      $3,799,529      98.0%
Watch List
  Closely monitored                                               26,230      0.7%          56,513       1.5%
  Not in good standing                                             5,371      0.1%          20,748       0.5%
-------------------------------------------------------------------------------------------------------------------
TOTAL                                                         $3,935,472    100.0%      $3,876,790     100.0%

Writedowns for impairments of fixed maturities which were deemed to be other than temporary were $53.5 million, $12.3 million and $11.2 million for the years 2001, 2000 and 1999 respectively.

PORTFOLIO DIVERSITY

The fixed maturity portfolio is broadly diversified by type and industry of issuer. As of December 31, 2001, the greatest industry concentrations within the public portfolio were finance, utilities, and manufacturing. The greatest

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industry concentrations within the private portfolio were asset-backed securities, manufacturing and service. The fixed maturities portfolio is summarized below by issuer category:

---------------------------------------------------------------------------------------------------------------------------------
                                                             DECEMBER 31, 2001                     DECEMBER 31, 2000

                                                    ----------------------------------------------------------------------
                                                    AMORTIZED    ESTIMATED    % OF FAIR   AMORTIZED    ESTIMATED    % OF FAIR
(IN THOUSANDS)                                         COST      FAIR VALUE    VALUE         COST      FAIR VALUE    VALUE

---------------------------------------------------------------------------------------------------------------------------------
United States Government Securities and
  Obligations                                       $  303,606   $  303,453       7.5%    $  309,609   $  317,479       8.2%
Mortgage Backed Securities                              10,148       10,247       0.3%        31,479       31,809       0.8%
Asset Backed Securities(1)                             577,528      590,245      14.7%       544,447      541,315      14.0%
Foreign Government Securities                           27,331       29,454       0.7%       136,133      143,706       3.7%
Manufacturing                                          782,944      803,155      19.9%       791,609      788,188      20.3%
Utilities                                              646,628      663,645      16.5%       634,671      628,657      16.2%
Retail and Wholesale                                   223,373      230,162       5.7%       230,303      229,162       5.9%
Energy                                                   5,223        5,173       0.1%         1,304        1,359         0%
Finance                                                688,064      711,932      17.7%       519,690      528,020      13.6%
Services                                               557,311      565,654      14.1%       548,729      544,555      14.0%
Transportation                                         106,687      104,716       2.6%       122,655      121,565       3.1%
Other                                                    6,629        7,057       0.2%         6,161        6,340       0.2%
---------------------------------------------------------------------------------------------------------------------------------
TOTAL                                               $3,935,472   $4,024,893     100.0%    $3,876,790   $3,882,155     100.0%

(1) Asset backed securities are primarily backed by credit card receivables, home equity loans, trade receivables and auto loans.

COMMERCIAL LOANS ON REAL ESTATE

As of December 31, 2001, the Company's portfolio of commercial loans on real estate portfolio totaled $8.2 million, a reduction of $1.1 million from December 31, 2000, reflecting maturities and prepayments. The portfolio is comprised of commercial loans on real estate, with diversification by property type and geographic location. Refer to Footnote 3 in the Notes to Consolidated Financial Statements. Mortgage investment income is $0.9 million, which is $0.1 million lower than the prior year due to a lower asset base.

   The Company evaluates its loans on a quarterly basis for watch list status based on compliance with various financial ratios and other covenants set forth in the loan agreements, borrower credit quality, property condition and other factors. The Company may place loans on early warning status in cases where it detects that the physical condition of the property, the financial situation of the borrower or tenant, or other factors could lead to a loss of principal or interest. The Company classifies as closely monitored those loans that have experienced material covenant defaults or substantial credit or collateral deterioration. Not in good standing loans are those for which there is a high probability of loss of principal, such as when the borrower is in bankruptcy or the loan is in foreclosure. An experienced staff of workout professionals actively manages the loans in the closely monitored and not in good standing categories.

EQUITY SECURITIES

The Company's equity securities are comprised of common and non-redeemable preferred stock and are carried at estimated fair value on the Statement of Financial Position. Based on fair value, equity securities totaled $0.4 million in 2001 compared to $10.8 million in 2000. At December 31, 2001, the unrealized capital gains on the equity portfolio totaled $0.2 million compared to $2.6 million of losses at December 31, 2000. The equity securities' asset base declined due to the transfer of stocks in connection with the transfer of the Taiwan branch.

SHORT-TERM INVESTMENTS

Short-term investments include liquid debt instruments that have maturities between 3-12 months from date of

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STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9


purchase. These securities are carried at amortized cost, which approximates fair value. As of December 31, 2001, the Company's short-term investments totaled $215.6 million, an increase of $12.8 million compared to $202.8 million at December 31, 2000. Short-term yields decreased due to lower rates in 2001, partially offset by greater spread income earned on securities lending activity.

DERIVATIVES

The Company uses derivatives primarily to alter mismatches between the duration of assets in its portfolios and the duration of insurance and annuity liabilities supported by those assets. These derivative contracts do not qualify for hedge accounting and, consequently, we recognize the changes in fair value of such contracts from period to period in current earnings. During 2001, $2.9 million of gains were realized in swaps versus a gain of $5.6 million in 2000. This was due to favorable 2001 and 2000 trends in exchange rates and spreads. During 2001, $4.3 million of losses were realized from futures versus gains of $9.4 million in 2000. This was the result of the Company's net short position in futures during 2001, versus a net long position in 2000, as interest rates were generally declining in both years.

LIQUIDITY AND CAPITAL RESOURCES

The Company's liquidity requirements include the payment of sales commissions, other underwriting expenses and the funding of its contractual obligations for the life insurance and annuity contracts in-force. The Company has developed and utilizes a cash flow projection system and regularly performs asset/liability duration matching in the management of its asset and liability portfolios. The Company anticipates funding all its cash requirements utilizing cash from operations, normal investment maturities and anticipated calls and repayments or through short term borrowing from its affiliate Prudential Funding Corporation (refer to Footnote 14 in the Notes to Consolidated Financial Statements). As of December 31, 2001, the Company's assets included $3.0 billion of cash and cash equivalents, short-term investments and investment grade publicly traded fixed maturity securities that could be liquidated if funds were required.

   In order to continue to market life insurance and annuity products, the Company must meet or exceed the statutory capital and surplus requirements of the insurance departments of the states in which it conducts business. Statutory accounting practices differ from generally accepted accounting principles ("GAAP") in two major respects. First, under statutory accounting practices, the acquisition costs of new business are charged to expense, while under GAAP they are initially deferred and amortized over a period of time. Second, under statutory accounting practices, the required additions to statutory reserves for new business in some cases may initially exceed the statutory revenues attributable to such business. These practices result in a reduction of statutory income and surplus at the time of recording new business.

   Insurance companies are subject to Risk-Based Capital ("RBC") guidelines, monitored by insurance regulatory authorities, that measure the ratio of the Company's statutory surplus with certain adjustments ("Adjusted Capital") to its required capital, based on the risk characteristics of its insurance liabilities and investments. Required capital is determined by statutory formulae that consider risks related to the type and quality of invested assets, insurance-related risks associated with the Company's products, interest rate risks, and general business risks. The RBC calculations are intended to assist regulators in measuring the adequacy of the Company's statutory capitalization.

   The Company considers RBC implications in its asset/liability management strategies. Each year, the Company conducts a thorough review of the adequacy of statutory insurance reserves and other actuarial liabilities. The review is performed to ensure that the Company's statutory reserves are computed in accordance with accepted actuarial standards, reflect all contractual obligations, meet the requirements of state laws and regulations and include adequate provisions for any other actuarial liabilities that need to be established. All significant reserve changes are reviewed by the Board of Directors and are subject to

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approval by the Arizona Department of Insurance and the New Jersey Department of
Banking and Insurance (the "Insurance Departments"). The Company believes that its statutory capital is adequate for its currently anticipated levels of risk as measured by regulatory guidelines.

   In March 1998, the NAIC adopted the Codification of Statutory Accounting Principles guidance ("Codification"), which replaces the current Accounting Practices and Procedures manual as the NAIC's primary guidance on statutory accounting as of January 1, 2001. The Codification provides guidance for areas where statutory accounting has been silent and changes current statutory accounting in certain areas. Certain of the standards could have an impact on the measurement of statutory capital, which, in turn, could affect RBC ratios of insurance companies. The Company has adopted the Codification guidance effective January 1, 2001. As a result of these changes, the Company reported an increase to statutory surplus of $88 million, primarily as a result of the recognition of deferred tax assets.

REGULATORY ENVIRONMENT

The Company is subject to the laws of the Insurance Departments. A detailed financial statement in the prescribed form (the "Annual Statement") is filed with the Insurance Departments each year covering the Company's operations for the preceding year and its financial position as of the end of that year. Regulation by the Insurance Departments includes periodic examinations to verify the accuracy of contract liabilities and reserves. The Company's books and accounts are subject to review by the Insurance Departments at all times. A full examination of the Company's operations is conducted periodically by the Insurance Departments and under the auspices of the NAIC.

   The Company is subject to regulation under the insurance laws of all jurisdictions in which it operates. The laws of the various jurisdictions establish supervisory agencies with broad administrative powers with respect to various matters, including licensing to transact business, overseeing trade practices, licensing agents, approving contract forms, establishing reserve requirements, fixing maximum interest rates on life insurance contract loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted. The Company is required to file the Annual Statement with supervisory agencies in each of the jurisdictions in which it does business, and its operations and accounts are subject to examination by these agencies at regular intervals.

   The NAIC has adopted several regulatory initiatives designed to improve the surveillance and financial analysis regarding the solvency of insurance companies in general. These initiatives include the development and implementation of a risk-based capital formulae as described in the Liquidity and Capital Resources disclosure. The implementation of these standards has not had a significant impact on the Company.

   Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Certain insurance products of the Company are subject to various federal securities laws and regulations. In addition, current and proposed federal measures which may significantly affect the insurance business include regulation of insurance company solvency, employee benefit regulation, removal of barriers preventing banks from engaging in the insurance business, tax law changes affecting the taxation of insurance companies and the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles.

EFFECTIVE NEW ACCOUNTING PRONOUNCEMENTS

Refer to Footnote 2, "Summary of Significant Accounting Policies," of the Notes to Consolidated Financial Statements.


ANALYSIS OF FINANCIAL CONDITION: PERIOD ENDING JUNE 30, 2002



From December 31, 2001 to June 30, 2002 there was a decrease of $569 million in total assets from $22,093 million to $21,524 million. Separate Account assets


 42
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STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9



declined $1,197 million mainly from market value declines. Fixed maturities increased by $389 from investing policyholder deposits. Cash and cash equivalents are $151 million higher than December 31, 2001 as a result of increased securities lending activities. Reinsurance recoverable increased by $81 million primarily as a result of a $37 million increase in reserves of the transferred business of the Taiwan branch and an increase of $40 million associated with a new reinsurance agreement that reinsures the variable life insurance policies. The transfer of the Company's Taiwan branch accounted for using coinsurance accounting requires the establishment of reinsurance recoverable and the inclusion of the Taiwan branch future policy reserve liabilities on the Company's statement of financial position.



   During this six-month period, liabilities decreased by $584 million from $20,442 million to $19,858 million. Corresponding with the asset change, Separate Account liabilities decreased by $1,197 million primarily from market value declines. Other liabilities decreased by $71 million mainly due to the funding of policy credits to the Separate Account policyholders, which had been accrued in other liabilities at December 31, 2001. This decrease was partially offset by an increase in reinsurance payables of $35 million primarily related to the new variable life reinsurance contract. Policyholder account balances increased by $415 million primarily from positive net sales (sales less withdrawals) of annuity products with fixed rate options and the funding of policy credits. A higher level of securities lending activity increased liabilities by $218 million. Future policy benefits increased $43 million mainly due to an increase in reserves of the transferred Taiwan business.



RESULTS OF OPERATIONS



FOR THE SIX MONTHS ENDED JUNE 30, 2002 VERSUS 2001



NET INCOME



Consolidated net income of $2.2 million for the first six months of 2002 was $39.3 million lower than for the first six months of 2001. The decrease in net income was caused primarily by an increase in the amortization of deferred acquisition costs ("DAC") of $34.5 million contained in "General, Administrative and Other Expenses". The decline in our Separate Account assets resulting from unfavorable market conditions contributed to the increased amortization of DAC reflecting a decrease in expected future gross profits. Continued deterioration in market conditions may result in further increases in the amortization of DAC. In addition, there was a $32.6 million change in realized investment (losses)/gains resulting from the realization of losses on fixed maturities and derivatives. During 2002, there were losses on sales and impairments of fixed maturities due to credit related issues compared to gains on sales in the prior year due to the favorable impact of declining interest rates. These items were partially offset by lower taxes and higher policy charges and fee income, as described below.



REVENUES



Consolidated revenues decreased by $23.1 million, from $467.4 million to $444.3 million. As discussed above, realized losses on investments decreased revenues by $32.6 million. The decrease consists of $20.3 million of increased credit related losses on fixed maturities from sales and impairments and $12.3 million in derivative and other losses. The derivative losses were mainly from Treasury futures as the Company is in a net short position in a declining interest rate environment. Net investment income is lower by $11.0 million due to lower yields available on the reinvestment of fixed maturities and lower interest rates for short-term investments. The fixed maturity portfolio yield declined from 7.22% for the period ended June 30, 2001 to 6.63% for the period ended June 30, 2002. Premiums decreased by $6.1 million mainly due to the transfer of the Taiwan branch as of January 31, 2001, and the subsequent ceding of premiums which caused a $7.5 million decline in premiums. This was partially offset by an increase in domestic life insurance premiums of $2.1 million. The increase in domestic life premiums was a result of higher term insurance sales and renewals of the Term Essential and Term Elite


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products of $21.6 million partially offset by lower extended term premiums.
Extended term policies represent term insurance the Company issued, under policy provisions to customers who previously had lapsing variable life insurance with the Company.



   These decreases were partially offset by increases in policy charges and fee income and other income. Policy charges and fee income, consisting primarily of mortality and expense ("M&E"), loading and other insurance charges assessed on General and Separate Account policyholder fund balances, increased by $18.4 million. The increase was a result of a $24.6 million increase for domestic individual life products offset by a $6.2 million decrease for annuity products. Mortality and sales based loading charges for life products increased as a result of growth of the in-force business. The in-force business (excluding term insurance) grew to $61.7 billion at June 30, 2002 from $56.1 billion at June 30, 2001 and $58.7 billion at December 31, 2001. In contrast, annuity fees are mainly asset based fees which are dependent on the fund balances which are affected by net sales as well as asset depreciation or appreciation on the underlying investment funds in which the customer has the option to invest. Annuity fund balances have declined as a result of unfavorable valuation changes in the securities market over the past two years. Other income increased $6.9 million primarily from expense allowance recoveries from the new variable life reinsurance contract.



BENEFITS AND EXPENSES



Policyholder benefits increased by $1.4 million from increased death and surrender benefits offset by decreases in reserve provisions for the Taiwan branch and domestic life insurance reserves. Death benefits were higher by $18.2 million due to higher death claims of $11.8 million consistent with the increase of the life insurance in-force business and higher guaranteed minimum death benefits for annuity products of $6.4 million. There were also increased benefits paid on surrenders of reduced paid up policies of $3.3 million. Taiwan benefits and reserves were $5.9 million lower due to the transfer of the branch as of January 31, 2001. Domestic life reserves decreased $14.7 million primarily as a result of the lower amount of extended term insurance. This was partially offset by increases for term insurance reserves due to sales and renewals of the Term Essential and Term Elite products.



   Interest credited to policyholder account balances decreased by $1.4 million despite growth in policyholder account balances as interest crediting rates were decreased in reaction to the declining investment portfolio yields.



   General, administrative, and other expenses increased $30.5 million from the prior year. The primary reason for the increase is an increase in DAC amortization of $34.5 million, as described above.



FOR THE THREE MONTHS ENDED JUNE 30, 2002 VERSUS 2001



NET INCOME



Consolidated net income for the three months ended June 30, 2002 is $30.2 million lower than the prior year comparable three-month period. The largest factor in this decrease is higher DAC amortization of $45.2 million ($29 million after tax) attributable to unfavorable market conditions.



REVENUES



Consolidated revenues of $220.2 are comparable to the prior year as decreases in realized gains were offset by increases in policy charges and other income. Realized losses on investments increased by $15.5 million as a result of increased derivative losses of $11.6 million and credit related sales and impairments of fixed maturities of $3.9 million. The derivative losses were mainly from Treasury futures as the Company is in a net short futures position in a declining interest rate environment. Policy charges and fee income increased $10.5 million due to an increase from domestic individual life products of $13.0 million from continued growth of the in-force business partially offset by a decrease in individual annuity charges due to declining fund values as a result of the securities market. Other income


 44
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STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9



increased $6.4 million as a result of expense allowance recoveries on the new reinsurance contract.



BENEFITS AND EXPENSES



Policyholder benefits are $0.5 million higher due to higher death claims of $8.1 million from growth in the life insurance in-force business and higher minimum death benefit guarantees for annuity products of $2.1 million. Offsetting this is a decrease in reserves of $9.7 million from decreases to extended term premium reserves partially offset by increases for term insurance reserves.



   General, administrative and other expenses increased $39.7 million. As mentioned above, the largest factor was the increase in DAC amortization of $45.2 million.



LIQUIDITY AND CAPITAL RESOURCES



Principal cash flow sources are investment and fee income, investment maturities and sales, and premiums and fund deposits. These cash inflows may be supplemented by financing activities through other Prudential affiliates.



   Cash outflows consist principally of benefits, claims and amounts paid to policyholders in connection with policy surrenders, withdrawals and net policy loan activity. Uses of cash also include commissions, general and administrative expenses, and purchases of investments. Liquidity requirements associated with policyholder obligations are monitored regularly so that the Company can manage cash inflows to match anticipated cash outflow requirements.



   The Company believes that cash flow from operations together with proceeds from scheduled maturities and sales of fixed maturity investments, are adequate to satisfy liquidity requirements based on the Company's current liability structure.



   The Company had $21.5 billion of assets at June 30, 2002 compared to $22.1 billion at December 31, 2001, of which $13.7 billion and $14.9 billion were held in Separate Accounts at June 30, 2002 and December 31, 2001, respectively, under variable life insurance policies and variable annuity contracts. The remaining assets consisted primarily of investments and deferred policy acquisition costs.


QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

RISK MANAGEMENT, MARKET RISK, AND DERIVATIVE FINANCIAL INSTRUMENTS

As a wholly-owned subsidiary of Prudential, the Company benefits from the risk management strategies implemented by its parent. Risk management includes the identification and measurement of various forms of risk, establishment of acceptable risk thresholds, and creation of processes intended to maintain risks within these thresholds while optimizing returns on the underlying assets or liabilities. Prudential considers risk management an integral part of its core businesses.

   The risks inherent in the Company's operations include market risk, product risk, credit risk, and operating risk.

   MARKET RISK is the risk of change in the value of financial instruments as a result of absolute or relative changes in interest rates, foreign currency exchange rates or equity or commodity prices. To varying degrees, the investment activities supporting all of the Company's products and services generate market risks. Market risks incurred and the strategies for managing these risks vary by product.

   With respect to non-variable life insurance products, fixed rate annuities and the fixed rate options in our variable life insurance and annuity products, the Company incurs market risk primarily in the form of interest rate risk. The Company manages this risk through asset/liability management strategies that seek to match the interest rate sensitivity of the assets to that of the underlying liabilities. The Company's overall objective in these strategies is to limit the net change in value of assets and liabilities arising from interest rate movements. While it is more difficult to measure the interest sensitivity of the Company's insurance liabilities than that of the related assets, to the extent the Company can measure such sensitivities the Company believes that interest rate movements will generate asset value changes that substantially offset changes in the

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value of the liabilities relating to the underlying products.

   For variable annuities and variable life insurance products, excluding the fixed rate options in these products, the Company's main exposure is the risk that asset management fees may decrease as a result of declines in assets under management due to changes in prices of securities. The Company is also exposed to the risk that asset management fees calculated by reference to performance could be lower. For variable annuity and variable life insurance products with minimum guaranteed death benefits, the Company also faces the indirect risk that declines in the value of underlying investments as a result of changes in securities prices may increase the Company's net exposure to death benefits under these contracts. The Company does not believe that these indirect risks add significantly to the Company's overall risk. The Company manages its exposure to equity price risk primarily by seeking to match the risk profile of equity investments against risk-adjusted equity market benchmarks. The Company measures benchmark risks level in terms of price volatility in relation to the market in general.

   The Company's exposure to market risk results from "other than trading" activities in its insurance businesses. Market risks in the Company's insurance business are managed through an investment process that incorporates asset/liability management techniques and other risk management policies and limits. Derivatives, as discussed further below, are used to alter interest rate or currency exposures arising from mismatches between assets and liabilities. These include sensitivity and Value-at-Risk measures, positions and other limits based on type of risk, and various hedging methods.

INSURANCE ASSET/LIABILITY MANAGEMENT

The Company's asset/liability management strategies seek to match the interest rate sensitivity of the assets to that of the underlying liabilities and to construct asset mixes consonant with product features, such as interest crediting strategies. The Company also considers risk-based capital implications in its asset/liability management strategies. The Company seeks to maintain interest rate and equity exposures within established ranges, which are periodically adjusted based on market conditions and the design of related insurance products sold to customers. The Company's risk managers, who work with portfolio and asset managers but under separate management, establish investment risk limits for exposures to any issuer, or type of security and oversee efforts to manage risk within policy constraints set by management and approved by the Board of Directors.

   The Company uses duration and convexity analyses to estimate the price sensitivity of assets and liabilities to interest rate changes. Duration is an estimate of the sensitivity of the fair value of a financial instrument relative to changes in interest rates. Convexity is an estimate of the rate of change of duration with respect to changes in interest rate, and is commonly used for managing assets with prepayment risk, such as mortgage backed securities. The Company seeks to manage its interest rate exposure by matching the relative sensitivity of asset and liability values to interest rate changes, or controlling "duration mismatch" of assets and liabilities. The Company has a target duration mismatch level of plus or minus 0.6 years. As of December 31, 2001, the difference between the pre-tax duration of assets and the target duration of liabilities in the Company's duration managed portfolio was 0.2 years.

   The Company also performs portfolio stress testing as part of its regulatory cash flow testing. In this testing, the Company evaluates the impact of altering its interest-sensitive assumptions under various moderately adverse interest rate environments. These interest-sensitive assumptions relate to the timing and amounts of redemptions and pre-payments of fixed-income securities and lapses and surrenders of insurance products. The Company evaluates any shortfalls that this cash flow testing reveals to determine if there is a need to increase statutory reserves or adjust portfolio management strategies.

 46
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STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9


MARKET RISK RELATED TO INTEREST RATES

Assets that subject the Company to interest rate risk include fixed maturities, commercial loans on real estate, and policy loans. In the aggregate, the carrying value of these assets represented 68% of consolidated assets, other than assets that are held in Separate Accounts, as of December 31, 2001 and 70% as of December 31, 2000. With respect to liabilities, the Company is exposed to interest rate risk through policyholder account balances relating to life insurance and annuity investment type contracts.

   The Company assesses interest rate sensitivity for its financial assets, financial liabilities and derivatives using hypothetical test scenarios which assume both upward and downward 100 basis point parallel shifts in the yield curve from prevailing interest rates. The following tables set forth the potential loss in fair value from a hypothetical 100 basis point upward shift at December 31, 2001 and 2000, because this scenario results in the greatest net exposure to interest rate risk of the hypothetical scenarios tested at those dates. While the test scenario is for illustrative purposes only and does not reflect management's expectations regarding future interest rates or the performance of fixed income markets, it is a near-term, reasonably possible hypothetical change that illustrates the potential impact of such events. These test scenarios do not measure the changes in value that could result from non-parallel shifts in the yield curve, which would be expected to produce different changes in discount rates for different maturities. As a result, the actual loss in fair value from a 100 basis point change in interest rates could be different from that indicated by these calculations.

   This presentation does not include $2.753 billion and $2.587 billion of insurance reserves and deposit liabilities at December 31, 2001 and 2000, respectively. The Company believes that the interest rate sensitivities of these insurance liabilities offset, in large measure, the interest rate risk of the financial assets set forth in the following tables.

-----------------------------------------------------------------------------------------------------------------------------------
                                                   DECEMBER 31, 2001                               DECEMBER 31, 2000

                                    ------------------------------------------------------------------------------------------
                                                           FAIR VALUE                                      FAIR VALUE
                                                           AFTER + 100                                     AFTER + 100
                                                           BASIS POINT  HYPOTHETICAL                       BASIS POINT  HYPOTHETICAL
                                    NOTIONAL    ESTIMATED  PARALLEL     CHANGE IN   NOTIONAL    ESTIMATED  PARALLEL      CHANGE IN
                                     VALUE        FAIR     YIELD CURVE    FAIR       VALUE        FAIR     YIELD CURVE      FAIR
                                    (DERIVATIVES)   VALUE     SHIFT      VALUE      (DERIVATIVES)   VALUE    SHIFT         VALUE


(IN MILLIONS)
-----------------------------------------------------------------------------------------------------------------------------------
  Financial Assets and Liabilities
  with Interest Rate Risk:
    Financial Assets:
    Fixed Maturities:
      Available for Sale                 --       $ 4,025     $ 3,902      $(123)        --       $ 3,562     $ 3,468     $   (94)
      Held to Maturity                   --            --          --         --         --           321         313          (8)
    Commercial Loans on Real
    Estate                               --            10          10         --         --            11          10          (1)
    Policy Loans                         --           934         880        (54)        --           883         838         (45)
  Derivatives:
    Futures                            (128)           --           6          6        202             2           1          (1)
    Swaps                                 9             1           1         --          9            .3          .1         (.2)
  Financial Liabilities:
    Investment Contracts                 --        (2,053)     (2,028)        25         --        (1,785)     (1,760)         25
-----------------------------------------------------------------------------------------------------------------------------------
      TOTAL ESTIMATED POTENTIAL
      LOSS                                                                 $(146)                                         $(124.2)

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                                                                         PART II

STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9


The estimated changes in fair values of the financial assets shown above relate to assets invested in support of the Company's insurance liabilities, but do not include assets associated with products for which investment risk is borne primarily by the contract holders rather than the Company.

MARKET RISK RELATED TO EQUITY PRICES

The Company actively manages equity price risk relative to benchmarks in respective markets. Equity holdings are benchmarked against a blend of leading market indices, mainly the Standard & Poor's ("S&P") 500 and Russell 2000, and targets price sensitivities that approximate those of the benchmark indices. The Company estimates its equity price risk from a hypothetical 10% decline in equity benchmark market levels and measures this risk in terms of the decline in the fair value of the equity securities it holds. Using this methodology, the Company's estimated equity price risk at December 31, 2001 was $.038 million, representing a hypothetical decline in fair market value of equity securities held by the Company at that date from $.375 million to $.338 million. The Company's estimated equity price risk using this methodology at December 31, 2000 was $1.1 million, representing a hypothetical decline in fair market value of equity securities the Company held at that date from $10.8 million to $9.7 million. These amounts exclude equity securities relating to products for which investment risk is borne primarily by the contract holder rather than by the Company. While these scenarios are for illustrative purposes only and do not reflect management's expectations regarding future performance of equity markets or of the Company's equity portfolio, they represent near term reasonably possible hypothetical changes that illustrate the potential impact of such events.

MARKET RISK RELATED TO FOREIGN CURRENCY EXCHANGE RATES

The Company is exposed to foreign currency exchange risk in its investment portfolio and through its operations in Taiwan. The Company generally hedges substantially all foreign currency-denominated fixed-income investments supporting its U.S. insurance operations into U.S. dollars, using foreign exchange currency swaps, in order to mitigate the risk that the fair value of these investments fluctuates as a result of changes in foreign exchange rates. The Company generally does not hedge all of the foreign currency risk of its equity investments in unaffiliated foreign entities.

   Foreign currency exchange risk is actively managed within specified limits at the enterprise (Prudential) level using Value-at-Risk ("VaR") analysis. This statistical technique estimates, at a specified confidence level, the potential pretax loss in portfolio market value that could occur over an assumed time horizon due to adverse market movements. This calculation utilizes a variance/covariance approach.

   The Company calculates VaR estimates of exposure to loss from volatility in foreign currency exchange for a one month time period. The Company's estimated VaR at December 31, 2001 for foreign currency assets not hedged to U.S. dollars, measured at the 95% confidence level and using a one month time horizon, was $0.8 million, representing a hypothetical decline in fair market value of these foreign currency assets from $17.6 million to $16.8 million. The Company's estimated VaR at December 31, 2000 for foreign currency assets not hedged to U.S. dollars, measured at the 95% confidence level and using a one month time horizon, was $2.3 million, representing a hypothetical decline in fair market value of these foreign currency assets from $133.2 million to $130.9 million. These calculations use historical price volatilities and correlation data at a 95% confidence level.

   The Company's average monthly VaR from foreign currency exchange rate movements measured at the 95% confidence level over a one month time horizon was $1.33 million during 2001 and $2.3 million during 2000.

LIMITATIONS OF VAR MODELS

Although VaR models represent a recognized tool for risk management, they have inherent limitations, including reliance on historical data that may not be indicative of future market conditions or trading

 48
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                                                                         PART II

STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9


patterns. Accordingly VaR models should not be viewed as a predictor of future results. The Company may incur losses that could be materially in excess of the amounts indicated by the model on a particular trading day or over a period of time. A VaR model does not estimate the greatest possible loss. The Company uses these models together with other risk management tools, including stress testing. The results of these models and analysis thereof are subject to the judgment of the Company's risk management personnel.

DERIVATIVES

Derivatives are financial instruments whose values are derived from interest rates, foreign exchange rates, various financial indices, or the value of securities or commodities. Derivative financial instruments can be exchange-traded or contracted in the over-the-counter market and include swaps, futures, options and forwards contracts. See Footnote 11 of the Notes to Consolidated Financial Statements as to the Company's derivative positions at December 31, 2001 and 2000. Under insurance statutes the Company may only use derivative securities in activities intended to offset changes in the market value of assets held, obligations, and anticipated transactions. These statutes prohibit the use of derivatives for speculation. The Company uses derivative financial instruments to manage market risk from changes in interest rates or foreign currency exchange rates, and to alter interest rate or currency exposures arising from mismatches between assets and liabilities.

   PRODUCT RISK is the risk of adverse results due to deviation of experience from expected levels reflected in pricing. Products are priced to reflect the expected levels of benefits and expense while allowing a margin for adverse deviation. The level of margin varies with product design and pricing strategy with respect to the targeted market. The Company seeks to maintain underwriting standards so that premium charged is consistent with risk assumed on an overall basis. Additionally, most of the Company's policies and contracts allow the Company to adjust credits (via interest crediting rates) and/or charges (in contracts where elements such as mortality and expense charges are not guaranteed), allowing the Company some flexibility to respond to changes in actuarial experience. The Company also considers the competitive environment in determining pricing elements including premiums, crediting rates, and non-guaranteed charges.

   Mortality risks, generally inherent in most of the Company's life insurance and annuity products, are incorporated in pricing based on the Company's experience (if available and relevant) and/or industry experience. Mortality studies are performed periodically to compare the actual incidence of death claims in relation to business in force, to levels assumed in pricing and to industry experience. Expense risk is the risk that actual expenses exceed those assumed in pricing relates to all products and varies by volume of business as well as general price level changes. Persistency risk represents the risk that the pattern of policy surrenders will deviate from assumed levels so that policies do not remain in force long enough to allow the Company to recover its acquisition costs. Certain products are designed, by use of surrender charges and other features, to discourage early surrenders and thus mitigate this risk to the Company. Periodic studies are performed to compare actual surrender experience to pricing assumptions and industry experience.

   For fee-based products in which investment risk is borne by the client, the Company retains the risk that fees charged may not adequately cover administrative expenses. The ability to earn a spread between these fees and the associated costs is dependent upon the competitive environment, product performance, the ability to attract clients and assets, and the Company's control of expense levels.

   CREDIT RISK is the risk that counterparties or issuers may default or fail to fully honor contractual obligations and is inherent in investment portfolio asset positions including corporate bonds and commercial loans on real estate, private placements and other lending-type products, certain derivative transactions, and various investment operations functions. In derivative transactions, the Company follows an established credit

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                                                                         PART II

STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9


approval process which includes risk control limits and monitoring procedures. The Company is also exposed to credit risk resulting from reinsurance transactions. Limits of exposure by counterparty, are in place at the portfolio level, and counterparty concentration risk is also reviewed at the enterprise level. Credit concentration risks are limited based on credit quality, and enterprise-level concentrations are reviewed on a quarterly basis. Business group credit analysis units evaluate creditworthiness of counterparties and assign internal credit ratings based on data from independent rating agencies and their own fundamental analysis.

   OPERATING RISK is the risk of potential loss from internal or external events such as mismanagement, fraud, systems breakdowns, business interruption, or failure to satisfy legal or fiduciary responsibilities. Like other financial institutions, the Company is exposed to the risk of misconduct by employees that are contrary to the internal controls the Company designed to manage those risks. Legal risk may arise from inadequate control over contract documentation, marketing processes, or other operations. The Company is subject to internal controls established by Prudential to manage regulatory, legal, credit, asset management and other risks at the business unit level for specific lines of business and at the enterprise level for company-wide processes. Business unit management personnel, internal auditors and an enterprise level Management Internal Control unit monitor the Company's controls. The Company's controls are subject to regulatory review in certain instances.

   Another aspect of operating risk relates to the Company's ability to conduct transactions electronically and to gather, process, and disseminate information and maintain data integrity and uninterrupted operations given the possibility of unexpected or unusual events. The Company has implemented a business continuation initiative to address these concerns.

 50
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                                                                         PART II

STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9


DIRECTORS AND OFFICERS

The directors and major officers of Pruco Life, listed with their principal occupations during the past 5 years, are shown below.

DIRECTORS OF PRUCO LIFE

   JAMES J. AVERY, JR., Vice Chairman and Director -- President, Prudential Individual Life Insurance since 1998; prior to 1998: Senior Vice President, Chief Actuary and CFO, Prudential Individual Insurance Group.

   VIVIAN L. BANTA, President, Chairman, and Director -- Executive Vice President, Individual Financial Services, U.S. Consumer Group since 2000; 1998 to 1999: Consultant, Individual Financial Services; prior to 1998: Consultant, Morgan Stanley.

   RICHARD J. CARBONE, Director -- Senior Vice President and Chief Financial Officer since 1997.

   HELEN M. GALT, Director -- Company Actuary, Prudential since 1993.


   RONALD P. JOELSON, Director -- Senior Vice President, Prudential Asset, Liability and Risk Management since 1999; prior to 1999: President, Guaranteed Products, Prudential Institutional.


   DAVID R. ODENATH, JR., Director -- President, Prudential Investments since 1999; prior to 1999: Senior Vice President and Director of Sales, Investment Consulting Group, PaineWebber.

OFFICERS WHO ARE NOT DIRECTORS


   SHAUN M. BYRNES, Senior Vice President -- Senior Vice President, Director of Annuities, Prudential Investments since 2001; 2000 to 2001: Senior Vice President, Director of Research, Prudential Investments; 1999 to 2000: Senior Vice President, Director of Mutual Funds, Prudential Investments; prior to 1999:
Vice President, Mutual Funds, Prudential Investments.


   C. EDWARD CHAPLIN, Treasurer -- Senior Vice President and Treasurer, Prudential since 2000; prior to 2000, Vice President and Treasurer, Prudential.

   THOMAS F. HIGGINS, Senior Vice President -- Vice President, Annuity Services, Prudential Individual Financial Services since 1999; 1998 to 1999: Vice President, Mutual Funds, Prudential Individual Financial Services; prior to 1998: Principal, Mutual Fund Operations, The Vanguard Group.

   CLIFFORD E. KIRSCH, Chief Legal Officer and Secretary -- Chief Counsel, Variable Products, Prudential Law Department since 1995.

   ANDREW J. MAKO, Executive Vice President -- Vice President, Finance, U.S. Consumer Group since 1999; prior to 1999: Vice President, Business Performance Management Group.


   MELODY C. MCDAID, Senior Vice President -- Vice President and Site Executive, Prudential Financial Services Customer Service Office since 1995.


   ESTHER H. MILNES, Senior Vice President -- Vice President and Chief Actuary, Prudential Individual Life Insurance since 1999; prior to 1999: Vice President and Actuary, Prudential Individual Insurance Group.

   JAMES M. O'CONNOR, Senior Vice President and Actuary -- Vice President, Guaranteed Products since 2001; 1998 to 2000: Corporate Vice President, Guaranteed Products; prior to 1998: Corporate Actuary, Prudential Investments.

   SHIRLEY H. SHAO, Senior Vice President and Chief Actuary -- Vice President and Associate Actuary, Prudential since 1996.

   WILLIAM J. ECKERT, IV, Vice President and Chief Accounting Officer -- Vice President and IFS Controller, Prudential Enterprise Financial Management since 2000; 1999 to 2000: Vice President and Individual Life Controller, Prudential Enterprise Financial Management; prior to 1999: Vice President, Accounting, Enterprise Financial Management.

   The business address of all directors and officers of Pruco Life is 213 Washington Street, Newark, New Jersey 07102-2992.

   Pruco Life directors and officers are elected annually.


POSITIONS HELD BY CERTAIN PRUCO LIFE DIRECTORS AND OFFICERS WITH PRUDENTIAL AFFILIATES


   VIVIAN L. BANTA, Pruco Life Insurance Company's president, also serves as director of the following entities, each of which is under the ultimate control of Prudential Financial, Inc.: Pruco Life Insurance

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                                                                         PART II

STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9


Company of New Jersey, Prudential Securities Group, Prudential Select Life Insurance Company of America, Prudential Select Holdings, Inc. and Prudential P&C Holdings, Inc.


   JAMES M. O'CONNOR, Pruco Life Insurance Company's senior vice president and actuary, also serves as director of The Prudential Assigned Settlement Services Corp., which is under the ultimate control of Prudential Financial, Inc.


   C. EDWARD CHAPLIN, Pruco Life Insurance Company's treasurer, also serves as director of the following entities, each of which is under the ultimate control of Prudential Financial, Inc.: Bree Investments Limited, Gibraltar Properties, Inc., Gateway Holdings, Inc., PIM Warehouse, Inc., PRUCO, Inc., Prudential Human Resources Management Company, Inc., Prudential Global Funding, Inc., Prudential Resources Management Asia Limited, Prudential Funding, LLC and Prudential Holdings, LLC.

   RICHARD J. CARBONE and RONALD P. JOELSON are an executive officer of one or more of such Prudential Financial, Inc. entities.

   Officers of Pruco Life Insurance Company receive salary and other compensation from The Prudential Insurance Company of America, rather than from Pruco Life. Each such officer provides services to Pruco Life Insurance Company pursuant to a service agreement between Prudential and Pruco Life. Prudential allocates to Pruco Life a portion of its compensation costs for these Pruco Life officers. No director or officer of Pruco Life, nor the Pruco Life directors and officers collectively, own more than 1% of any class of equity security of Prudential Financial, Inc.

 52
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                                                                         PART II

STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9


EXECUTIVE COMPENSATION

The following table shows the 2001 annual compensation, paid by Prudential, and allocated based on time devoted to the duties as an executive of Pruco Life Insurance Company for services provided to Pruco Life Insurance Company:

-------------------------------------------------------------------------
                                                             OTHER ANNUAL
NAME AND PRINCIPAL POSITION      YEAR   SALARY     BONUS     COMPENSATION
-------------------------------------------------------------------------
Vivian L. Banta, President       2001   $35,084   $213,904     $      0
Esther H. Milnes, President      2000    21,533      3,132            0
Esther H. Milnes, President      1999    20,782     23,238            0

SELECTED FINANCIAL DATA

                                                                           PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARY
                                                                                FOR THE YEARS ENDED DECEMBER 31,
---------------------------------------------------------------------------------------------------------------------------
(IN THOUSANDS)                                             2001          2000          1999          1998          1997
---------------------------------------------------------------------------------------------------------------------------
Revenues
  Premiums and other revenue                            $   593,912   $   670,445   $   575,190   $   473,975   $   435,547
  Realized investment (losses) gains, net                   (60,476)      (20,679)      (32,545)       44,841        10,974
  Net investment income                                     343,638       337,919       276,821       261,430       259,634
                                                        -------------------------------------------------------------------
Total revenues                                              877,074       987,685       819,466       780,246       706,155
                                                        -------------------------------------------------------------------
Benefits and Expenses
  Policyholders' benefits and interest credited to
    policyholders' account balances                         452,046       419,073       341,894       312,731       310,352
  Other expenses                                            382,701       410,684       392,041       231,320       227,561
                                                        -------------------------------------------------------------------
Total benefits and expenses                                 834,747       829,757       733,935       544,051       537,913
                                                        -------------------------------------------------------------------
Income before income tax provision                           42,327       157,928        85,531       236,195       168,242
Income tax (benefit) provision                              (25,255)       54,432        29,936        84,233        61,868
                                                        -------------------------------------------------------------------
Net income                                              $    67,582   $   103,496   $    55,595   $   151,962   $   106,374
                                                        -------------------------------------------------------------------
Total assets at year end                                $22,093,412   $23,059,009   $21,768,508   $16,812,781   $12,851,467
                                                        -------------------------------------------------------------------
Separate Account liabilities at year end                $14,920,584   $16,230,264   $16,032,449   $11,490,751   $ 7,948,788
                                                        -------------------------------------------------------------------

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                                                                         PART II

STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9


                         COMPANY FINANCIAL INFORMATION

PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
DECEMBER 31, 2001 AND 2000 (IN THOUSANDS)

---------------------------------------------------------------------------------------
                                                                 2001          2000
                                                              -----------   -----------
ASSETS
Fixed maturities
  Available for sale, at fair value (amortized cost, 2001:
    $3,935,472; 2000: $3,552,244)                             $ 4,024,893   $ 3,561,521
  Held to maturity, at amortized cost (fair value, 2000:
    $320,634)                                                          --       324,546
Equity securities -- available for sale, at fair value
  (cost, 2001: $173; 2000: $13,446)                                   375        10,804
Commercial loans on real estate                                     8,190         9,327
Policy loans                                                      874,065       855,374
Short-term investments                                            215,610       202,815
Other long-term investments                                        84,342        83,738
                                                              -----------   -----------
        Total investments                                       5,207,475     5,048,125
Cash and cash equivalents                                         374,185       453,071
Deferred policy acquisition costs                               1,159,830     1,132,653
Accrued investment income                                          77,433        82,297
Reinsurance recoverable                                           300,697        31,568
Receivables from affiliates                                        33,074        51,586
Other assets                                                       20,134        29,445
Separate Account assets                                        14,920,584    16,230,264
                                                              -----------   -----------
TOTAL ASSETS                                                  $22,093,412   $23,059,009
                                                              ===========   ===========
LIABILITIES AND STOCKHOLDER'S EQUITY
LIABILITIES
Policyholders' account balances                               $ 3,947,690   $ 3,646,668
Future policy benefits and other policyholder liabilities         808,230       702,862
Cash collateral for loaned securities                             190,022       185,849
Securities sold under agreements to repurchase                     80,715       104,098
Income taxes payable                                              266,096       235,795
Other liabilities                                                 228,596       120,891
Separate Account liabilities                                   14,920,584    16,230,264
                                                              -----------   -----------
TOTAL LIABILITIES                                              20,441,933    21,226,427
                                                              -----------   -----------
CONTINGENCIES (SEE FOOTNOTE 12)
STOCKHOLDER'S EQUITY
Common stock, $10 par value;
    1,000,000 shares, authorized; 250,000 shares, issued and
    outstanding                                                     2,500         2,500
Paid-in-capital                                                   466,748       466,748
Retained earnings                                               1,147,665     1,361,924
Accumulated other comprehensive income (loss):
    Net unrealized investment gains                                34,718         4,730
    Foreign currency translation adjustments                         (152)       (3,320)
                                                              -----------   -----------
Accumulated other comprehensive income                             34,566         1,410
                                                              -----------   -----------
TOTAL STOCKHOLDER'S EQUITY                                      1,651,479     1,832,582
                                                              -----------   -----------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                    $22,093,412   $23,059,009
                                                              ===========   ===========

                 See Notes to Consolidated Financial Statements

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                                                                         PART II

STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9


PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999 (IN THOUSANDS)

------------------------------------------------------------------------------------------------
                                                                2001       2000       1999
                                                              --------   --------   --------
REVENUES
Premiums                                                      $ 90,868   $121,921   $ 98,976
Policy charges and fee income                                  490,185    474,861    414,425
Net investment income                                          343,638    337,919    276,821
Realized investment losses, net                                (60,476)   (20,679)   (32,545)
Asset management fees                                            7,897     71,160     60,392
Other income                                                     4,962      2,503      1,397
                                                              --------   --------   --------
TOTAL REVENUES                                                 877,074    987,685    819,466
                                                              --------   --------   --------
BENEFITS AND EXPENSES
Policyholders' benefits                                        256,080    248,063    205,042
Interest credited to policyholders' account balances           195,966    171,010    136,852
General, administrative and other expenses                     382,701    410,684    392,041
                                                              --------   --------   --------
TOTAL BENEFITS AND EXPENSES                                    834,747    829,757    733,935
                                                              --------   --------   --------
Income from operations before income taxes                      42,327    157,928     85,531
                                                              --------   --------   --------
Income tax (benefit) provision                                 (25,255)    54,432     29,936
                                                              --------   --------   --------
NET INCOME                                                      67,582    103,496     55,595
                                                              --------   --------   --------
Other comprehensive income (loss), net of tax:
  Unrealized gains (losses) on securities, net of
    reclassification adjustment                                 29,988     33,094    (38,266)
  Foreign currency translation adjustments                       3,168       (993)      (742)
                                                              --------   --------   --------
Other comprehensive income (loss)                               33,156     32,101    (39,008)
                                                              --------   --------   --------
TOTAL COMPREHENSIVE INCOME                                    $100,738   $135,597   $ 16,587
                                                              ========   ========   ========

                 See Notes to Consolidated Financial Statements

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                                                                         PART II

STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9


PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999 (IN THOUSANDS)

----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
                                                                                                ACCUMULATED
                                                                                                   OTHER           TOTAL
                                                              COMMON   PAID-IN-    RETAINED    COMPREHENSIVE   STOCKHOLDER'S
                                                              STOCK    CAPITAL     EARNINGS    INCOME (LOSS)      EQUITY
                                                              ------   --------   ----------   -------------   -------------
BALANCE, JANUARY 1, 1999                                      $2,500   $439,582   $1,202,833       $8,317       $1,653,232
Net income                                                       --          --       55,595           --           55,595
Change in foreign currency translation adjustments, net of
  taxes                                                          --          --           --         (742)            (742)
Change in net unrealized investment losses, net of
  reclassification adjustment and taxes                          --          --           --      (38,266)         (38,266)
                                                              ------   --------   ----------     --------       ----------
BALANCE, DECEMBER 31, 1999                                    2,500     439,582    1,258,428      (30,691)       1,669,819
Net income                                                       --          --      103,496           --          103,496
Contribution from Parent                                         --      27,166           --           --           27,166
Change in foreign currency translation adjustments, net of
  taxes                                                          --          --           --         (993)            (993)
Change in net unrealized investment losses, net of
  reclassification adjustment and taxes                          --          --           --       33,094           33,094
                                                              ------   --------   ----------     --------       ----------
BALANCE, DECEMBER 31, 2000                                    2,500     466,748    1,361,924        1,410        1,832,582
Net income                                                       --          --       67,582           --           67,582
Policy credits issued to eligible policyholders                  --          --     (128,025)          --         (128,025)
Dividends to Parent                                              --          --     (153,816)          --         (153,816)
Change in foreign currency translation adjustments, net of
  taxes                                                          --          --           --        3,168            3,168
Change in net unrealized investment gains, net of
  reclassification adjustment and taxes                          --          --           --       29,988           29,988
                                                              ------   --------   ----------     --------       ----------
BALANCE, DECEMBER 31, 2001                                    $2,500   $466,748   $1,147,665      $34,566       $1,651,479
                                                              ======   ========   ==========     ========       ==========

                 See Notes to Consolidated Financial Statements

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                                                                         PART II

STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9


PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999 (IN THOUSANDS)

-----------------------------------------------------------------------------------------------------
                                                                 2001          2000          1999
                                                              -----------   -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                    $    67,582   $   103,496   $    55,595
Adjustments to reconcile net income to net cash (used in)
  provided by operating activities:
  Policy charges and fee income                                   (54,970)      (72,275)      (83,961)
  Interest credited to policyholders' account balances            195,966       171,010       136,852
  Realized investment losses, net                                  60,476        20,679        32,545
  Amortization and other non-cash items                           (49,594)      (48,141)       75,037
  Change in:
    Future policy benefits and other policyholders'
     liabilities                                                  105,368        73,340       100,743
    Accrued investment income                                       4,864       (13,380)       (7,803)
    Receivable from/Payable to affiliate                           18,512       (24,907)      (66,081)
    Policy loans                                                  (40,645)      (63,022)      (25,435)
    Deferred policy acquisition costs                            (100,281)      (69,868)     (201,072)
    Income taxes payable/receivable                                38,839        90,195       (47,758)
    Other, net                                                    (38,114)       51,011        18,974
                                                              -----------   -----------   -----------
CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES                    208,003       218,138       (12,364)
                                                              -----------   -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from the sale/maturity of:
    Fixed maturities:
      Available for sale                                        2,653,798     2,273,789     3,076,848
      Held to maturity                                                 --        64,245        45,841
    Equity securities                                                 482         1,198         5,209
    Commercial loans on real estate                                 1,137         1,182         6,845
    Other long-term investments                                        --        15,039           385
  Payments for the purchase of:
    Fixed maturities:
      Available for sale                                       (2,961,861)   (2,782,541)   (3,452,289)
      Held to maturity                                                 --            --       (24,170)
    Equity securities                                                (184)      (11,134)       (5,110)
    Other long-term investments                                      (130)       (6,917)      (39,094)
  Cash collateral for loaned securities, net                        4,174        98,513        14,000
  Securities sold under agreement to repurchase, net              (23,383)       82,947       (28,557)
  Short-term investments, net                                     (12,766)     (118,418)       92,199
                                                              -----------   -----------   -----------
CASH FLOWS USED IN INVESTING ACTIVITIES                          (338,733)     (382,097)     (307,893)
                                                              -----------   -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Policyholders' account deposits                               1,456,668     2,409,399     3,457,158
  Policyholders' account withdrawals                           (1,313,300)   (1,991,363)   (3,091,565)
  Cash dividend to Parent                                         (26,048)           --            --
  Cash provided to affiliate                                      (65,476)           --            --
                                                              -----------   -----------   -----------
CASH FLOWS (USED IN) FROM FINANCING ACTIVITIES                     51,844       418,036       365,593
                                                              -----------   -----------   -----------
  Net increase in cash and cash equivalents                       (78,886)      254,077        45,336
  Cash and cash equivalents, beginning of year                    453,071       198,994       153,658
                                                              -----------   -----------   -----------
CASH AND CASH EQUIVALENTS, END OF YEAR                        $   374,185   $   453,071   $   198,994
                                                              ===========   ===========   ===========
SUPPLEMENTAL CASH FLOW INFORMATION
  Income taxes (received) paid                                $   (46,021)  $   (14,832)  $    55,144
                                                              -----------   -----------   -----------
NON-CASH TRANSACTIONS DURING THE YEAR
  Dividend paid with fixed maturities                         $    81,952   $        --   $        --
                                                              -----------   -----------   -----------
  Taiwan branch dividend paid with net assets/liabilities     $    45,816   $        --   $        --
                                                              -----------   -----------   -----------
  Policy credits issued to eligible policyholders             $   128,025   $        --   $        --
                                                              -----------   -----------   -----------
  Contribution from Parent                                    $        --   $    27,166   $        --
                                                              -----------   -----------   -----------

                 See Notes to Consolidated Financial Statements

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                                                                         PART II

STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9


PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BUSINESS

Pruco Life Insurance Company ("the Company") is a stock life insurance company, organized in 1971 under the laws of the state of Arizona. The Company is licensed to sell individual life insurance, variable life insurance, term life insurance, variable and fixed annuities, and a non-participating guaranteed interest contract ("GIC") called Prudential Credit Enhanced GIC ("PACE") in the District of Columbia, Guam and in all states and territories except New York. The Company also had marketed individual life insurance through its branch office in Taiwan. The branch office was transferred to an affiliated Company on January 31, 2001, as described in Footnote 14.

   The Company has one wholly owned subsidiary, Pruco Life Insurance Company of New Jersey ("PLNJ"). PLNJ is a stock life insurance company organized in 1982 under the laws of the state of New Jersey. It is licensed to sell individual life insurance, variable life insurance, term life insurance, fixed and variable annuities only in the states of New Jersey and New York. Another wholly owned subsidiary, The Prudential Life Insurance Company of Arizona ("PLICA") was dissolved on September 30, 2000. All assets and liabilities were transferred to the Company. PLICA had no new business sales in 2000 or 1999.

   The Company is a wholly owned subsidiary of The Prudential Insurance Company of America ("Prudential"), an insurance company founded in 1875 under the laws of the state of New Jersey. On December 18, 2001 ("the date of demutualization") Prudential converted from a mutual life insurance company to a stock life insurance company and became an indirect wholly owned subsidiary of Prudential Financial, Inc. (the "Holding Company"). The demutualization was completed in accordance with Prudential's Plan of Reorganization, which was approved by the Commissioner of the New Jersey Department of Banking and Insurance in October 2001.

   Prudential intends to make additional capital contributions to the Company, as needed, to enable it to comply with its reserve requirements and fund expenses in connection with its business. Generally, Prudential is under no obligation to make such contributions and its assets do not back the benefits payable under the Company's policyholder contracts. During 2000, a capital contribution of $27.2 million resulted from the forgiveness of an intercompany receivable.

   The Company is engaged in a business that is highly competitive because of the large number of stock and mutual life insurance companies and other entities engaged in marketing insurance products, and individual and group annuities.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The Company has extensive transactions and relationships with Prudential and other affiliates, as more fully described in Footnote 14. Due to these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among wholly unrelated parties.

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PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, in particular deferred policy acquisition costs ("DAC") and future policy benefits, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

INVESTMENTS

FIXED MATURITIES classified as "available for sale" are carried at estimated fair value. Fixed maturities that the Company has both the intent and ability to hold to maturity are stated at amortized cost and classified as "held to maturity". The amortized cost of fixed maturities is written down to estimated fair value if a decline in value is considered to be other than temporary. Unrealized gains and losses on fixed maturities "available for sale", including the effect on deferred policy acquisition costs and policyholders' account balances that would result from the realization of unrealized gains and losses are included in a separate component of equity, "Accumulated other comprehensive income (loss)", net of income taxes.

EQUITY SECURITIES, available for sale, comprised of common and non-redeemable preferred stock, are carried at estimated fair value. The associated unrealized gains and losses, the effects on deferred policy acquisition costs and on policyholders' account balances that would result from the realization of unrealized gains and losses, are included in a separate component of equity, "Accumulated other comprehensive income (loss)", net of income taxes.

COMMERCIAL LOANS ON REAL ESTATE are stated primarily at unpaid principal balances, net of unamortized discounts and an allowance for losses. The allowance for losses includes a loan specific reserve for impaired loans and a portfolio reserve for incurred but not specifically identified losses. Impaired loans include those loans for which it is probable that all amounts due according to the contractual terms of the loan agreement will not be collected. Impaired loans are measured at the present value of expected future cash flows discounted at the loan's effective interest rate, or at the fair value of the collateral if the loan is collateral dependent. Interest received on impaired loans, including loans that were previously modified in a troubled debt restructuring, is either applied against the principal or reported as revenue, according to management's judgment as to the collectibility of principal. Management discontinues accruing interest on impaired loans after the loans are 90 days delinquent as to principal or interest, or earlier when management has serious doubts about collectibility. When a loan is recognized as impaired, any accrued but uncollectible interest is reversed against interest income of the current period. Generally, a loan is restored to accrual status only after all delinquent interest and principal are brought current and, in the case of loans where the payment of interest has been interrupted for a substantial period, a regular payment performance has been established. The portfolio reserve for incurred but not specifically identified losses considers the Company's past loan loss experience, the current credit composition of the portfolio, historical credit migration, property type diversification, default and loss severity statistics and other relevant factors.

POLICY LOANS are carried at unpaid principal balances.

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                                                                         PART II

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PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

SHORT-TERM INVESTMENTS, consisting of highly liquid debt instruments other than those held in "Cash and cash equivalents," with a maturity of twelve months or less when purchased, are carried at amortized cost, which approximates fair value.

OTHER LONG-TERM INVESTMENTS represent the Company's investments in joint ventures and partnerships in which the Company does not exercise control, derivatives held for purposes other than trading, and investments in the Company's own Separate Accounts. Joint ventures and partnerships are recorded using the equity method of accounting, reduced for other than temporary declines in value. The Company's investment in the Separate Accounts is carried at estimated fair value. The Company's net income from investments in joint ventures and partnerships is generally included in "Net investment income."

REALIZED INVESTMENT LOSSES, NET are computed using the specific identification method. Costs of fixed maturity and equity securities are adjusted for impairments considered to be other than temporary. Impairment adjustments are included in "Realized investment gains (losses), net." Factors considered in evaluating whether a decline in value is other than temporary are: 1) whether the decline is substantial; 2) the Company's ability and intent to retain the investment for a period of time sufficient to allow for an anticipated recovery in value; 3) the duration and extent to which the market value has been less than cost; and 4) the financial condition and near-term prospects of the issuer.

CASH AND CASH EQUIVALENTS include cash on hand, amounts due from banks, money market instruments, and other debt issues with a maturity of three months or less when purchased.

DEFERRED POLICY ACQUISITION COSTS

The costs that vary with and that are related primarily to the production of new insurance and annuity business are deferred to the extent that they are deemed recoverable from future profits. Such costs include commissions, costs of policy issuance and underwriting, and variable field office expenses. Deferred policy acquisition costs are subject to recognition testing at the time of policy issue and recoverability and premium deficiency testing at the end of each accounting period. Deferred policy acquisition costs, for certain products, are adjusted for the impact of unrealized gains or losses on investments as if these gains or losses had been realized, with corresponding credits or charges included in "Accumulated other comprehensive income (loss)."

   Policy acquisition costs related to interest-sensitive and variable life products and certain investment-type products are deferred and amortized over the expected life of the contracts (periods ranging from 25 to 30 years) in proportion to estimated gross profits arising principally from investment results, mortality and expense margins, and surrender charges based on historical and anticipated future experience, which is updated periodically. The effect of changes to estimated gross profits on unamortized deferred acquisition costs is reflected in "General and administrative expenses" in the period such estimated gross profits are revised.

   Deferred policy acquisition costs related to non-participating term insurance are amortized over the expected life of the contracts in proportion to premium income. For guaranteed investment contracts, acquisition costs are expensed as incurred.

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                                                                         PART II

STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9


PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

   Prudential and the Company have offered programs under which policyholders, for a selected product or group of products, can exchange an existing policy or contract issued by Prudential or the Company for another form of policy or contract. These transactions are known as internal replacements. If the new policies have terms that are substantially similar to those of the earlier policies, the DAC is retained with respect to the new policies and amortized over the life of the new policies. If the terms of the new policies are not substantially similar to those of the former policy, the unamortized DAC on the surrendered policies is immediately charged to expense.

SECURITIES LOANED

Securities loaned are treated as financing arrangements and are recorded at the amount of cash received as collateral. The Company obtains collateral in an amount equal to 102% and 105% of the fair value of the domestic and foreign securities, respectively. The Company monitors the market value of securities loaned on a daily basis with additional collateral obtained as necessary. Non-cash collateral received is not reflected in the consolidated statements of financial position because the debtor typically has the right to redeem the collateral on short notice. Substantially all of the Company's securities loaned are with large brokerage firms.

SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

Securities sold under agreements to repurchase are treated as financing arrangements and are carried at the amounts at which the securities will be subsequently reacquired, including accrued interest, as specified in the respective agreements. Assets to be repurchased are the same, or substantially the same, as the assets transferred and the transferor, through right of substitution, maintains the right and ability to redeem the collateral on short notice. The market value of securities to be repurchased is monitored and additional collateral is obtained, where appropriate, to protect against credit exposure.

   Securities lending and securities repurchase agreements are used to generate net investment income and facilitate trading activity. These instruments are short-term in nature (usually 30 days or less). Securities loaned are collateralized principally by U.S. Government and mortgage-backed securities. Securities sold under repurchase agreements are collateralized principally by cash. The carrying amounts of these instruments approximate fair value because of the relatively short period of time between the origination of the instruments and their expected realization.

SEPARATE ACCOUNT ASSETS AND LIABILITIES

Separate Account assets and liabilities are reported at estimated fair value and represent segregated funds which are invested for certain policyholders and other customers. The assets consist of common stocks, fixed maturities, real estate related securities, and short-term investments. The assets of each account are legally segregated and are not subject to claims that arise out of any other business of the Company. Investment risks associated with market value changes are borne by the customers, except to the extent of minimum guarantees made by the Company with respect to certain accounts. The investment income and gains or losses for Separate Accounts generally accrue to the policyholders and are not included in the Consolidated Statements of Operations and Comprehensive Income. Mortality, policy administration and surrender charges on the accounts are included in "Policy charges and fee income".

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                                                                         PART II

STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9


PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

   Separate Accounts represent funds for which investment income and investment gains and losses accrue directly to, and investment risk is borne by, the policyholders, with the exception of the Pruco Life Modified Guaranteed Annuity Account. The Pruco Life Modified Guaranteed Annuity Account is a non-unitized Separate Account, which funds the Modified Guaranteed Annuity Contract and the Market Value Adjustment Annuity Contract. Owners of the Pruco Life Modified Guaranteed Annuity and the Market Value Adjustment Annuity Contracts do not participate in the investment gain or loss from assets relating to such accounts. Such gain or loss is borne, in total, by the Company.

CONTINGENCIES

Amounts related to contingencies are accrued if it is probable that a liability has been incurred and an amount is reasonably estimable. Management evaluates whether there are incremental legal or other costs directly associated with the ultimate resolution of the matter that are reasonably estimable and, if so, they are included in the accrual.

INSURANCE REVENUE AND EXPENSE RECOGNITION

Premiums from insurance policies are generally recognized when due. Benefits are recorded as an expense when they are incurred. For traditional life insurance contracts, a liability for future policy benefits is recorded using the net level premium method. For individual annuities in payout status, a liability for future policy benefits is recorded for the present value of expected future payments based on historical experience.

   Amounts received as payment for interest-sensitive life, individual annuities and guaranteed investment contracts are reported as deposits to "Policyholders' account balances". Revenues from these contracts reflected as "Policy charges and fee income" consist primarily of fees assessed during the period against the policyholders' account balances for mortality charges, policy administration charges and surrender charges. Benefits and expenses for these products include claims in excess of related account balances, expenses of contract administration, interest credited and amortization of deferred policy acquisition costs.

   Premiums, benefits and expenses are stated net of reinsurance ceded to other companies. Estimated reinsurance recoverables and the cost of reinsurance are recognized over the life of the reinsured policies using assumptions consistent with those used to account for the underlying policies.

FOREIGN CURRENCY TRANSLATION ADJUSTMENTS

Assets and liabilities of the Taiwan branch are translated to U.S. dollars at the exchange rate in effect at the end of the period. Revenues, benefits and other expenses are translated at the average rate prevailing during the period. Cumulative translation adjustments arising from the use of differing exchange rates from period to period are charged or credited directly to "Other comprehensive income (loss)." The cumulative effect of changes in foreign exchange rates are included in "Accumulated other comprehensive income (loss)".

ASSET MANAGEMENT FEES

Through December 31, 2000, the Company received asset management fee income from policyholder account balances invested in The Prudential Series Funds ("PSF"), which are a portfolio of mutual fund investments related

 62
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                                                                         PART II

STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9


PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

to the Company's Separate Account products (refer to Note 14). In addition, the Company receives fees from policyholder account balances invested in funds managed by companies other than Prudential. Asset management fees are recognized as income as earned.

DERIVATIVE FINANCIAL INSTRUMENTS

Derivatives are financial instruments whose values are derived from interest rates, foreign exchange rates, financial indices, or the value of securities or commodities. Derivative financial instruments used by the Company include swaps, futures, forwards and option contracts and may be exchange-traded or contracted in the over-the-counter market. See Note 11 for a discussion of the Company's use of derivative financial instruments and the related accounting and reporting treatment for such instruments.

INCOME TAXES

The Company and its subsidiary are members of the consolidated federal income tax return of Prudential and file separate company state and local tax returns. Pursuant to the tax allocation arrangement with Prudential, total federal income tax expense is determined on a separate company basis. Members with losses record tax benefits to the extent such losses are recognized in the consolidated federal tax provision. Deferred income taxes are generally recognized, based on enacted rates, when assets and liabilities have different values for financial statement and tax reporting purposes. A valuation allowance is recorded to reduce a deferred tax asset to that portion that is expected to be realized.

NEW ACCOUNTING PRONOUNCEMENTS

In September 2000, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of
Liabilities -- a replacement of FASB Statement No. 125." The Company has adopted the provisions of SFAS No. 140 relating to transfers and extinguishments of liabilities which are effective for periods occurring after March 31, 2001. The adoption did not have an effect on the results of operations of the Company.

   In June 2001, the FASB issued SFAS No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires that the Company account for all business combinations in the scope of the statement using the purchase method. SFAS No. 142 requires that an intangible asset acquired either individually or with a group of other assets shall initially be recognized and measured based on fair value. An intangible asset with a finite life is amortized over its useful life to the reporting entity; an intangible asset with an indefinite useful life, including goodwill, is not amortized. All intangible assets shall be tested for impairment in accordance with the statement. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001; however, goodwill and intangible assets acquired after June 30, 2001 are subject immediately to the nonamortization and amortization provisions of this statement. As of December 31, 2001, The Company does not have any goodwill or intangible assets.

   In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 eliminated the requirement that discontinued operations be measured at net realizable value

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                                                                         PART II

STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9


PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

or that entities include losses that have not yet occurred. SFAS No. 144 eliminated the exception to consolidation for a subsidiary for which control is likely to be temporary. SFAS No. 144 requires that long-lived assets that are to be disposed of by sale be measured at the lower of book value or fair value less cost to sell. An impairment for assets that are not considered to be disposed of is recognized only if the carrying amounts of long-lived assets are not recoverable and exceed their fair values. Additionally, SFAS No. 144 expands the scope of discontinued operations to include all components of an entity with operations and cash flows that (1) can be distinguished from the rest of the entity and (2) will be eliminated from the ongoing operations of the entity in a disposal transaction. SFAS No. 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001 and, generally, its provisions are to be applied prospectively.

RECLASSIFICATIONS

Certain amounts in the prior years have been reclassified to conform to the current year presentation.

3. INVESTMENTS

FIXED MATURITIES AND EQUITY SECURITIES:

The following tables provide additional information relating to fixed maturities and equity securities as of December 31:

---------------------------------------------------------------------------------------------------------------
                                                                                    2001
                                                              -------------------------------------------------
                                                                             GROSS        GROSS
                                                              AMORTIZED    UNREALIZED   UNREALIZED   ESTIMATED
                                                                 COST        GAINS        LOSSES     FAIR VALUE
                                                              ----------   ----------   ----------   ----------
                                                                               (IN THOUSANDS)
FIXED MATURITIES AVAILABLE FOR SALE
U.S. Treasury Securities and Obligations of U.S. Government
  Corporations and Agencies                                   $  303,606    $  1,496     $ 1,648     $  303,454
Foreign Government Bonds                                          27,332       2,122          --         29,454
Corporate Securities                                           3,594,386     116,186      28,834      3,681,738
Mortgage-backed Securities                                        10,148         160          61         10,247
                                                              ----------    --------     -------     ----------
Total Fixed Maturities Available For Sale                     $3,935,472    $119,964     $30,543     $4,024,893
                                                              ==========    ========     =======     ==========
FIXED MATURITIES HELD TO MATURITY
Corporate Securities                                          $       --    $     --     $    --     $       --
                                                              ----------    --------     -------     ----------
Total Fixed Maturities Held To Maturity                       $       --    $     --     $    --     $       --
                                                              ==========    ========     =======     ==========
EQUITY SECURITIES AVAILABLE FOR SALE                          $      173    $    220     $    18     $      375
                                                              ==========    ========     =======     ==========

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                                                                         PART II

STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9


PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3. INVESTMENTS (CONTINUED)


------------------------------------------------------------
                                                                                    2000
                                                              -------------------------------------------------
                                                                             GROSS        GROSS
                                                              AMORTIZED    UNREALIZED   UNREALIZED   ESTIMATED
                                                                 COST        GAINS        LOSSES     FAIR VALUE
                                                              ----------   ----------   ----------   ----------
                                                                               (IN THOUSANDS)
FIXED MATURITIES AVAILABLE FOR SALE
U.S. Treasury Securities and Obligations of U.S. Government
  Corporations and Agencies                                   $  309,609    $ 7,888      $    17     $  317,480
Foreign Government Bonds                                         136,133      8,093          520        143,706
Corporate Securities                                           3,075,023     43,041       49,538      3,068,526
Mortgage-backed Securities                                        31,479        330            0         31,809
                                                              ----------    -------      -------     ----------
Total Fixed Maturities Available For Sale                     $3,552,244    $59,352      $50,075     $3,561,521
                                                              ==========    =======      =======     ==========
FIXED MATURITIES HELD TO MATURITY
Corporate Securities                                          $  324,546    $ 1,500      $ 5,412     $  320,634
                                                              ----------    -------      -------     ----------
Total Fixed Maturities Held To Maturity                       $  324,546    $ 1,500      $ 5,412     $  320,634
                                                              ==========    =======      =======     ==========
EQUITY SECURITIES AVAILABLE FOR SALE                          $   13,446    $   197      $ 2,839     $   10,804
                                                              ==========    =======      =======     ==========

   The amortized cost and estimated fair value of fixed maturities, by contractual maturities at December 31, 2001 is shown below:

                                                                  AVAILABLE FOR SALE
                                                              ---------------------------
                                                              AMORTIZED    ESTIMATED FAIR
                                                                 COST          VALUE
                                                              ----------   --------------
                                                                    (IN THOUSANDS)
Due in one year or less                                       $  802,235     $  821,790
Due after one year through five years                          1,841,097      1,885,535
Due after five years through ten years                         1,026,709      1,045,693
Due after ten years                                              255,283        261,628
Mortgage-backed securities                                        10,148         10,247
                                                              ----------     ----------
Total                                                         $3,935,472     $4,024,893
                                                              ==========     ==========

   Actual maturities may differ from contractual maturities because issuers have the right to call or prepay obligations.

   Proceeds from the sale of fixed maturities available for sale during 2001, 2000, and 1999, were $2,380.4 million, $2,103.6 million, and $2,950.4 million, respectively. Gross gains of $40.3 million, $15.3 million, $13.1 million, and gross losses of $47.7 million, $33.9 million, and $31.1 million, were realized on those sales during 2001, 2000, and 1999, respectively.

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                                                                         PART II

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PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3. INVESTMENTS (CONTINUED)

   Proceeds from the maturity of fixed maturities available for sale during 2001, 2000, and 1999, were $273.4 million, $170.2 million, and $126.5 million, respectively.

   Writedowns for impairments which were deemed to be other than temporary for fixed maturities were $53.5 million, $12.3 million, and $11.2 million, for the years 2001, 2000 and 1999, respectively.

   Due to the adoption of FAS 133, "Accounting for Derivative Instruments and Hedging Activities", on January 1, 2001, the entire portfolio of fixed maturities classified as held to maturity were transferred to the available for sale category. The aggregate amortized cost of the securities was $324.5 million. Unrealized investment losses of $2.5 million, net of tax were recorded in "Accumulated Other Comprehensive income (loss)" at the time of transfer.

   During 2000, certain securities classified as held to maturity were transferred to the available for sale portfolio. These actions were taken as a result of a significant deterioration in credit worthiness. The aggregate amortized cost of the securities transferred was $6.6 million. Gross unrealized investment losses of $0.3 million were recorded in "Accumulated Other Comprehensive income (loss)" at the time of transfer. Prior to transfer, impairments related to these securities, if any, were included in "realized investment losses, net". During the year ended December 31, 1999, there were no securities classified as held to maturity that were transferred. During the years ended December 31, 2001, 2000, and 1999, there were no securities classified as held to maturity that were sold.

COMMERCIAL LOANS ON REAL ESTATE

The Company's commercial loans on real estate were collateralized by the following property types at December 31:

                                                                   2001            2000
                                                              --------------  --------------
                                                                      (IN THOUSANDS)
Retail Stores                                                 $4,623   56.4%  $5,615   60.2%
Industrial Buildings                                           3,567   43.6%   3,712   39.8%
                                                              ------  ------  ------  ------
  Net Carrying Value                                          $8,190  100.0%  $9,327  100.0%
                                                              ==============  ==============

   The concentration of commercial loans are in the states of Washington (47%), New Jersey (44%), and North Dakota (9%).

SPECIAL DEPOSITS AND RESTRICTED ASSETS

Fixed maturities of $2.9 million and $8.0 million at December 31, 2001 and 2000, respectively, were on deposit with governmental authorities or trustees as required by certain insurance laws. Equity securities restricted as to sale were $.2 million at December 31, 2001 and 2000, respectively.

OTHER LONG-TERM INVESTMENTS

The Company's "Other long-term investments" of $84.3 million and $83.7 million as of December 31, 2001 and 2000, respectively, are comprised of joint ventures and limited partnerships, the Company's investment in the Separate Accounts and certain derivatives for other than trading. Joint ventures and limited partnerships totaled

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                                                                         PART II

STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9


PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3. INVESTMENTS (CONTINUED)

$35.8 million and $34.3 million at December 31, 2001 and 2000, respectively. The Company's share of net income from the joint ventures was $1.6 million, $.9 million, and $.3 million, for the years ended December 31, 2001, 2000 and 1999, respectively, and is reported in "Net investment income." The Company's investment in the Separate Accounts was $44.0 million and $46.9 million at December 31, 2001 and 2000, respectively.

INVESTMENT INCOME AND INVESTMENT GAINS AND LOSSES

Net investment income arose from the following sources for the years ended December 31:


                                                                2001        2000        1999
                                                              ---------   ---------   ---------
                                                                       (IN THOUSANDS)
Fixed Maturities -- Available For Sale                        $279,477    $237,042    $188,236
Fixed Maturities -- Held To Maturity                                --      26,283      29,245
Equity Securities -- Available For Sale                             71          18          --
Commercial Loans On Real Estate                                    905       1,010       2,825
Policy Loans                                                    48,149      45,792      42,422
Short-Term Investments and Cash Equivalents                     24,253      29,582      19,208
Other                                                            6,021      16,539       4,432
                                                              --------    --------    --------
Gross Investment Income                                        358,876     356,266     286,368
  Less: Investment Expenses                                    (15,238)    (18,347)     (9,547)
                                                              --------    --------    --------
Net Investment Income                                         $343,638    $337,919    $276,821
                                                              ========    ========    ========

REALIZED INVESTMENT LOSSES, NET including charges for other than temporary reductions in value, for the years ended December 31, were from the following sources:

                                                                2001        2000        1999
                                                              ---------   ---------   ---------
                                                                       (IN THOUSANDS)
Fixed Maturities -- Available For Sale                        $(60,924)   $(34,600)   $(29,192)
Fixed Maturities -- Held To Maturity                                --        (212)        102
Equity Securities -- Available For Sale                            (56)        271         392
Derivatives                                                     (1,396)     15,039      (1,557)
Other                                                            1,900      (1,177)     (2,290)
                                                              --------    --------    --------
Realized Investment Losses, Net                               $(60,476)   $(20,679)   $(32,545)
                                                              ========    ========    ========

SECURITIES PLEDGED TO CREDITORS

The Company pledges investment securities it owns to unaffiliated parties through certain transactions including securities lending, securities sold under agreements to repurchase, and futures contracts. At December 31, 2001 and 2000, the carrying value of fixed maturities available for sale pledged to third parties as reported in the Consolidated Statements of Financial Position were $265.2 million and $287.8 million, respectively.

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                                                                         PART II

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PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3. INVESTMENTS (CONTINUED)

NET UNREALIZED INVESTMENT GAINS (LOSSES)

Net unrealized investment gains (losses) on securities available for sale are included in the Consolidated Statements of Financial Position as a component of "Accumulated other comprehensive income (loss)." Changes in these amounts include reclassification adjustments to exclude from "Other Comprehensive income
(loss)," those items that are included as part of "Net income" for a period that also had been part of "Other Comprehensive income (loss)" in earlier periods. The amounts for the years ended December 31, net of tax, are as follows:

                                                                                                                ACCUMULATED
                                                                                                                   OTHER
                                                                                                               COMPREHENSIVE
                                                                                                               INCOME (LOSS)
                                                                DEFERRED                         DEFERRED      RELATED TO NET
                                               UNREALIZED        POLICY       POLICYHOLDERS'    INCOME TAX       UNREALIZED
                                             GAINS (LOSSES)    ACQUISITION       ACCOUNT        (LIABILITY)      INVESTMENT
                                             ON INVESTMENTS       COSTS          BALANCES         BENEFIT      GAINS (LOSSES)
                                             --------------    -----------    --------------    -----------    --------------
                                                                              (IN THOUSANDS)
BALANCE, JANUARY 1, 1999                       $  25,169        $(13,115)        $ 2,680         $ (4,832)        $  9,902
Net investment gains (losses) on
  investments arising during the period         (138,268)             --              --           47,785          (90,483)
Reclassification adjustment for gains
  (losses) included in net income                 28,698              --              --           (9,970)          18,728
Impact of net unrealized investment gains
  (losses) on deferred policy acquisition
  costs                                               --          53,407              --          (16,283)          37,124
Impact of net unrealized investment gains
  (losses) on policyholders' account
  balances                                            --              --          (5,712)           2,077           (3,635)
                                               ---------        --------         -------         --------         --------
BALANCE, DECEMBER 31, 1999                       (84,401)         40,292          (3,032)          18,777          (28,364)
Net investment gains (losses) on
  investments arising during the period           56,707              --              --          (21,539)          35,168
Reclassification adjustment for gains
  (losses) included in net income                 34,329              --              --          (13,039)          21,290
Impact of net unrealized investment gains
  (losses) on deferred policy acquisition
  costs                                               --         (39,382)             --           14,177          (25,205)
Impact of net unrealized investment gains
  (losses) on policyholders' account
  balances                                            --              --           2,877           (1,036)           1,841
                                               ---------        --------         -------         --------         --------

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PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3. INVESTMENTS (CONTINUED)


                                                                                                                ACCUMULATED
                                                                                                                   OTHER
                                                                                                               COMPREHENSIVE
                                                                                                               INCOME (LOSS)
                                                                DEFERRED                         DEFERRED      RELATED TO NET
                                               UNREALIZED        POLICY       POLICYHOLDERS'    INCOME TAX       UNREALIZED
                                             GAINS (LOSSES)    ACQUISITION       ACCOUNT        (LIABILITY)      INVESTMENT
                                             ON INVESTMENTS       COSTS          BALANCES         BENEFIT      GAINS (LOSSES)
                                             --------------    -----------    --------------    -----------    --------------
                                                                              (IN THOUSANDS)
BALANCE, DECEMBER 31, 2000                         6,635             910            (155)          (2,660)           4,730
Net investment gains (losses) on
  investments arising during the period           22,007              --              --           (7,922)          14,085
Reclassification adjustment for gains
  (losses) included in net income                 60,980              --              --          (21,953)          39,027
Impact of net unrealized investment gains
  (losses) on deferred policy acquisition
  costs                                               --         (41,223)             --           14,840          (26,383)
Impact of net unrealized investment gains
  (losses) on policyholders' account
  balances                                            --              --           5,092           (1,833)           3,259
                                               ---------        --------         -------         --------         --------
BALANCE, DECEMBER 31, 2001                     $  89,622        $(40,313)        $ 4,937         $(19,528)        $ 34,718
                                               =========        ========         =======         ========         ========

4. DEFERRED POLICY ACQUISITION COSTS

The balances of and changes in deferred policy acquisition costs as of and for the years ended December 31, are as follows:

                                                                 2001          2000          1999
                                                              ----------    ----------    ----------
                                                                          (IN THOUSANDS)
Balance, Beginning of Year                                    $1,132,653    $1,062,785    $  861,713
Capitalization of Commissions, Sales and Issue Expenses          295,823       242,322       242,373
Amortization                                                    (156,092)     (129,049)      (96,451)
Change In Unrealized Investment (Gains) Losses                   (41,223)      (39,382)       53,407
Foreign Currency Translation                                       1,773        (4,023)        1,743
Transfer of Taiwan branch balance to an affiliated company       (73,104)           --            --
                                                              ----------    ----------    ----------
BALANCE, END OF YEAR                                          $1,159,830    $1,132,653    $1,062,785
                                                              ==========    ==========    ==========

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                                                                         PART II

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PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5. POLICYHOLDERS' LIABILITIES

Future policy benefits and other policyholder liabilities at December 31, are as follows:

                                                                2001        2000
                                                              --------    --------
                                                                 (IN THOUSANDS)
Life Insurance -- Domestic                                    $500,974    $429,825
Life Insurance -- Taiwan                                       260,632     226,272
Individual Annuities                                            32,423      31,817
Group Annuities                                                 14,201      14,948
                                                              --------    --------
                                                              $808,230    $702,862
                                                              ========    ========

   Life insurance liabilities include reserves for death benefits. Annuity liabilities include reserves for annuities that are in payout status.

   The following table highlights the key assumptions generally utilized in calculating these reserves:

PRODUCT                                         MORTALITY                  INTEREST RATE              ESTIMATION METHOD
-------                           -------------------------------------   ---------------   -------------------------------------
Life Insurance -- Domestic        Generally rates guaranteed in           2.5% to 11.25%    Net level premium based on
Variable and Interest-Sensitive   calculating cash surrender values                         non-forfeiture interest rate
Life Insurance -- Domestic Term   Best estimate plus a provision for       6.5% to 6.75%    Net level premium plus a provision
Insurance                         adverse deviation                                         for adverse deviation
Life Insurance -- International   Generally the Taiwan standard table      6.25% to 7.5%    Net level premium plus a provision
                                  plus a provision for adverse                              for adverse deviation
                                  deviation
Individual Annuities              Mortality table varies based on the     6.25% to 11.0%    Present value of expected future
                                  issue year of the contract. Current                       payments based on historical
                                  table (for 1998 & later issues) is                        experience
                                  the Annuity 2000 Mortality Table with
                                  certain modifications
Group Annuities                   1950 & 1971 Group Annuity Mortality         14.75%        Present value of expected future
                                  Table with certain modifications                          payments based on historical
                                                                                            experience

   Policyholders' account balances at December 31, are as follows:

                                                                 2001         2000
                                                              ----------   ----------
                                                                  (IN THOUSANDS)
Interest-Sensitive Life Contracts                             $1,976,710   $1,886,714
Individual Annuities                                             976,237      859,996
Guaranteed Investment Contracts                                  994,743      899,958
                                                              ----------   ----------
                                                              $3,947,690   $3,646,668
                                                              ==========   ==========

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                                                                         PART II

STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9


PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5. POLICYHOLDERS' LIABILITIES (CONTINUED)

   Policyholders' account balances for interest-sensitive life, individual annuities, and guaranteed investment contracts are equal to policy account values plus unearned premiums. The policy account values represent an accumulation of gross premium payments plus credited interest less withdrawals, expenses and mortality charges.

   Certain contract provisions that determine the policyholder account balances are as follows:

PRODUCT                           INTEREST RATE                   WITHDRAWAL/SURRENDER CHARGES
-------                          ---------------  ------------------------------------------------------------
Interest Sensitive Life           3.0% to 6.75%   Various up to 10 years
Contracts
Individual Annuities              3.0% to 16.0%   0% to 7% for up to 9 years
Guaranteed Investment Contracts  4.32% to 8.03%   Subject to market value withdrawal provisions for any funds withdrawn other than for benefit responsive and contractual payments

6. REINSURANCE

The Company participates in reinsurance, with Prudential and other companies, in order to provide greater diversification of business, provide additional capacity for future growth and limit the maximum net loss potential arising from large risks. Reinsurance ceded arrangements do not discharge the Company or the insurance subsidiary as the primary insurer. Ceded balances would represent a liability of the Company in the event the reinsurers were unable to meet their obligations to the Company under the terms of the reinsurance agreements. The likelihood of a material reinsurance liability reassumed by the Company is considered to be remote. The affiliated reinsurance agreements, including the Company's reinsurance of all its Taiwanese business, are described further in
Note 14.

   Reinsurance amounts included in the Consolidated Statements of Operations and Comprehensive Income for the year ended December 31, are as follows:

                                                                2001      2000      1999
                                                              --------   -------   -------
                                                                     (IN THOUSANDS)
Domestic:
Reinsurance premiums ceded -- affiliated                      $ (9,890)  $(7,641)  $(5,630)
Reinsurance premiums ceded -- unaffiliated                     (13,399)   (2,475)       --
Policyholders' benefits ceded                                   10,803     3,558     3,140
Taiwan after the transfer:
Reinsurance premiums ceded -- affiliated                       (82,433)       --        --
Policyholders' benefits ceded -- affiliated                     12,859        --        --
Taiwan before the transfer:
Reinsurance premiums ceded -- affiliated                          (107)   (1,573)   (1,252)
Reinsurance premiums ceded -- unaffiliated                        (167)   (2,830)   (1,745)
Policyholders' benefits ceded                                       71     1,914     1,088
Reinsurance premiums assumed                                       162     1,671     1,778

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                                                                         PART II

STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9


PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6. REINSURANCE (CONTINUED)

   Reinsurance recoverables, included in the Company's Consolidated Statements of Financial Position at December 31, were as follows:

                                                                2001      2000
                                                              --------   -------
                                                                (IN THOUSANDS)
Domestic Life Insurance -- affiliated                         $ 11,014   $ 8,765
Domestic Life Insurance -- unaffiliated                         14,850     2,037
Other Reinsurance -- affiliated                                 14,201    14,948
Taiwan Life Insurance -- affiliated                            260,632        --
Taiwan Life Insurance -- unaffiliated                               --     5,818
                                                              --------   -------
                                                              $300,697   $31,568
                                                              ========   =======

   The gross and net amounts of life insurance in force at December 31, were as follows:

                                                                  2001           2000           1999
                                                              ------------   ------------   ------------
                                                                            (IN THOUSANDS)
Life Insurance Face Amount In Force                           $ 84,317,628   $ 66,327,999   $ 54,954,680
Ceded To Other Companies                                       (25,166,264)    (7,544,363)    (2,762,319)
                                                              ------------   ------------   ------------
Net Amount of Life Insurance In Force                         $ 59,151,364   $ 58,783,636   $ 52,192,361
                                                              ============   ============   ============

7. EMPLOYEE BENEFIT PLANS

PENSION AND OTHER POSTRETIREMENT PLANS

The Company had a non-contributory defined benefit pension plan that covered substantially all of its Taiwanese employees. The pension plan was transferred to an affiliate on January 31, 2001 as described in Note 14. This plan was established as of September 30, 1998 and the projected benefit obligation and related expenses at December 31, 2000 were not material to the Consolidated Statements of Financial Position or results of operations for the years presented. All other employee benefit costs are allocated to the Company by Prudential in accordance with the service agreement described in Footnote 14.

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PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8. INCOME TAXES

The components of income taxes for the years ended December 31, are as follows:

                                                                2001       2000       1999
                                                              ---------   -------   --------
                                                                      (IN THOUSANDS)
Current Tax Expense (Benefit):
  U.S.                                                        $(100,946)  $ 8,588   $(14,093)
  State and Local                                                 1,866        38        378
  Foreign                                                           124        35         15
                                                              ---------   -------   --------
  Total                                                         (98,956)    8,661    (13,700)
                                                              ---------   -------   --------
Deferred Tax Expense (Benefit):
  U.S.                                                           76,155    43,567     42,320
  State and Local                                                (2,454)    2,204      1,316
                                                              ---------   -------   --------
  Total                                                          73,701    45,771     43,636
                                                              ---------   -------   --------
Total Income Tax Expense                                      $ (25,255)  $54,432   $ 29,936
                                                              =========   =======   ========

   The income tax expense for the years ended December 31, differs from the amount computed by applying the expected federal income tax rate of 35% to income from operations before income taxes for the following reasons:

                                                                2001      2000      1999
                                                              --------   -------   -------
                                                                     (IN THOUSANDS)
Expected Federal Income Tax Expense                           $ 14,814   $55,275   $29,936
  State and Local Income Taxes                                    (382)    1,457     1,101
  Non taxable investment income                                (38,693)   (6,443)   (1,010)
  Incorporation of Taiwan Branch                                (1,774)       --        --
  Other                                                            780     4,143       (91)
                                                              --------   -------   -------
Total Income Tax Expense                                      $(25,255)  $54,432   $29,936
                                                              ========   =======   =======

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                                                                         PART II

STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9


PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8. INCOME TAXES (CONTINUED)

   Deferred tax assets and liabilities at December 31, resulted from the items listed in the following table:

                                                                2001       2000
                                                              --------   --------
                                                                (IN THOUSANDS)
Deferred Tax Assets
  Insurance Reserves                                          $ 43,317   $100,502
  State Net Operating Losses                                     5,642      1,400
  Other                                                          9,309      8,610
                                                              --------   --------
  Deferred Tax Assets                                           58,268    110,512
                                                              --------   --------
  Deferred Tax Liabilities
  Deferred Acquisition Costs                                   324,082    324,023
  Net Unrealized Gains on Securities                            32,264      2,389
  Investments                                                   20,644     19,577
                                                              --------   --------
  Deferred Tax Liabilities                                     376,990    345,989
                                                              --------   --------
Net Deferred Tax Liability                                    $318,722   $235,477
                                                              ========   ========

   Management believes that based on its historical pattern of taxable income, the Company and its subsidiary will produce sufficient income in the future to realize its deferred tax assets. Adjustments to the valuation allowance will be made if there is a change in management's assessment of the amount of the deferred tax asset that is realizable. At December 31, 2001 and 2000, the Company and its subsidiary had no federal operating loss carryforwards for tax purposes. At December 31, 2001 and December 31, 2000, the Company had state operating loss carryforwards for tax purposes of $369 million and $91 million, which expire by 2021 and 2020, respectively.

   The Internal Revenue Service (the "Service") has completed all examinations of the consolidated federal income tax returns through 1992. The Service has examined the years 1993 through 1995. Discussions are being held with the Service with respect to proposed adjustments. Management, however, believes there are adequate defenses against, or sufficient reserves to provide for such adjustments. The Service has completed its examination of 1996 and has begun its examination of 1997 through 2000.

9. STATUTORY NET INCOME AND SURPLUS

The Company is required to prepare statutory financial statements in accordance with accounting practices prescribed or permitted by the Arizona Department of Insurance and the New Jersey Department of Banking and Insurance. Statutory accounting practices primarily differ from GAAP by charging policy acquisition costs to expense as incurred, establishing future policy benefit liabilities using different actuarial assumptions and valuing investments, deferred taxes, and certain assets on a different basis.

   Statutory net income (loss) of the Company amounted to $71.5 million, $(50.5) million, and $(82.3) million for the years ended December 31, 2001, 2000, and 1999, respectively. Statutory surplus of the Company amounted to $728.7 million and $849.6 million at December 31, 2001 and 2000, respectively.

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                                                                         PART II

STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9


PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9. STATUTORY NET INCOME AND SURPLUS (CONTINUED)

   In March 1998, the NAIC adopted the Codification of Statutory Accounting Principles guidance ("Codification"), which replaces the current Accounting Practices and Procedures manual as the NAIC's primary guidance on statutory accounting as of January 1, 2001. Codification provides guidance for areas where statutory accounting has been silent and changes current statutory accounting in certain areas. The Company has adopted the Codification guidance effective January 1, 2001. As a result of these changes, the Company reported an increase to statutory surplus of $88 million, primarily relating to the recognition of deferred tax assets.

10. FAIR VALUE OF FINANCIAL INSTRUMENTS

The estimated fair values presented below have been determined using available market information and by applying valuation methodologies. Considerable judgment is applied in interpreting data to develop the estimates of fair value. Estimated fair values may not be realized in a current market exchange. The use of different market assumptions and/or estimation methodologies could have a material effect on the estimated fair values. The following methods and assumptions were used in calculating the estimated fair values (for all other financial instruments presented in the table, the carrying value approximates estimated fair value).

FIXED MATURITIES AND EQUITY SECURITIES

Estimated fair values for fixed maturities and equity securities, other than private placement securities, are based on quoted market prices or estimates from independent pricing services. Generally, fair values for private placement securities are estimated using a discounted cash flow model which considers the current market spreads between the U.S. Treasury yield curve and corporate bond yield curve, adjusted for the type of issue, its current credit quality and its remaining average life. The estimated fair value of certain non-performing private placement securities is based on amounts estimated by management.

COMMERCIAL LOANS ON REAL ESTATE

The estimated fair value of the portfolio of commercial loans on real estate is primarily based upon the present value of the expected future cash flows discounted at the appropriate U.S. Treasury rate, adjusted for the current market spread for a similar quality loan.

POLICY LOANS

The estimated fair value of policy loans is calculated using a discounted cash flow model based upon current U.S. Treasury rates and historical loan repayment patterns.

INVESTMENT CONTRACTS

For guaranteed investment contracts, estimated fair values are derived using discounted projected cash flows, based on interest rates being offered for similar contracts with maturities consistent with those remaining for the contracts being valued. For individual deferred annuities and other deposit liabilities, fair value approximates carrying value.

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PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10. FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

DERIVATIVE FINANCIAL INSTRUMENTS

Refer to Note 11 for the disclosure of fair values on these instruments.

The following table discloses the carrying amounts and estimated fair values of the Company's financial instruments at December 31:

                                                                       2001                      2000
                                                              -----------------------   -----------------------
                                                               CARRYING    ESTIMATED     CARRYING    ESTIMATED
                                                                VALUE      FAIR VALUE     VALUE      FAIR VALUE
                                                              ----------   ----------   ----------   ----------
                                                                               (IN THOUSANDS)
Financial Assets:
  Fixed Maturities: Available For Sale                        $4,024,893   $4,024,893   $3,561,521   $3,561,521
  Fixed Maturities: Held To Maturity                                  --           --      324,546      320,634
  Equity Securities                                                  375          375       10,804       10,804
  Commercial Loans on Real Estate                                  8,190       10,272        9,327       10,863
  Policy Loans                                                   874,065      934,203      855,374      883,460
  Short-Term Investments                                         215,610      215,610      202,815      202,815
  Cash and Cash Equivalents                                      374,185      374,185      453,071      453,071
  Separate Account Assets                                     14,920,584   14,920,584   16,230,264   16,230,264
Financial Liabilities:
  Investment Contracts                                         2,003,265    2,053,259    1,762,794    1,784,767
  Cash Collateral for Loaned Securities                          190,022      190,022      185,849      185,849
  Securities Sold Under Repurchase Agreements                     80,715       80,715      104,098      104,098
  Separate Account Liabilities                                14,920,584   14,920,584   16,230,264   16,230,264

11. DERIVATIVE AND OFF-BALANCE SHEET CREDIT-RELATED INSTRUMENTS

ADOPTION OF STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 133

The Company adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" as amended, on January 1, 2001. The adoption of this statement did not have a material impact on the results of operations of the Company.

ACCOUNTING FOR DERIVATIVES AND HEDGING ACTIVITIES

Derivatives are financial instruments whose values are derived from interest rates, foreign exchange rates, financial indices, or the value of securities or commodities. Derivative financial instruments used by the Company include swaps, futures, forwards and option contracts and may be exchange-traded or contracted in the over-the-counter market. Derivatives may be held for trading purposes or held for purposes other than trading. All of the Company's derivatives are held for purposes other than trading.

Derivatives held for purposes other than trading are used to seek to reduce exposure to interest rates and foreign currency risks associated with assets held or expected to be purchased or sold, and liabilities incurred or expected to

 76
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                                                                         PART II

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PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11. DERIVATIVE AND OFF-BALANCE SHEET CREDIT-RELATED INSTRUMENTS (CONTINUED)

be incurred. Other than trading derivatives are also used to manage the characteristics of the Company's asset/liability mix, and to manage the interest rate and currency characteristics of invested assets.

   Derivatives held for purposes other than trading are recognized on the Consolidated Statements of Financial Position at their fair value. On the date the derivative contract is entered into, the Company designates the derivative as either (1) a hedge of the fair value of a recognized asset or liability or unrecognized firm commitment ("fair value" hedge), (2) a hedge of a forecasted transaction or the variability of cash flows to be received or paid related to a recognized asset or liability ("cash flow" hedge), (3) a foreign currency or cash flow hedge ("foreign currency" hedge), (4) a hedge of a net investment in a foreign operation, or (5) a derivative that does not qualify for hedge accounting. As of December 31, 2001, none of the Company's derivatives qualify for hedge accounting treatment.

If a derivative does not qualify for hedge accounting, it is recorded at fair value in "Other long-term investments" or "Other liabilities" in the Consolidated Statements of Financial Position, and changes in fair value are included in earnings without considering changes in fair value of the hedged assets or liabilities. See "Types of Derivative Instruments" for further discussion of the classification of derivative activity in current earnings.

TYPES OF DERIVATIVE INSTRUMENTS

INTEREST RATE SWAPS

The Company uses interest rate swaps to reduce market risk from changes in interest rates and to manage interest rate exposures arising from mismatches between assets and liabilities. Under interest rate swaps, the Company agrees with other parties to exchange, at specified intervals, the difference between fixed-rate and floating-rate interest amounts calculated by reference to an agreed notional principal amount. Generally, no cash is exchanged at the outset of the contract and no principal payments are made by either party. Cash is paid or received based on the terms of the swap. These transactions are entered into pursuant to master agreements that provide for a single net payment to be made by one counterparty at each due date. The fair value of swap agreements is estimated based on proprietary pricing models or market quotes.

   If the criteria for hedge accounting are not met, the swap agreements are accounted for at fair value with changes in fair value reported in "Realized investment losses, net" in the Consolidated Statement of Operations. During the period that interest rate swaps are outstanding, net receipts or payments are include in" Net investment income" in the Consolidated Statement of Operations.

FUTURES AND OPTIONS

The Company uses exchange-traded Treasury futures and options to reduce market risk from changes in interest rates, and to manage the duration of assets and the duration of liabilities supported by those assets. In exchange-traded futures transactions, the Company agrees to purchase or sell a specified number of contracts, the value of which are determined by the value of designated classes of Treasury securities, and to post variation margin on a daily basis in an amount equal to the difference in the daily market values of those contracts. The Company enters into exchange-traded futures and options with regulated futures commissions merchants who are members of a trading exchange. The fair value of futures and options is based on market quotes.

                                                                              77
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                                                                         PART II

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PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11. DERIVATIVE AND OFF-BALANCE SHEET CREDIT-RELATED INSTRUMENTS (CONTINUED)

   Treasury futures move substantially in value as interest rates change and can be used to either modify or hedge existing interest rate risk. This strategy protects against the risk that cash flow requirements may necessitate liquidation of investments at unfavorable prices resulting from increases in interest rates. This strategy can be a more cost effective way of temporarily reducing the Company's exposure to a market decline than selling fixed income securities and purchasing a similar portfolio when such a decline is believed to be over.

   If futures meet hedge accounting criteria, changes in their fair value are deferred and recognized as an adjustment to the carrying value of the hedged item. Deferred gains or losses from the hedges for interest-bearing financial instruments are amortized as a yield adjustment over the remaining lives of the hedged item. Futures that do not qualify as hedges are carried at fair value with changes in value reported in "Realized investment losses, net."

   When the Company anticipates a significant decline in the stock market which will correspondingly affect its diversified portfolio, it may purchase put index options where the basket of securities in the index is appropriate to provide a hedge against a decrease in the value of the equity portfolio or a portion thereof. This strategy effects an orderly sale of hedged securities. When the Company has large cash flows which it has allocated for investment in equity securities, it may purchase call index options as a temporary hedge against an increase in the price of the securities it intends to purchase. This hedge permits such investment transactions to be executed with the least possible adverse market impact.

   Option premium paid or received is reported as an asset or liability and amortized into income over the life of the option. If options meet the criteria for hedge accounting, changes in their fair value are deferred and recognized as an adjustment to the hedged item. Deferred gains or losses from the hedges for interest-bearing financial instruments are recognized as an adjustment to interest income or expense of the hedged item. If the options do not meet the criteria for hedge accounting, they are fair valued, with changes in fair value reported in current period earnings.

CURRENCY DERIVATIVES

The Company uses currency swaps to reduce market risk from changes in currency values of investments denominated in foreign currencies that the Company either holds or intends to acquire and to manage the currency exposures arising from mismatches between such foreign currencies and the US Dollar.

   Under currency swaps, the Company agrees with other parties to exchange, at specified intervals, the difference between one currency and another at a forward exchange rate and calculated by reference to an agreed principal amount. Generally, the principal amount of each currency is exchanged at the beginning and termination of the currency swap by each party. These transactions are entered into pursuant to master agreements that provide for a single net payment to be made by one counterparty for payments made in the same currency at each due date.

   If currency swaps are effective as hedges of foreign currency translation and transaction exposures, gains or losses are recorded in a manner similar to the hedged item. If currency swaps do not meet hedge accounting criteria, gains or losses from those derivatives are recognized in "Realized investment (losses) gains, net."

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PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11. DERIVATIVE AND OFF-BALANCE SHEET CREDIT-RELATED INSTRUMENTS (CONTINUED)

The table below summarizes the Company's outstanding positions by derivative instrument types as of December 31, 2001 and 2000. All amounts presented have been classified as other than trading based on management's intent at the time of contract and throughout the life of the contract.

                         OTHER THAN TRADING DERIVATIVES

                           DECEMBER 31, 2001 AND 2000

                                 (IN THOUSANDS)

                                                                            2001                               2000
                                                              --------------------------------   --------------------------------
                                                                         ESTIMATED    CARRYING              ESTIMATED    CARRYING
                                                              NOTIONAL   FAIR VALUE    VALUE     NOTIONAL   FAIR VALUE    VALUE
                                                              --------   ----------   --------   --------   ----------   --------
NON-HEDGE ACCOUNTING
SWAP INSTRUMENTS
Interest Rate
  Asset                                                       $ 9,470      $  638      $  638    $  9,470     $  327      $  327
  Liability                                                        --          --          --          --         --          --
Currency
  Asset                                                        24,785       3,858       3,858          --         --          --
  Liability                                                        --          --          --          --         --          --
FUTURE CONTRACTS
US Treasury Futures
  Asset                                                        76,800         394         394     139,800      3,530       3,530
  Liability                                                    64,500         238         238      61,900      1,067       1,067
HEDGE ACCOUNTING
SWAP INSTRUMENTS
Currency
  Asset                                                            --          --          --      28,326      1,633       2,155
  Liability                                                        --          --          --          --         --          --

CREDIT RISK

The current credit exposure of the Company's derivative contracts is limited to the fair value at the reporting date. Credit risk is managed by entering into transactions with creditworthy counterparties and obtaining collateral where appropriate and customary. The Company also attempts to minimize its exposure to credit risk through the use of various credit monitoring techniques. All of the net credit exposure for the Company from derivative contracts are with investment grade counterparties. As of December 31, 2001, 86% of notional consisted of interest rate derivatives, and 14% of notional consisted of foreign currency derivatives.

                                                                              79
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                                                                         PART II

STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9


PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12. CONTINGENCIES AND LITIGATION

Prudential and the Company are subject to legal and regulatory actions in the ordinary course of their businesses, including class actions. Pending legal and regulatory actions include proceedings relating to aspects of the businesses and operations that are specific to the Company and Prudential and that are typical of the businesses in which the Company and Prudential operate. Some of these proceedings have been brought on behalf of various alleged classes of complainants. In certain of these matters, the plaintiffs are seeking large and/or indeterminate amounts, including punitive or exemplary damages.

   Beginning in 1995, regulatory authorities and customers brought significant regulatory actions and civil litigation against the Company and Prudential involving individual life insurance sales practices. In 1996, Prudential, on behalf of itself and many of its life insurance subsidiaries including the Company entered into settlement agreements with relevant insurance regulatory authorities and plaintiffs in the principal life insurance sales practices class action lawsuit covering policyholders of individual permanent life insurance policies issued in the United States from 1982 to 1995. Pursuant to the settlements, the companies agreed to various changes to their sales and business practices controls, to a series of fines, and to provide specific forms of relief to eligible class members. Virtually all claims by class members filed in connection with the settlements have been resolved and virtually all aspects of the remediation program have been satisfied. While the approval of the class action settlement is now final, Prudential and the Company remain subject to oversight and review by insurance regulators and other regulatory authorities with respect to its sales practices and the conduct of the remediation program. The U.S. District Court has also retained jurisdiction as to all matters relating to the administration, consummation, enforcement and interpretation of the settlements.

   As of December 31, 2001, Prudential and/or the Company remained a party to approximately 44 individual sales practices actions filed by policyholders who "opted out" of the class action settlement relating to permanent life insurance policies issued in the United States between 1982 and 1995. In addition, there were 19 sales practices actions pending that were filed by policyholders who were members of the class and who failed to "opt out" of the class action settlement. Prudential and the Company believe that those actions are governed by the class settlement release and expects them to be enjoined and/or dismissed. Additional suits may be filed by class members who "opted out" of the class settlements or who failed to "opt out" but nevertheless seek to proceed against Prudential and/or the Company. A number of the plaintiffs in these cases seek large and/or indeterminate amounts, including punitive or exemplary damages. Some of these actions are brought on behalf of multiple plaintiffs. It is possible that substantial punitive damages might be awarded in any of these actions and particularly in an action involving multiple plaintiffs.

   Prudential has indemnified the Company for any liabilities incurred in connection with sales practices litigation covering policyholders of individual permanent life insurance policies issued in the United States from 1982 to 1995.

   The Company's litigation is subject to many uncertainties, and given the complexity and scope, the outcomes cannot be predicted. It is possible that the results of operations or the cash flow of the Company in a particular quarterly or annual period could be materially affected by an ultimate unfavorable resolution of pending litigation

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                                                                         PART II

STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9


PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12. CONTINGENCIES AND LITIGATION (CONTINUED)

and regulatory matters. Management believes, however, that the ultimate outcome of all pending litigation and regulatory matters should not have a material adverse effect on the Company's financial position.

13. DIVIDENDS

The Company is subject to Arizona law which limits the amount of dividends that insurance companies can pay to stockholders. The maximum dividend which may be paid in any twelve month period without notification or approval is limited to the lesser of 10% of statutory surplus as of December 31 of the preceding year or the net gain from operations of the preceding calendar year. Cash dividends may only be paid out of surplus derived from realized net profits. Based on these limitations, the Company would not be permitted a dividend distribution until December 29, 2002.

   During 2001, the Company received approval from the Arizona Department of Insurance to pay an extraordinary dividend to Prudential of $108 million.

14. RELATED PARTY TRANSACTIONS

The Company has extensive transactions and relationships with Prudential and other affiliates. It is possible that the terms of these transactions are not the same as those that would result from transactions among wholly unrelated parties.

EXPENSE CHARGES AND ALLOCATIONS

All of the Company's expenses are allocations or charges from Prudential or other affiliates. These expenses can be grouped into the following categories: general and administrative expenses, retail distribution expenses and asset management fees.

   The Company's general and administrative expenses are charged to the Company using allocation methodologies based on business processes. Management believes that the methodology is reasonable and reflects costs incurred by Prudential to process transactions on behalf of the Company. Prudential and the Company operate under service and lease agreements whereby services of officers and employees (except for those agents employed directly by the Company in Taiwan), supplies, use of equipment and office space are provided by Prudential. The Company is allocated estimated distribution expenses from Prudential's retail agency network for both its domestic life and annuity products. The Company has capitalized the majority of these distribution expenses as deferred policy acquisition costs. Beginning April 1, 2000, Prudential and the Company agreed to revise the estimate of allocated distribution expenses to reflect a market based pricing arrangement.

   In accordance with a profit sharing agreement with Prudential that was in effect through December 31, 2000, the Company received fee income from policyholder account balances invested in the Prudential Series Funds ("PSF"). These revenues were recorded as "Asset management fees" in the Consolidated Statements of Operations and Comprehensive Income. The Company was charged an asset management fee by Prudential Global Asset Management ("PGAM") and Jennison Associates LLC ("Jennison") for managing the PSF portfolio. These fees are a component of "general, administrative and other expenses."

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                                                                         PART II

STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9


PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14. RELATED PARTY TRANSACTIONS (CONTINUED)

   On September 29, 2000, the Board of Directors for the Prudential Series Fund, Inc. ("PSFI") adopted resolutions to terminate the existing management agreement between PSFI and Prudential, and has appointed another subsidiary of Prudential as the fund manager for the PSF. The change was approved by the shareholders of PSF during early 2001 and effective January 1, 2001. The Company no longer receives fees associated with the PSF. In addition, the Company will no longer incur the asset management expense from PGAM and Jennison associated with the PSF.

CORPORATE OWNED LIFE INSURANCE

The Company has sold three Corporate Owned Life Insurance ("COLI") policies to Prudential. The cash surrender value included in Separate Accounts was $647.2 million and $685.9 million at December 31, 2001 and December 31, 2000, respectively. The fees received related to the COLI policies were $7.0 million and $9.6 million for the years ending December 31, 2001 and 2000.

REINSURANCE

The Company currently has four reinsurance agreements in place with Prudential and affiliates. Specifically, the Company has a reinsurance Group Annuity Contract, whereby the reinsurer, in consideration for a single premium payment by the Company, provides reinsurance equal to 100% of all payments due under the contract. In addition, there are two yearly renewable term agreements in which the Company may offer and the reinsurer may accept reinsurance on any life in excess of the Company's maximum limit of retention. The Company is not relieved of its primary obligation to the policyholder as a result of these reinsurance transactions. These agreements had no material effect on net income for the periods ended December 31, 2001 or 2000. The fourth agreement, which is new for 2001, is described in the following paragraphs.

   On January 31, 2001, the Company transferred all of its assets and liabilities associated with the Company's Taiwan branch including Taiwan's insurance book of business to an affiliated Company, Prudential Life Insurance Company of Taiwan Inc. ("Prudential of Taiwan"), a wholly owned subsidiary of the Holding Company.

   The mechanism used to transfer this block of business in Taiwan is referred to as a "full acquisition and assumption" transaction. Under this mechanism, the Company is jointly liable with Prudential of Taiwan for two years from the giving of notice to all obligees for all matured obligations and for two years after the maturity date of not-yet-matured obligations. Prudential of Taiwan is also contractually liable, under indemnification provisions of the transaction, for any liabilities that may be asserted against the Company. The transfer of the insurance related assets and liabilities was accounted for as a long-duration coinsurance transaction under accounting principles generally accepted in the United States. Under this accounting treatment, the insurance related liabilities remain on the books of the Company and an offsetting reinsurance recoverable is established.

   As part of this transaction, the Company made a capital contribution to Prudential of Taiwan in the amount of the net equity of the Company's Taiwan branch as of the date of transfer. In July 2001, the Company dividended its interest in Prudential of Taiwan to Prudential.

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                                                                         PART II

STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9


PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14. RELATED PARTY TRANSACTIONS (CONTINUED)

   Premiums and benefits ceded for the period ending December 31, 2001 from the Taiwan coinsurance agreement were $82.4 million and $12.9 million, respectively.

DEBT AGREEMENTS

In July 1998, the Company established a revolving line of credit facility of up to $500 million with Prudential Funding LLC, a wholly owned subsidiary of Prudential. There is no outstanding debt relating to this credit facility as of December 31, 2001 or December 31, 2000.

                                                                              83
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                                                                         PART II

STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9


REPORT OF INDEPENDENT ACCOUNTANTS

TO THE BOARD OF DIRECTORS AND STOCKHOLDER OF
PRUCO LIFE INSURANCE COMPANY

In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of Pruco Life Insurance Company (a wholly-owned subsidiary of The Prudential Insurance Company of America) and its subsidiary at December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP
New York, New York
February 21, 2002

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                                                                         PART II

STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9



PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARY



CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)


AS OF JUNE 30, 2002 AND DECEMBER 31, 2001 (IN THOUSANDS)



---------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------
                                                               JUNE 30,    DECEMBER 31,
                                                                 2002          2001
                                                              -----------  ------------
ASSETS
Fixed maturities
  Available for sale, at fair value (amortized cost, 2002:
    $4,304,687; 2001: $3,935,472)                             $ 4,414,108  $  4,024,893
Equity securities -- available for sale, at fair value
  (cost, 2002: $5,138; 2001: $173)                                  5,331           375
Commercial loans on real estate                                     7,582         8,190
Policy loans                                                      878,540       874,065
Short-term investments                                            125,059       215,610
Other long-term investments                                        87,594        84,342
                                                              -----------  ------------
        Total investments                                       5,518,214     5,207,475
Cash and cash equivalents                                         525,136       374,185
Deferred policy acquisition costs                               1,210,029     1,159,830
Accrued investment income                                          80,960        77,433
Reinsurance recoverable                                           381,512       300,697
Receivables from affiliates                                        45,054        33,074
Other assets                                                       39,140        20,134
Separate Account assets                                        13,723,881    14,920,584
                                                              -----------  ------------
TOTAL ASSETS                                                  $21,523,926  $ 22,093,412
                                                              ===========  ============
LIABILITIES AND STOCKHOLDER'S EQUITY
LIABILITIES
Policyholders' account balances                               $ 4,363,024  $  3,947,690
Future policy benefits and other policyholder liabilities         851,693       808,230
Cash collateral for loaned securities                             220,278       190,022
Securities sold under agreement to repurchase                     268,055        80,715
Income taxes payable                                              273,526       266,096
Other liabilities                                                 157,782       228,596
Separate Account liabilities                                   13,723,881    14,920,584
                                                              -----------  ------------
TOTAL LIABILITIES                                              19,858,239    20,441,933
                                                              -----------  ------------
CONTINGENCIES (SEE FOOTNOTE 2)
STOCKHOLDER'S EQUITY
Common stock, $10 par value;
    1,000,000 shares, authorized; 250,000 shares, issued and
     outstanding                                                    2,500         2,500
Paid-in-capital                                                   466,748       466,748
Retained earnings                                               1,149,867     1,147,665
Accumulated other comprehensive income:
    Net unrealized investment gains                                46,500        34,718
    Foreign currency translation adjustments                           72         (152)
                                                              -----------  ------------
Accumulated other comprehensive income                             46,572        34,566
                                                              -----------  ------------
TOTAL STOCKHOLDER'S EQUITY                                      1,665,687     1,651,479
                                                              -----------  ------------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                    $21,523,926  $ 22,093,412
                                                              ===========  ============



                 See Notes to Consolidated Financial Statements


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                                                                         PART II

STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9



PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARY



CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)


THREE AND SIX MONTHS ENDED JUNE 30, 2002 AND 2001 (IN THOUSANDS)



-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
                                                               SIX MONTHS ENDED     THREE MONTHS ENDED
                                                                   JUNE 30,              JUNE 30,
                                                              -------------------   -------------------
                                                                2002       2001       2002       2001
                                                              --------   --------   --------   --------
REVENUES
Premiums                                                      $ 41,266   $ 47,354   $ 22,968   $ 23,936
Policy charges and fee income                                  258,748    240,330    131,715    121,226
Net investment income                                          163,796    174,803     82,325     84,493
Realized investment (losses) gains, net                        (32,306)       307    (26,080)   (10,570)
Asset management fees                                            5,132      3,869      2,880      1,716
Other income                                                     7,633        740      6,425         70
                                                              --------   --------   --------   --------
TOTAL REVENUES                                                 444,269    467,403    220,233    220,871
                                                              --------   --------   --------   --------
BENEFITS AND EXPENSES
Policyholders' benefits                                        116,929    115,490     59,116     58,585
Interest credited to policyholders' account balances            96,672     98,033     49,486     49,225
General, administrative and other expenses                     231,577    201,061    137,221     97,522
                                                              --------   --------   --------   --------
TOTAL BENEFITS AND EXPENSES                                    445,178    414,584    245,823    205,332
                                                              --------   --------   --------   --------
(Loss) Income from operations before income taxes                 (909)    52,819    (25,590)    15,539
                                                              --------   --------   --------   --------
Income tax (benefit) provision                                  (3,116)    11,286     (8,326)     2,645
                                                              --------   --------   --------   --------
NET INCOME (LOSS)                                                2,207     41,533    (17,264)    12,894
                                                              --------   --------   --------   --------
Other comprehensive income, net of tax:
Unrealized gains (losses) on securities, net of
  reclassification adjustment                                   11,782      9,396     30,928     (7,215)
Foreign currency translation adjustments                           224      3,320        219         --
                                                              --------   --------   --------   --------
Other comprehensive income (loss)                               12,006     12,716     31,147     (7,215)
                                                              --------   --------   --------   --------
TOTAL COMPREHENSIVE INCOME                                    $ 14,213   $ 54,249   $ 13,883   $  5,679
                                                              ========   ========   ========   ========



                 See Notes to Consolidated Financial Statements


 86
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                                                                         PART II

STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9



PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARY



CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY (UNAUDITED)


PERIODS ENDED JUNE 30, 2002 AND DECEMBER 31, 2001 AND 2000 (IN THOUSANDS)



----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
                                                                                                ACCUMULATED
                                                                                                   OTHER           TOTAL
                                                              COMMON   PAID-IN-    RETAINED    COMPREHENSIVE   STOCKHOLDER'S
                                                              STOCK    CAPITAL     EARNINGS    INCOME (LOSS)      EQUITY
                                                              ------   --------   ----------   -------------   -------------
BALANCE, JANUARY 1, 2000                                      $2,500   $439,582   $1,258,428     $(30,691)      $1,669,819
Net income                                                       --          --      103,496           --          103,496
Contribution from Parent                                         --      27,166           --           --           27,166
Change in foreign currency translation adjustments, net of
  taxes                                                          --          --           --         (993)            (993)
Change in net unrealized investment losses, net of
  reclassification adjustment and taxes                          --          --           --       33,094           33,094
                                                              ------   --------   ----------     --------       ----------
BALANCE, DECEMBER 31, 2000                                    2,500     466,748    1,361,924        1,410        1,832,582
Net income                                                       --          --       67,582           --           67,582
Dividends to Parent                                              --          --     (153,816)          --         (153,816)
Policy credits to eligible Policyholders                         --          --     (128,025)          --         (128,025)
Change in foreign currency translation adjustments, net of
  taxes                                                          --          --           --        3,168            3,168
Change in net unrealized investment gains, net of
  reclassification adjustment and taxes                          --          --           --       29,988           29,988
                                                              ------   --------   ----------     --------       ----------
BALANCE, DECEMBER 31, 2001                                    2,500     466,748    1,147,665       34,566        1,651,479
Net income                                                       --          --        2,207           --            2,207
Policy credits to eligible Policyholders                         --          --           (5)          --               (5)
Change in foreign currency translation adjustments, net of
  taxes                                                          --          --           --          224              224
Change in net unrealized investment losses, net of
  reclassification adjustment and taxes                          --          --           --       11,782           11,782
                                                              ------   --------   ----------     --------       ----------
BALANCE, JUNE 30, 2002                                        $2,500   $466,748   $1,149,867      $46,572       $1,665,687
                                                              ======   ========   ==========     ========       ==========



                 See Notes to Consolidated Financial Statements


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                                                                         PART II

STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9



PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARY



CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)


SIX MONTHS ENDED JUNE 30, 2002 AND 2001 (IN THOUSANDS)



---------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------
                                                                 2002          2001
                                                              -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                    $     2,207   $    41,533
Adjustments to reconcile net income to net cash (used in)
  provided by operating activities:
  Policy charges and fee income                                   (34,645)      (39,033)
  Interest credited to policyholders' account balances             96,672        98,033
  Realized investment (gains) losses, net                          32,306          (307)
  Amortization and other non-cash items                            (5,284)      (12,227)
  Change in:
    Future policy benefits and other policyholders'
     liabilities                                                   43,463        33,903
    Accrued investment income                                      (3,527)        5,434
    Receivables from affiliates                                   (11,980)       24,651
    Policy loans                                                   (4,475)      (25,851)
    Deferred policy acquisition costs                             (50,199)       19,863
    Income taxes payable/receivable                                 7,430        38,364
    Other, net                                                    (54,661)      (54,544)
                                                              -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES                               17,307       129,819
                                                              -----------   -----------
CASH FLOWS USED IN INVESTING ACTIVITIES:
  Proceeds from the sale/maturity of:
    Fixed maturities:
      Available for sale                                          932,838     1,767,648
    Equity securities                                                  --           274
    Commercial loans on real estate                                   608           536
  Payments for the purchase of:
    Fixed maturities:
      Available for sale                                       (1,332,737)   (1,980,148)
    Equity securities                                                  (4)         (176)
  Cash collateral for loaned securities, net                       30,256        44,630
  Securities sold under agreement to repurchase, net              187,340       (39,988)
  Other long-term investments                                     (11,787)       (2,717)
  Short-term investments, net                                      90,536       103,855
                                                              -----------   -----------
CASH FLOWS USED IN INVESTING ACTIVITIES                          (102,950)     (106,086)
                                                              -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Policyholders' account balances:
    Deposits                                                      936,679       731,505
    Withdrawals                                                  (584,106)     (647,426)
  Cash payments to eligible policyholders                        (115,979)           --
  Cash provided to affiliate                                           --       (65,636)
                                                              -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES                              236,594        18,443
                                                              -----------   -----------
  Net increase in Cash and cash equivalents                       150,951        42,176
  Cash and cash equivalents, beginning of year                    374,185       453,071
                                                              -----------   -----------
CASH AND CASH EQUIVALENTS, END OF PERIOD                      $   525,136   $   495,247
                                                              ===========   ===========



                   Notes to Consolidated Financial Statements


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                                                                         PART II

STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9



PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARY



NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)



1. BASIS OF PRESENTATION



The accompanying interim consolidated financial statements have been prepared pursuant to the rules and regulations for reporting on Form 10-Q on the basis of accounting principles generally accepted in the United States. These interim financial statements are unaudited but reflect all adjustments which, in the opinion of management, are necessary to provide a fair presentation of the consolidated results of operations and financial condition of the Pruco Life Insurance Company ("the Company"), for the interim periods presented. The Company is a wholly owned subsidiary of the Prudential Life Insurance Company of America ("Prudential"), which in turn is a wholly owned subsidiary of Prudential Financial, Inc. All such adjustments are of a normal recurring nature. The results of operations for any interim period are not necessarily indicative of results for a full year. Certain amounts in the Company's prior year consolidated financial statements have been reclassified to conform with the current year presentation. These financial statements should be read in conjunction with the consolidated financial statements and notes thereto contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.



2. CONTINGENCIES AND LITIGATION



CONTINGENCIES



On an ongoing basis, our internal supervisory and control functions review the quality of our sales, marketing and other customer interface procedures and practices and may recommend modifications or enhancements. In certain cases, if appropriate, we may offer customers remediation and may incur charges, including the cost of such remediation, administrative costs and regulatory fines.



   It is possible that the results of operations or the cash flow of the Company in a particular quarterly or annual period could be materially affected as a result of payments in connection with the matters discussed above depending, in part, upon the results of operations or cash flow for such period. Management believes, however, that the ultimate payments in connection with these matters should not have a material adverse effect on the Company's financial position.



LITIGATION



Prudential and the Company are subject to legal and regulatory actions in the ordinary course of their businesses, including class actions. Pending legal and regulatory actions include proceedings relating to aspects of the businesses and operations that are specific to the Company and Prudential and that are typical of the businesses in which the Company and Prudential operate. Some of these proceedings have been brought on behalf of various alleged classes of complaintants. In certain of these matters, the plaintiffs are seeking large and/or indeterminate amounts, including punitive or exemplary damages.



   Beginning in 1995, regulatory authorities and customers brought significant regulatory actions and civil litigation against the Company and Prudential involving individual life insurance sales practices. In 1996, Prudential, on behalf of itself and many of its life insurance subsidiaries including the Company entered into settlement agreements with relevant insurance regulatory authorities and plaintiffs in the principal life insurance sales practices class action


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                                                                         PART II

STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9


PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARY



NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)


2. CONTINGENCIES AND LITIGATION (CONTINUED)


lawsuit covering policyholders of individual permanent life insurance policies issued in the United States from 1982 to 1995. Pursuant to the settlements, the companies agreed to various changes to their sales and business practices controls, to a series of fines, and to provide specific forms of relief to eligible class members. Virtually all claims by class members filed in connection with the settlements have been resolved and virtually all aspects of the remediation program have been satisfied. While the approval of the class action settlement is now final, Prudential and the Company remain subject to oversight and review by insurance regulators and other regulatory authorities with respect to its sales practices and the conduct of the remediation program. The U.S. District Court has also retained jurisdiction as to all matters relating to the administration, consummation, enforcement and interpretation of the settlements.



   As of June 30, 2002, Prudential and/or the Company remained a party to approximately 40 individual sales practices actions filed by policyholders who "opted out" of the class action settlement relating to permanent life insurance policies issued in the United States between 1982 and 1995. In addition, there were 17 sales practices actions pending that were filed by policyholders who were members of the class and who failed to "opt out" of the class action settlement. Prudential and the Company believe that those actions are governed by the class settlement release and expects them to be enjoined and/or dismissed. Additional suits may be filed by class members who "opted out" of the class settlements or who failed to "opt out" but nevertheless seek to proceed against Prudential and/or the Company. A number of the plaintiffs in these cases seek large and/or indeterminate amounts, including punitive or exemplary damages. Some of these actions are brought on behalf of multiple plaintiffs. It is possible that substantial punitive damages might be awarded in any of these actions and particularly in an action involving multiple plaintiffs.



   Prudential has indemnified the Company for any liabilities incurred in connection with sales practices litigation covering policyholders of individual permanent life insurance policies issued in the United States from 1982 to 1995.



   The Company's litigation is subject to many uncertainties, and given the complexity and scope, the outcomes cannot be predicted. It is possible that the results of operations or the cash flow of the Company in a particular quarterly or annual period could be materially effected by an ultimate unfavorable resolution of pending litigation and regulatory matters. Management believes, however, that the ultimate outcome of all pending litigation and regulatory matters should not have a material adverse effect on the Company's financial position.



3. RELATED PARTY TRANSACTIONS



The Company has extensive transactions and relationships with Prudential and other affiliates. It is possible that the terms of these transactions are not the same as those that would result from transactions among wholly unrelated parties.



EXPENSE CHARGES AND ALLOCATIONS



All of the Company's expenses are allocations or charges from Prudential or other affiliates. These expenses can be grouped into the following categories: general and administrative expenses, retail distribution expenses and asset management fees.


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STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9


PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARY



NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)


3. RELATED PARTY TRANSACTIONS (CONTINUED)


   The Company's general and administrative expenses are charged to the Company using allocation methodologies based on business processes. Management believes that the methodology is reasonable and reflects costs incurred by Prudential to process transactions on behalf of the Company. Prudential and the Company operate under service and lease agreements whereby services of officers and employees, supplies, use of equipment and office space are provided by Prudential.



   The Company is allocated estimated distribution expenses from Prudential's retail agency network for both its domestic life and annuity products. The estimate of allocated distribution expenses is intended to reflect a market based pricing arrangement. The Company has capitalized the majority of these distribution expenses as deferred policy acquisition costs.



   In accordance with a revenue sharing agreement with Prudential Investments LLC, which began on February 1, 2002, the Company receives fee income from policyholder account balances invested in the Prudential Series Funds ("PSF"). These revenues were recorded as "Asset management fees" in the Consolidated Statements of Operations and Comprehensive Income.



CORPORATE OWNED LIFE INSURANCE



The Company has sold three Corporate Owned Life Insurance ("COLI") policies to Prudential. The cash surrender value included in Separate Accounts was $626.7 million and $647.2 million at June 30, 2002 and December 31, 2001, respectively. The fees received related to the COLI policies were $4.4 million for both the periods ending June 30, 2002 and 2001.



REINSURANCE



The Company currently has four reinsurance agreements in place with Prudential and affiliates. Specifically, the Company has a reinsurance Group Annuity Contract, whereby the reinsurer, in consideration for a single premium payment by the Company, provides reinsurance equal to 100% of all payments due under the contract. In addition there are two yearly renewable term agreements in which the Company may offer and the reinsurer may accept reinsurance on any life in excess of the Company's maximum limit of retention. The Company is not relieved of its primary obligation to the policyholder as a result of these reinsurance transactions. These agreements had no material effect on net income for the periods ended June 30, 2002 or 2001. The fourth agreement is described below.



   On January 31, 2001, the Company transferred all of its assets and liabilities associated with the Company's Taiwan branch including Taiwan's insurance book of business to an affiliated Company, Prudential Life Insurance Company of Taiwan Inc. ("Prudential of Taiwan"), a wholly owned subsidiary of Prudential Financial, Inc.



   The mechanism used to transfer this block of business in Taiwan is referred to as a "full acquisition and assumption" transaction. Under this mechanism, the Company is jointly liable with Prudential of Taiwan for two years from the giving of notice to all obligees for all matured obligations and for two years after the maturity date of not-yet-matured obligations. Prudential of Taiwan is also contractually liable, under indemnification provisions of the transaction, for any liabilities that may be asserted against the Company. The transfer of the insurance related assets


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                                                                         PART II

STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9


PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARY



NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)


3. RELATED PARTY TRANSACTIONS (CONTINUED)


and liabilities was accounted for as a long-duration coinsurance transaction under accounting principles generally accepted in the United States. Under this accounting treatment, the insurance related liabilities remain on the books of the Company and an offsetting reinsurance recoverable is established.



   As part of this transaction, the Company made a capital contribution to Prudential of Taiwan in the amount of the net equity of the Company's Taiwan branch as of the date of transfer. In July 2001, the Company dividended its interest in Prudential of Taiwan to Prudential.



   Premiums ceded for the periods ending June 30, 2002 and 2001 from the Taiwan coinsurance agreement were $37.6 million and $41.3 million, respectively. Benefits ceded for the periods ending June 30, 2002 and 2001 from the Taiwan coinsurance agreement were $7.1 million and $6.0 million, respectively.



   Included in the reinsurance recoverable balances were affiliated reinsurance recoverables of $322.6 million and $285.8 million at June 30, 2002 and December 31, 2001, respectively. Of these affiliated amounts, the reinsurance recoverable related to the Taiwan coinsurance agreement was $297.5 million and $ 260.6 million at June 30, 2002 and December 31, 2001, respectively.



DEBT AGREEMENTS



In July 1998, the Company established a revolving line of credit facility of up to $500 million with Prudential Funding LLC, a wholly owned subsidiary of Prudential. There was no outstanding debt relating to this credit facility as of June 30, 2002 or December 31, 2001.


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                                                                         PART II

STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9


EXPERTS

The consolidated financial statements of Pruco Life and its subsidiary as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001 have been so included in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers LLP's principal business address is 1177 Avenue of the Americas, New York, New York 10036.

INDEMNIFICATION

Pruco Life, in conjunction with certain affiliates, maintains insurance on behalf of any person who is or was a trustee, director, officer, employee, or agent of Pruco Life, or who is or was serving at the request of Pruco Life as a trustee, director, officer, employee or agent of such other affiliated trust or corporation, against any liability asserted against and incurred by him or her arising out of his or her position with such trust or corporation.

   Arizona, being the state of organization of Pruco Life, permits entities organized under its jurisdiction to indemnify directors and officers with certain limitations. The relevant provisions of Arizona law permitting indemnification can be found in Section 10-850 et. seq. of the Arizona Statutes Annotated. The text of Pruco Life's By-law, Article VIII, which relates to indemnification of officers and directors, is incorporated by reference to
Exhibit 3(ii) to its form 10-Q filed August 15, 1997.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Pruco Life pursuant to the foregoing provisions or otherwise, Pruco Life has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Pruco Life of expenses incurred or paid by a director, officer or controlling person of Pruco Life in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Pruco Life will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                                                              93
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STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9


MARKET-VALUE
        ADJUSTMENT FORMULA
--------------------------------------------------------------------------------

MARKET-VALUE ADJUSTMENT FORMULA


With respect to residents of states, other than Pennsylvania, in which Strategic Partners Horizon Annuity is being offered.



The formula under which Pruco Life calculates the market value adjustment applicable to a full or partial surrender, annuitization, or settlement under Strategic Partners Horizon Annuity is set forth below. The market value adjustment is expressed as a multiplier factor. That is, the Contract Value after the market value adjustment ("MVA"), but before any surrender charge, is as follows: Contract Value (after MVA) = Contract Value (before MVA) X (1 +
MVA). The MVA itself is calculated as follows:


                            1 + I

                   MVA = [(-----------)to the N/12 power] -1
                           1 + J + .0025

where:  I   =    the guaranteed credited interest rate
                 (annual effective) for the given
                 contract at the time of withdrawal or
                 annuitization or settlement.
        J   =    the current credited interest rate
                 offered on new money at the time of
                 withdrawal or annuitization or
                 settlement for a guarantee period of
                 equal length to the number of whole
                 years remaining in the Contract's
                 current guarantee period plus one
                 year.
        N   =    equals the remaining number of months
                 in the contract's current guarantee
                 period (rounded up) at the time of
                 withdrawal or annuitization or
                 settlement.

We use the same MVA formula with respect to contracts issued in Pennsylvania, except that "J" in the formula above uses an interpolated rate as the current credited interest rate. Specifically, "J" is the interpolated current credited interest rate offered on new money at the time of withdrawal, annuitization, or settlement. The interpolated value is calculated using the following formula:

            m/365 X (n + 1) year rate + (365 - m)/365 X n year rate,

where "n" equals the number of whole years remaining in the Contract's current guarantee period, and "m" equals the number of days remaining in year "n" of the current guarantee period.
MARKET VALUE ADJUSTMENT EXAMPLE

(ALL STATES EXCEPT PENNSYLVANIA)

The following will illustrate the application of the Market-Value Adjustment. For simplicity, surrender charges are ignored in these hypothetical examples.

Positive market value adjustment

- Suppose a contract owner made an invested purchase payment of $10,000 on July 1, 2000 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2002. At the time, the Contract Value has accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.

- On May 1, 2002 the interest rate declared by Pruco Life for a guarantee period of 4 years (the number of whole years remaining plus 1) is 5%.

The following computations would be made:

1) Calculate the Charge Free Amount. The Charge Free Amount is the interest credited in the contract in the previous contract year. This amount is $600.00. It is not subject to a Market Value Adjustment.

2) Subtract the Charge Free Amount from the Contract Value. The result is the amount subject to a Market Value Adjustment (MVA).

                         $11,127.11 - $600.00 = $10,527.11

3) Determine the Market Value Adjustment factor.

    N =  38
    I =  6% (0.06)
    J =  5% (0.05)


    The MVA factor calculation would be: [(1.06)/(1.05 + .0025)] to the (38/12) power -1 = 0.02274


 94
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                                                                         PART II

STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9


4) Multiply the amount subject to a Market Value Adjustment by the factor calculated in Step 3.

                          $10,527.11 X 0.02274 = $239.39

5) Add together the Market Value Adjustment and the amount subject to the MVA.

                         $10,527.11 + $239.39 = $10,766.50

6) Add back the Charge Free Amount to get the total Contract Surrender Value.

                         $10,766.50 + $600.00 = $11,366.50

The MVA may not always be positive. Here is an example where it is negative.

- Suppose a contract owner made an invested purchase payment of $10,000 on July 1, 2000 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2002. At the time, the Contract Value has accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.

- On May 1, 2002 the interest rate declared by Pruco Life for a guarantee period of 4 years (the number of whole years remaining plus 1) is 7%.

The following computations would be made:

1) Calculate the Charge Free Amount. The Charge Free Amount is the interest credited in the contract in the previous contract year. This amount is $600.00. It is not subject to a Market Value Adjustment.

2) Subtract the Charge Free Amount from the Contract Value. The result is the amount subject to a Market Value Adjustment (MVA).

                         $11,127.11 - $600.00 = $10,527.11

3) Determine the Market Value Adjustment factor.

    N =  38
    I =  6% (0.06)
    J =  7% (0.07)


   The MVA factor calculation would be: [(1.06)/(1.07+.0025)] to the (38/12) power -1 = -0.03644


4) Multiply the amount subject to a Market Value Adjustment by the factor calculated in Step 3.

                         $10,527.11 X -0.03644 = -$383.61

5) Add together the Market Value Adjustment and the amount subject to the MVA.

                         $10,527.11 - $383.61 = $10,143.50

6) Add back the Charge Free Amount to get the total Contract Surrender Value.

                         $10,143.50 + $600.00 = $10,743.50

MARKET VALUE ADJUSTMENT EXAMPLE

(PENNSYLVANIA)

The following will illustrate the application of the Market-Value Adjustment. For simplicity, surrender charges are ignored in these hypothetical examples.

Positive market value adjustment

- Suppose a contract owner made an invested purchase payment of $10,000 on July 1, 2000 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2002. At the time, the Contract Value has accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.

- On May 1, 2002 the interest rate declared by Pruco Life for a guarantee period of 3 years (the number of whole years remaining) is 4%, and for a guarantee period of 4 years (the number of whole years remaining plus 1) is 5%.
    The following computations would be made:

1) Calculate the Charge Free Amount. The Charge Free Amount is the interest credited in the contract in the previous contract year. This amount is $600.00. It is not subject to a Market Value Adjustment.

2) Subtract the Charge Free Amount from the Contract Value. The result is the amount subject to a Market Value Adjustment (MVA).

                         $11,127.11 - $600.00 = $10,527.11

3) Determine the Market Value Adjustment factor.

    N =  38
    I =  6% (0.06)
    J =  [(60/365) X 0.05] + [((365-60)/365) X 0.04] =
         0.0416


   The MVA factor calculation would be: [(1.06)/(1.0416 + .0025)] to the (38/12) power-1 = 0.04902

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--------------------------------------------------------------------------------

                                                                         PART II

STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9


4) Multiply the amount subject to a Market Value Adjustment by the factor calculated in Step 3.

                          $10,527.11 X 0.04902 = $516.04

5) Add together the Market Value Adjustment and the amount subject to the MVA.

                        $10,527.11 + $ 516.04 = $11,043.15

6) Add back the Charge Free Amount to get the total Contract Surrender Value.

                         $11,043.15 + $600.00 = $11,643.15

The MVA may not always be positive. Here is an example where it is negative.

- Suppose a contract owner made an invested purchase payment of $10,000 on July 1, 2000 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2002. At the time, the Contract Value has accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.

- On May 1, 2002 the interest rate declared by Pruco Life for a guarantee period of 3 years (the number of whole years remaining) is 7%, and for a guarantee period of 4 years (the number of whole years remaining plus 1) is 8%.

The following computations would be made:

1) Calculate the Charge Free Amount. The Charge Free Amount is the interest credited in the contract in the previous contract year. This amount is $600.00. It is not subject to a Market Value Adjustment.

2) Subtract the Charge Free Amount from the Contract Value. The result is the amount subject to a Market Value Adjustment (MVA).

                         $11,127.11 - $600.00 = $10,527.11

3) Determine the Market Value Adjustment Factor.

    N =  38
    I =  6% (0.06)
    J =  [(60/365) X 0.08] + [((365 - 60)/365) X 0.07] =
         0.0716


   The MVA Factor calculation would be: [(1.06)/(1.0716 + .0025)] to the (38/12) power-1 = -0.04098


4) Multiply the amount subject to a Market Value Adjustment by the factor calculated in Step 3.

                         $10,527.11 X -0.04098 = -$431.40

5) Add together the Market Value Adjustment and the amount subject to the MVA.

                         $10,527.11 - $431.40 = $10,095.71

6) Add back the Charge Free Amount to get the total Contract Surrender Value.

                         $10,095.71 + $600.00 = $10,695.71

                                                                         PART II

STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9


IRA DISCLOSURE STATEMENT
--------------------------------------------------------------------------------

This statement is designed to help you understand the requirements of federal tax law which apply to your individual retirement annuity (IRA), your Roth IRA, your simplified employee pension IRA (SEP) for employer contributions, your Savings Incentive Match Plan for Employees (SIMPLE) IRA, or to one you purchase for your spouse. You can obtain more information regarding your IRA either from your sales representative or from any district office of the Internal Revenue Service. Those are federal tax law rules; state tax laws may vary.

FREE LOOK PERIOD

The annuity contract offered by this prospectus gives you the opportunity to return the contract for a full refund within 10 days (or whatever period is required by applicable state law) after it is delivered. This is a more liberal provision than is required in connection with IRAs. To exercise this "free-look" provision, return the contract to the representative who sold it to you or to the Prudential Annuity Service Center at the address shown on the first page of this prospectus.

ELIGIBILITY REQUIREMENTS

IRAs are intended for all persons with earned compensation whether or not they are covered under other retirement programs. Additionally, if you have a non-working spouse (and you file a joint tax return), you may establish an IRA on behalf of your non-working spouse. A working spouse may establish his or her own IRA. A divorced spouse receiving taxable alimony (and no other income) may also establish an IRA.

CONTRIBUTIONS AND DEDUCTIONS

Contributions to your IRA will be deductible if you are not an "active participant" in an employer maintained qualified retirement plan or you have "Adjusted Gross Income" (as defined under Federal tax laws) which does not exceed the "applicable dollar limit." IRA (or SEP) contributions must be made by no later than the due date for filing your income tax return for that year, excluding extensions (generally by April 15th). For a single taxpayer, the applicable dollar limitation is $34,000 in 2002, with the amount of IRA contribution which may be deducted reduced proportionately for Adjusted Gross Income between $34,000 -- $44,000. For married couples filing jointly, the applicable dollar limitation is $54,000, with the amount of IRA contribution which may be deducted reduced proportionately for Adjusted Gross Income between $54,000-$64,000. There is no deduction allowed for IRA contributions when Adjusted Gross Income reaches $44,000 for individuals and $64,000 for married couples filing jointly. Income limits are scheduled to increase until 2006 for single taxpayers and 2007 for married taxpayers.

   Contributions made by your employer to your SEP are excludable from your gross income for tax purposes in the calendar year for which the amount is contributed. Certain employees who participate in a SEP will be entitled to elect to have their employer make contributions to their SEP on their behalf or to receive the contributions in cash. If the employee elects to have contributions made on the employee's behalf to the SEP, those funds are not treated as current taxable income to the employee. Elective deferrals under a SEP are limited to $11,000 in 2002 with a permitted catch-up contribution of $1,000 for individuals age 50 and above. Contribution and catch-up contribution limits are scheduled to increase through 2006 and are indexed for inflation thereafter. Salary-reduction SEPs (also called "SARSEPs") are available only if at least 50% of the employees elect to have amounts contributed to the SARSEP and if the employer has 25 or fewer employees at all times during the preceding year. New SARSEPs may not be established after 1996.

   The IRA maximum annual contribution and your tax deduction is limited to the lesser of: (1) the maximum amount allowed by law, including catch-up contributions if applicable, or (2) 100% of your earned compensation. Contributions in excess of these limits may be subject to penalty. See below.

   Under a SEP agreement, the maximum annual contribution which your employer may make on your behalf to a SEP contract that is excludable from your income is the lesser of 25% of your salary or $40,000 in 2002. An employee who is a participant in a SEP

IRA DISCLOSURE STATEMENT CONTINUED
--------------------------------------------------------------------------------

                                                                         PART II

STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9


agreement may make after-tax contributions to the SEP contract, subject to the contribution limits applicable to IRAs in general. Those employee contributions will be deductible subject to the deductibility rules described above.

   The maximum tax deductible annual contribution that a divorced spouse with no other income may make to an IRA is the lesser of (1) the maximum amount allowed by law, including catch-up contributions if applicable or (2) 100% of taxable alimony.

   If you or your employer should contribute more than the maximum contribution amount to your IRA or SEP, the excess amount will be considered an "excess contribution." You are permitted to withdraw an excess contribution from your IRA or SEP before your tax filing date without adverse tax consequences. If, however, you fail to withdraw any such excess contribution before your tax filing date, a 6% excise tax will be imposed on the excess for the tax year of contribution.

   Once the 6% excise tax has been imposed, an additional 6% penalty for the following tax year can be avoided if the excess is (1) withdrawn before the end of the following year, or (2) treated as a current contribution for the following year. (See PREMATURE DISTRIBUTIONS below for penalties imposed on withdrawal when the contribution exceeds the maximum amount allowed by law, including catch-up contributions if applicable.)

IRA FOR NON-WORKING SPOUSE

If you establish an IRA for yourself, you may also be eligible to establish an IRA for your "non-working" spouse. In order to be eligible to establish such a spousal IRA, you must file a joint tax return with your spouse and, if your non-working spouse has compensation, his/her compensation must be less than your compensation for the year. Contributions of up to the maximum amount allowed by law, including catch-up contributions if applicable may be made to your IRA and the spousal IRA if the combined compensation of you and your spouse is at least equal to the amount contributed. If requirements for deductibility (including income levels) are met, you will be able to deduct an amount equal to the least of (i) the amount contributed to the IRAs; (ii) twice the maximum amount allowed by law, including catch-up contributions if applicable; or (iii) 100% of your combined gross income.

   Contributions in excess of the contribution limits may be subject to penalty. See above under "Contributions and Deductions." If you contribute more than the allowable amount, the excess portion will be considered an excess contribution. The rules for correcting it are the same as discussed above for regular IRAs.

   Other than the items mentioned in this section, all of the requirements generally applicable to IRAs are also applicable to IRAs established for non-working spouses.

ROLLOVER CONTRIBUTION

Once every year, you are permitted to withdraw any portion of the value of your IRA or SEP and reinvest it in another IRA or bond. Withdrawals may also be made from other IRAs and contributed to this contract. This transfer of funds from one IRA to another is called a "rollover" IRA. To qualify as a rollover contribution, the entire portion of the withdrawal must be reinvested in another IRA within 60 days after the date it is received. You will not be allowed a tax-deduction for the amount of any rollover contribution.

   A similar type of rollover to an IRA can be made with the proceeds of a qualified distribution from a qualified retirement plan or tax-sheltered annuity. Properly made, such a distribution will not be taxable until you receive payments from the IRA created with it. Unless you were a self-employed participant in the distributing plan, you may later roll over such a contribution to another qualified retirement plan as long as you have not mixed it with IRA (or SEP) contributions you have deducted from your income. (You may roll less than all of a qualified distribution into an IRA, but any part of it not rolled over will be currently includable in your income without any capital gains treatment.) Beginning in 2002, the rollover options increase. Funds can be rolled over from an IRA or SEP to another IRA or SEP or to another qualified retirement plan or 457

--------------------------------------------------------------------------------

                                                                         PART II

STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9


government plan even if additional contributions have been made to the account.

DISTRIBUTIONS

(a) PREMATURE DISTRIBUTIONS

At no time can your interest in your IRA or SEP be forfeited. To insure that your contributions will be used for retirement, the federal tax law does not permit you to use your IRA or SEP as security for a loan. Furthermore, as a general rule, you may not sell or assign your interest in your IRA or SEP to anyone. Use of an IRA (or SEP) as security or assignment of it to another will invalidate the entire annuity. It then will be includable in your income in the year it is invalidated and will be subject to a 10% tax penalty if you are not at least age 59 1/2 or totally disabled. (You may, however, assign your IRA or SEP without penalty to your former spouse in accordance with the terms of a divorce decree.)

   You may surrender any portion of the value of your IRA (or SEP). In the case of a partial surrender which does not qualify as a rollover, the amount withdrawn will be includable in your income and subject to the 10% penalty if you are not at least age 59 1/2 or totally disabled unless you comply with special rules requiring distributions to be made at least annually over your life expectancy.

   The 10% penalty tax does not apply to the withdrawal of an excess contribution as long as the excess is withdrawn before the due date of your tax return. Withdrawals of excess contributions after the due date of your tax return will generally be subject to the 10% penalty unless the excess contribution results from erroneous information from a plan trustee making an excess rollover contribution or unless you are over age 59 1/2 or are disabled.

(b) DISTRIBUTION AFTER AGE 59 1/2

Once you have attained age 59 1/2 (or have become totally disabled), you may elect to receive a distribution of your IRA (or SEP) regardless of when you actually retire. In addition, you must commence distributions from your IRA by April 1 following the year you attain age 70 1/2. You may elect to receive the distribution under any one of the periodic payment options available under the contract. The distributions from your IRA under any one of the periodic payment options or in one sum will be treated as ordinary income as you receive them to the degree that you have made deductible contributions. If you have made both deductible and nondeductible contributions, the portion of the distribution attributable to the nondeductible contribution will be tax-free.

(c) INADEQUATE DISTRIBUTIONS--50% TAX

Your IRA or SEP is intended to provide retirement benefits over your lifetime. Thus, federal tax law requires that you either (1) receive a lump-sum distribution of your IRA by April 1 of the year following the year in which you attain age 70 1/2 or (2) start to receive periodic payments by that date. If you elect to receive periodic payments, those payments must be sufficient to pay out the entire value of your IRA during your life expectancy (or over the joint life expectancies of you and your spouse/beneficiary.) The calculation is revised under the IRS final regulations for distributions beginning in 2003 and are optional for distributions in 2002. If the payments are not sufficient to meet these requirements, an excise tax of 50% will be imposed on the amount of any underpayment.

(d) DEATH BENEFITS

If you, (or your surviving spouse) die before receiving the entire value of your IRA (or SEP), the remaining interest must be distributed to your beneficiary (or your surviving spouse's beneficiary) in one lump-sum by December 31st of the fifth year after your (or your surviving spouse's death, or applied to purchase an immediate annuity for the beneficiary. This annuity must be payable over the life expectancy of the beneficiary beginning by December 31 of the year following the year after your or your spouse's death. If your spouse is the designated beneficiary, he or she is treated as the owner of the IRA. If minimum required distributions have begun and no designated beneficiary is identified by September 30 of the year following the year of death, the entire amount must be distributed

IRA DISCLOSURE STATEMENT CONTINUED
--------------------------------------------------------------------------------

                                                                         PART II

STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9


based on the life expectancy of the owner using the owner's age prior to death. A distribution of the balance of your IRA upon your death will not be considered a gift for federal tax purposes, but will be included in your gross estate for purposes of federal estate taxes.

ROTH IRAS

Section 408A of the Code permits eligible individuals to contribute to a type of IRA known as a "Roth IRA." Contributions may be made to a Roth IRA by taxpayers with adjusted gross incomes of less than $160,000 for married individuals filing jointly and less than $110,000 for single individuals. Married individuals filing separately are not eligible to contribute to a Roth IRA. The maximum amount of contributions allowable for any taxable year to all Roth IRAs maintained by an individual is generally the lesser of the maximum amount allowed by law and 100% of compensation for that year (the maximum amount allowed by law is phased out for incomes between $150,000 and $160,000 for married and between $95,000 and $110,000 for singles). The contribution limit is reduced by the amount of any contributions made to a non-Roth IRA. Contributions to a Roth IRA are not deductible.

   For taxpayers with adjusted gross income of $100,000 or less, all or part of amounts in a non-Roth IRA may be converted, transferred or rolled over to a Roth IRA. Some or all of the IRA value will typically be includable in the taxpayer's gross income. If such a rollover, transfer or conversion occurred before January 1, 1999, the portion of the amount includable in gross income must be included in income ratably over the next four years beginning with the year in which the transaction occurred. Provided a rollover contribution meets the requirements of IRAs under Section 408(d)(3) of the Code, a rollover may be made from a Roth IRA to another Roth IRA.

   UNDER SOME CIRCUMSTANCES, IT MAY NOT BE ADVISABLE TO ROLL OVER, TRANSFER OR CONVERT ALL OR PART OF A NON-ROTH IRA TO A ROTH IRA. PERSONS CONSIDERING A ROLLOVER, TRANSFER OR CONVERSION SHOULD CONSULT THEIR OWN TAX ADVISOR.

   "Qualified distributions" from a Roth IRA are excludable from gross income. A "qualified distribution" is a distribution that satisfies two requirements: (1) the distribution must be made (a) after the owner of the IRA attains age 59 1/2;
(b) after the owner's death; (c) due to the owner's disability; or (d) for a qualified first time homebuyer distribution within the meaning of Section 72(t)(2)(F) of the Code; and (2) the distribution must be made in the year that is at least five tax years after the first year for which a contribution was made to any Roth IRA established for the owner or five years after a rollover, transfer, or conversion was made from a non-Roth IRA to a Roth IRA. Distributions from a Roth IRA that are not qualified distributions will be treated as made first from contributions and then from earnings, and taxed generally in the same manner as distributions from a non-Roth IRA.

   Distributions from a Roth IRA need not commence at age 70 1/2. However, if the owner dies before the entire interest in a Roth IRA is distributed, any remaining interest in the contract must be distributed under the same rules applied to traditional IRAs where death occurs before the required beginning date.

REPORTING TO THE IRS

Whenever you are liable for one of the penalty taxes discussed above (6% for excess contributions, 10% for premature distributions or 50% for underpayments), you must file Form 5329 with the Internal Revenue Service. The form is to be attached to your federal income tax return for the tax year in which the penalty applies. Normal contributions and distributions must be shown on your income tax return for the year to which they relate.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

REGISTRATION FEES

Pruco Life is registering $500 million of interests in the market value adjusted annuity contracts described in this registration statement. Pruco Life has paid $46,000 to the SEC for the registration fees required under the Securities Act of 1933.

FEDERAL TAXES

Pruco Life Insurance Company estimates the federal tax effect associated with the deferred acquisition costs attributable to receipt of $500 million of purchase payments over a two year period to be approximately $4 million.

STATE TAXES

Pruco Life estimates that approximately $14,000 in premium taxes will be owed upon receipt of purchase payments under the contracts, and that additional premium taxes in the approximate amount of $773,000 would be owed if the full $500 million of purchase payments were applied to annuity options.

PRINTING COSTS

Pruco Life estimates that the cost of printing prospectuses for the amount of securities registered herein will be approximately $30,000.

LEGAL COSTS

This registration statement was prepared by Prudential attorneys whose time is allocated to Pruco Life.

ACCOUNTING COSTS

PricewaterhouseCoopers LLC, the independent public accountant that audits Pruco Life's financial statements, charges approximately $4,000 in connection with each filing of this registration statement with the Commission.

PREMIUM PAID TO INDEMNIFY OFFICERS

Officers and Directors of Pruco Life Insurance Company are indemnified under a policy that also covers officers and directors of other entities controlled by Prudential Financial, Inc. A portion of the cost of that policy is attributed to Pruco Life.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant, in connection with certain affiliates, maintains various insurance coverages under which the underwriter and certain affiliated persons may be insured against liability which may be incurred in such capacity, subject to the terms, conditions and exclusions of the insurance policies.

Arizona, being the state of organization of Pruco Life Insurance Company ("Pruco"), permits entities organized under its jurisdiction to indemnify directors and officers with certain limitations. The relevant provisions of Arizona law permitting indemnification can be found in Section 10-850, et seq. of the

Arizona Statutes Annotated. The text of Pruco's By-law, Article VIII which relates to indemnification of officers and directors, is incorporated by reference to Exhibit 3(ii) to its Form 10-Q, filed August 15, 1997.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

Not Applicable

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) EXHIBITS

(1) Form of a Distribution Agreement between Prudential Investment Management Services, Inc., ("PIMS") (Principal Underwriter) and Pruco Life Insurance Company (Depositor). (Note 2)


(1A) Amendment No. 1 to Distribution Agreement between PIMS and Pruco Life Insurance Company. (Note 1)


(3A) Articles of Incorporation of Pruco Life Insurance Company, as amended October 19, 1993. (Note 6)

(3B)   By-Laws of Pruco Life Insurance Company, as amended May 6, 1997. (Note
       7)


(4)    Form of Contract (Note 1)



(4)(a) Form of Application (Note 1)


23(A) Written consent of PricewaterhouseCoopers LLP, independent accountants. (Note 1)

23(B) Opinion of Counsel as to the legality of the securities being registered. (Note 1)

(24)   Powers of Attorney:

       (a)      Vivian L. Banta, Richard J. Carbone, Helen M. Galt
                (Note 3)

       (b)      James J. Avery, Jr. (Note 4)

       (c)      David R. Odenath, Jr., William J. Eckert and Ronald P. Joelson
                (Note 5)

(Note 1) Filed herewith.

(Note 2) Incorporated by reference to Post Effective Amendment No. 4 on Form S-1, Registration No. 33-61143, filed April 15, 1999, on behalf the Pruco Life Insurance Company.

(Note 3) Incorporated by reference to Post-Effective Amendment No. 5 to Form S-6, Registration No. 333-85115, filed on or about June 28, 2001 on behalf of the Pruco Life Variable Universal Account.

(Note 4) Incorporated by reference to Post-Effective Amendment No. 2 to Form S-6, Registration No. 333-07451, filed June 25, 1997 on behalf of the Pruco Life Variable Appreciable Account.

(Note 5) Incorporated by reference to initial Registration on Form N-4, Registration No. 333-52754, filed December 26, 2000 on behalf of the Pruco Life Flexible Premium Variable Annuity Account.

(Note 6) Incorporated by reference to Form S-6, Registration No. 333-07451, filed July 2, 1996, on behalf of the Pruco Life Variable Appreciable Account.

(Note 7) Incorporated by reference to Form 10-Q, Registration No. 033-37587, filed August 15, 1997, on behalf of the Pruco Life Insurance Company.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10 (a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on this 20 day of September 2002.


                                                  PRUCO LIFE INSURANCE COMPANY

                                                  (Registrant)
                                                  By: /s/ ANDREW J. MAKO
                                                  ------------------------------
                                                  ANDREW J. MAKO
                                                  EXECUTIVE VICE PRESIDENT

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                               SIGNATURE AND TITLE

             /s/*                                                September 20, 2002
          ----------------------------------------------------
                 VIVIAN L. BANTA
                 PRESIDENT AND CHAIRMAN

             /s/*                                                *By: /s/ C. CHRISTOPHER SPRAGUE
          ---------------------------------------------------    -------------------------------
                 WILLIAM J. ECKERT, IV                           C. CHRISTOPHER SPRAGUE
                 VICE PRESIDENT AND CHIEF                        (ATTORNEY-IN-FACT)
                 ACCOUNTING OFFICER,(PRINCIPAL
                 FINANCIAL OFFICER


             /s/*
          ----------------------------------------------------
                 RONALD P. JOELSON
                 DIRECTOR

             /s/*
          ----------------------------------------------------
                 RICHARD J. CARBONE
                 DIRECTOR

             /s/*
           ----------------------------------------------------
                 HELEN M. GALT
                 DIRECTOR


            /s/*
          ----------------------------------------------------
                 JAMES J. AVERY, JR.
                 VICE CHAIRMAN OF THE BOARD AND
                 DIRECTOR

             /s/*
          ----------------------------------------------------
                 DAVID R. ODENATH, JR.
                 DIRECTOR

                                  EXHIBIT INDEX

(1A)    Amendment No. 1 to Distribution Agreement

(4)     Form of Contract [MVA-2002]

(4)(a)  Form of Application [ORD 99720]

(23A)   Written Consent of PricewaterhouseCoopers LLC, independent accountants